As filed May 14,2001                                        File No. 333-37090
--------------------------------------------------------------------------------


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 AMENDMENT NO. 5


                            AUTOTRADECENTER.COM INC.
             (Exact name of registrant as specified in its charter)

            ARIZONA                            5010                           86-0879572
(State or other jurisdiction of      (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)       Classification Code Number)         Identification No.)


           15170 NORTH HAYDEN ROAD, SUITE 5, SCOTTSDALE, ARIZONA 85260
                                 (480) 556-6701
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ROGER L. BUTTERWICK, PRESIDENT
                            AUTOTRADECENTER.COM INC.
                        15170 NORTH HAYDEN ROAD, SUITE 5
                            SCOTTSDALE, ARIZONA 85260
                                 (480) 556-6701
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

                             Fay M. Matsukage, Esq.
                   Dill Dill Carr Stonbraker & Hutchings, P.C.
              455 Sherman Street, Suite 300, Denver, Colorado 80203
                       (303) 777-3737; (303) 777-3823 fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check
the following box.                                                           [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                            [ ] ___

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                   [ ] ___

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                   [ ] ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                                          [ ]


                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF                            PROPOSED MAXIMUM       PROPOSED MAX-IMUM
   SECURITIES TO BE             AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
      REGISTERED                 REGISTERED            UNIT                   PRICE            REGISTRATION FEE
Common stock issuable upon    2,828,800 shares           $1.00                $2,121,600               $560.10
conversion of Series C              (1)<F1>
preferred stock

Common stock issuable upon    8,359,223 shares           $ (1)<F1>            $3,182,400               $840.15
conversion of Series D             (1)<F1>(2)<F2>                                (2)<F2>
preferred stock

Common stock held by          6,247,143 shares           $1.84 (3)<F3>       $11,494,743             $3,034.61
selling security holders

Common stock issuable upon       75,000 shares           $1.03 (4)<F4>           $77,250                $20.39
exercise of stock option

Common stock issuable upon      105,000 shares           $1.20 (4)<F4>          $126,000                $33.27
exercise of stock option

Common stock issuable upon       55,000 shares           $5.40 (4)<F4>          $297,000                $78.41
exercise of warrants

Common stock                    175,000 shares           $0.50 (4)<F4>           $87,500                $23.10
issuable upon
exercise of warrants

Common stock held by            104,683 shares           $0.85 (5)<F5>           $88,457                $22.11
selling security holders

Common stock held by             55,000 shares          $0.335 (7)<F7>           $18,425                 $4.61
selling security holders

Total                        18,004,849 shares                               $17,493,375             $4,616.75 (6)<F6>
---------------


(1)<F1> An indeterminate number of additional securities are registered hereunder which may be issued, as provided in the Series C and D preferred stock definitions, in the event provisions against dilution become operative.

(2)<F2> Each share of Series D preferred stock is convertible into shares of the registrant's common stock using a conversion price equal to 65% of the average closing bid price for the common stock for the 10 trading days immediately preceding the date of conversion:

         # OF SHARES OF PREFERRED STOCK X $100 = # of shares of
         -------------------------------------
         65% of average closing bid price         common stock

         There were originally 31,824 shares of Series D preferred stock issued and outstanding. Accordingly, the aggregate dollar value of shares of Series D preferred stock to be converted is $3,182,400. The number of shares shown is equal to the number of shares issued upon conversion plus an estimate of shares still issuable upon conversion, using a conversion price of $0.25.

(3)<F3> Calculated, pursuant to Rule 457(c), using the average of the bid and asked prices as of May 11, 2000.

(4)<F4>  Calculated pursuant to Rule 457(g).

(5)<F5> Calculated, pursuant to Rule 457(c), using the average of the bid and asked prices as of January 26, 2001.


(6)<F6>  A filing fee of $4,640.72 has already been paid.

(7)<F7> Calculated, pursuant to Rule 457(c), using the average of the bid and asked prices as of April 18, 2001.



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                    Subject to Completion, dated May 14, 2001


                            AUTOTRADECENTER.COM INC.

                        18,004,849 SHARES OF COMMON STOCK

      This prospectus is for selling shareholders and covers 18,004,049 shares owned by them. We will not receive any proceeds from the resale of these shares. We have agreed to pay for all expenses of this offering.


      Our common stock is traded on the OTC Bulletin Board under the symbol "AUTC." On May 10, 2001, the closing price for our common stock was $0.28 per share.


      The selling shareholders or their transferees may use this prospectus to offer their shares for sale from time to time. They may sell their shares in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions, or through sales to one or more dealers for resale of such shares as principal, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders. The selling shareholders and intermediaries through whom such shares are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, and the profits realized or commissions received may be deemed underwriting compensation.

                                   ----------

      INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. A DETAILED EXPLANATION OF THESE RISKS IS INCLUDED IN ANOTHER SECTION OF THIS PROSPECTUS, BEGINNING ON PAGE 5.

                                   ----------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



               This date of this prospectus is _____________, 2001

                                TABLE OF CONTENTS

                                                                            PAGE

PROSPECTUS SUMMARY.............................................................3

RISK FACTORS...................................................................5

NOTE TO READERS...............................................................11

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................11

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................11

SELECTED FINANCIAL DATA.......................................................12

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
     RESULTS OF OPERATIONS....................................................13

BUSINESS......................................................................22

MANAGEMENT....................................................................29

SECURITIES OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT.................35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................36

SELLING STOCKHOLDERS..........................................................43

DESCRIPTION OF SECURITIES.....................................................45

PLAN OF DISTRIBUTION..........................................................47

SHARES ELIGIBLE FOR FUTURE SALE...............................................48

LEGAL PROCEEDINGS.............................................................48

EXPERTS.......................................................................48

AVAILABLE INFORMATION.........................................................49

REPORTS TO STOCKHOLDERS.......................................................49

INDEX TO FINANCIAL STATEMENTS.................................................50

FINANCIAL STATEMENTS.........................................................F-1

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this prospectus. You should carefully read this entire prospectus and the financial statements contained in this prospectus before purchasing our securities.

AUTOTRADECENTER.COM INC.

      We assist automobile manufacturers, finance companies, financial institutions, lease and rental companies, and automobile dealers in marketing their inventories of used automobiles over the Internet. This is referred to as "remarketing" in the automotive industry. We have developed technology that enables businesses with used vehicles to post their inventories on a website, provide detailed information about each vehicle, and sell these vehicles to other dealers. We believe that our services provide businesses with an efficient and cost-effective used vehicle redistribution or remarketing system as an alternative to traditional auto auctions.

      We were incorporated in Arizona on July 10, 1997 and commenced operations on September 22, 1997 at our office and warehouse facility in Scottsdale, Arizona. We were engaged primarily in the wholesale used car business, selling and buying primarily late model used vehicles to and from independent and franchised automobile dealers. "Dealers" refers to persons or entities that sell and buy automobiles as a business. We acquired late model trade-in vehicles from dealers and resold the vehicles to other dealers located in multiple geographic regions. We purchased, took title to, and sold vehicles to dealers through brokers. We refer to these operations as our land-based operations in this prospectus. On November 30, 2000, we formally decided to focus our efforts on remarketing services via the Internet. As of December 29, 2000, we sold our interest in three of our land-based operations and disposed of our last land-based operation in January 2001. Our management believes that focusing on remarketing services via the Internet offers the best chance for growth and profitability.

      Our land-based operations are reflected as discontinued operations in our financial statements. We generated revenues of $291,587 and incurred a net loss of $2,587,753 for the fiscal year ended March 31, 2000, $946,202 of which resulted from Internet remarketing operations and $1,641,551 of which resulted from land-based operations. Revenues generated and costs incurred from remarketing operations were not significant during that fiscal year. We first earned revenues from Internet remarketing services in April 2000. We generated revenues of $645,833 and incurred a net loss of $9,034,989 for the nine months ended December 31, 2000. All of these revenues resulted from Internet remarketing operations. $1,975,892 of the net loss is due to the discontinuance of our land-based operations.

      Our offices are located at 15170 North Hayden Road, Suite 5, Scottsdale, Arizona 85260, and our telephone number is (480) 556-6701.

THE OFFERING

Securities offered..................   2,828,800 shares of common stock issued or issuable upon conversion of Series
(We will not receive any of the        C preferred stock held by existing shareholders
proceeds from the resale of these
securities.)                           An estimated 8,359,223 shares of common stock issued or issuable upon conversion of Series D preferred stock (based on a conversion price of $0.25 per share) held by existing shareholders.  Since the conversion price is equal to
                                       65% of the average closing bid for the 10 trading days immediately preceding the date of conversion, the number of shares is subject to change.

                                       Up to 6,406,826 shares of common stock held by existing shareholders

                                       410,000 shares of common stock issuable upon exercise of stock options and warrants


                                       3



Securities outstanding.............    34,514,001 shares of common stock as of December 31, 2000
                                       12,852 shares of Series C preferred stock as of December 31, 2000
                                       17,034 shares of Series D preferred stock as of December 31, 2000

SUMMARY FINANCIAL INFORMATION


         The following summary financial data is based upon our consolidated financial statements included elsewhere in this prospectus. We have restated our financial statements due to our disposition of our land-based operations, which represents the disposal of a business segment. We have prepared our consolidated financial statements in accordance with generally accepted accounting principles. Our results of operations for any interim period do not necessarily indicate our results of operations for the full year. You should read this summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and our consolidated financial statements.


BALANCE SHEET DATA:

                                                  DECEMBER 31,      MARCH 31,         MARCH 31,       MARCH 31,
                                                      2000             2000             1999            1998
                                                   (RESTATED)      (RESTATED)        (RESTATED)      (RESTATED)

Current assets                                    $ 1,947,502      $ 5,489,176       $  401,628       $     --
Total assets                                      $12,266,256      $20,102,747       $4,790,817       $743,333
Current liabilities                               $ 1,959,829      $ 1,647,349       $1,343,936       $     --
Long-term liabilities                             $        --      $        --       $  535,817       $  3,465
Stockholders' equity                              $10,306,427      $18,455,398       $2,911,064       $739,868
Working capital (deficiency)                      $   (12,327)     $ 3,841,827       $ (942,308)      $     --

INCOME STATEMENT DATA:

                                                                                                   JULY 10, 1997
                                NINE MONTHS      NINE MONTHS                                        (INCEPTION)
                                   ENDED             ENDED         YEAR ENDED        YEAR ENDED       THROUGH
                                DECEMBER 31,     DECEMBER 31,       MARCH 31,        MARCH 31,        MARCH 31,
                                    2000            1999              2000             1999             1998
                                 (RESTATED)       (RESTATED)       (RESTATED)        (RESTATED)      (RESTATED)

Net sales                       $   645,833       $ 291,587       $   291,587        $      --        $    --
Net loss from continuing
  operations                    $(7,059,097)      $(522,448)      $  (946,202)       $(276,671)       $    --
Income (loss) from dis-
  continued operations          $(1,975,892)      $(118,307)      $(1,697,585)       $ 448,491        $15,899
Net income (loss) before
  taxes                         $(9,034,989)      $(640,755)      $(2,643,787)       $ 171,820        $15,899
Net income (loss)
                                $(9,034,989)      $(509,935)      $ 2,587,753)       $ 115,241        $12,384
Basic earnings (loss) per
  share
    Continuing operations       $     (0.22)      $   (0.03)      $     (0.04)       $   (0.02)       $    --
    Discontinued
      operations                $     (0.22)      $   (0.03)      $     (0.08)       $    0.03        $    --

Diluted earnings (loss)
  per share
    Continuing operations       $     (0.06)      $   (0.00)      $     (0.04)       $   (0.01)       $    --
    Discontinued
      operations                $     (0.06)      $   (0.00)      $     (0.08)       $    0.02        $    --

                                  RISK FACTORS

      The securities offered under this prospectus involve a high degree of risk. You should carefully consider the risk factors set forth below, as well as the other information appearing in this prospectus, before purchasing any of our securities.


      WE REQUIRE CASH OF $800,000 THROUGH AUGUST, 2001 TO SUSTAIN OPERATIONS. We project that we will not be operating at a break-even level until September 2001. Accordingly, we require $800,000 of cash through external sources through August 2001. If are unable to obtain this funding at the appropriate times, we may have to cut back operations.


      WE MAY NOT BE PROFITABLE IN THE FUTURE. We incorporated on July 10, 1997 and have been in operation since September 22, 1997. We experienced a net loss of $2,587,753 for the year ended March 31, 2000 and incurred a loss of $9,034,989 for the nine months ended December 31, 2000. We are continuing to expand our Internet operations. This expansion requires us to hire personnel and incur expenses prior to realizing the anticipated revenue associated with our expansion efforts. Therefore, you should consider the purchase of our securities as risky since we may be subject to unusually high legal and accounting costs, marketing program development costs, automated systems development, losses related to abandoned projects, and other similar costs and expenses commonly encountered by new ventures.

      AS AN ENTITY FORMED IN 1997, ONLY LIMITED INFORMATION IS AVAILABLE. Since we were formed in 1997, we can provide only a limited amount of historical information and financial data about our operations upon which you can make an informed judgment as to our future prospects.

      WE HAVE PLEDGED ALL OF OUR ASSETS TO SECURE DEBT. As of April 16, 2001, we owed $738,200 to Mark Moldenhauer, our affiliate. We have negotiated new notes with Mr. Moldenhauer for the repayment of this amount, which are due April 1, 2002. We pledged all of our assets to secure this loan. If we should fail to repay the new notes according to their terms, foreclosure on the pledged assets would impair our ability to conduct business as usual. We would be forced to reorganize our business operations or find another source of capital to carry out business operations.

      WE ARE COMPLETELY DEPENDENT UPON REVENUES FROM AMERICAN HONDA FINANCE. For the nine months ended December 31, 2000, we derived all of our revenues from our contract with American Honda Finance Corporation. While we expect to generate revenues from our contract with American Suzuki Motor Corporation during the quarter ending June 30, 2001, the loss of our contract with American Honda Finance Corporation would materially and adversely affect our ability to conduct business.

      WE HAVE ENGAGED IN TRANSACTIONS WITH RELATED PARTIES THAT WERE NOT AT ARMS-LENGTH; ARMS-LENGTH TRANSACTIONS MAY HAVE BEEN MORE FAVORABLE WHICH WOULD HAVE INCREASED SHAREHOLDER VALUE. The disposition of our land-based operations; acquisition of Pinnacle Dealer Services, Inc.; loans from our principal shareholders and former officers and directors; and the issuance of stock options to principal shareholders, officers and directors who have personally guaranteed company obligations were not arm's-length transactions. While management believes that the terms of such transactions were fair and in our best interests, all of the transactions, other than the disposition of our land-based operations, were not approved by our shareholders or disinterested directors and no fairness opinions were obtained. Further, we engaged in wholesale used car transactions with affiliated entities from time to time on the same terms as with other automobile dealers. It may be unlikely that officers, directors, and principal shareholders will continue to provide financial assistance in the future. The risk associated with any of these related party transactions is that our company may have been able to consummate these transactions under more favorable terms and conditions. If that were proven true, we could be subject to suit by our shareholders.

      THE LOSS OF ANY OF OUR EXPERIENCED MANAGEMENT MAY LIMIT OUR SUCCESS. Our success will largely depend upon the active participation of our management. We do not have employment agreements with our management or key-man insurance. The time, which the officers and directors devote to our business affairs and the skill with which they discharge their responsibilities will substantially impact our success. To the extent the services of these individuals would be unavailable to us for any reason, we would have to obtain other executive personnel to manage and operate our company. In such event, there is no assurance that we would be able to employ qualified persons on favorable terms.

      WE MAY BE UNABLE TO COMPETE EFFECTIVELY AGAINST OTHERS AND MAY BE FORCED TO ABANDON THE EXECUTION OF OUR CURRENT BUSINESS PLAN. We compete with other Internet-based entities that maintain commercial websites for remarketing of vehicles on the Internet, including Autodaq.com Inc., Manheim Interactive, Fleet Lease Disposal, Inc., Cobalt Inc. and GMAC's Smart auction. We may compete for vehicles sales with the automobile auctions such as Manheim, Inc. Adessa Corporation, ABC and Serve Net. When, and or if, we expand our Internet services to consumer purchasing over the Internet, we will compete with retail Internet sites such as Cars.com, Autobytel.com, Autoweb.com, AutoVantage, Carsdirect.com, USATradein.com, Automall.com, Stoneage.com and Microsoft Corporation's Carpoint. Certain of these Internet companies may decide in the future to compete in the wholesale market and provide competition to us.

      In addition, all major vehicle manufacturers have their own Web sites and many have recently launched or announced plans to launch online buying services, such as General Motors Corporation's BuyPower. We believe that the principal competitive factors in the online market are brand recognition, speed and quality of fulfillment, variety of value-added services, ease of use, customer satisfaction, quality of service, and technical expertise. We cannot assure you that we will be able to compete successfully against current or future competitors, many of which have substantially more capital, existing brand recognition, resources, and access to additional financing. In addition, competitive pressures may result in increased marketing costs, decreased Web site traffic or loss of market share, or otherwise may materially and adversely affect our business, results of operations and financial condition.

      The market for Internet-based commercial services is new, and we expect competition among commercial web sites to increase significantly in the future. Minimal barriers to entry characterize Internet commerce, and new competitors can launch new Web sites at relatively low cost. To compete successfully as an Internet-based commercial entity, we must increase significantly awareness of our services and brand name. If we do not achieve our competitive objectives, such failure may have a material adverse effect on our business, results of operations, and financial condition.

      A DECREASE IN THE LEVEL OF VEHICLE SALES IN THE AUTOMOTIVE INDUSTRY COULD CAUSE OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION TO SUFFER. The economic strength of the automotive industry significantly impacts the revenue we derive from our automotive-related vendors. The automotive industry is cyclical, with sales of vehicles changing due to changes in national and global economic forces. Sales of vehicles in the United States have been at historically high levels during recent years. We cannot assure you that vehicle sales will stay at their current levels in the future. A decrease from the current level of vehicle sales could have a material adverse affect on our business, results of operations, and financial condition.

      INABILITY TO MANAGE GROWTH AND ENTRY INTO NEW BUSINESS AREAS WILL HAVE AN ADVERSE EFFECT ON OUR BUSINESS. We are expanding our operations in order to establish a leadership position in the evolving market for Internet-based vehicle purchasing services. We believe that establishing industry leadership requires us to test, introduce, and develop new services and products, including enhancing our Web site; expand the breadth of products and services offered; expand our market presence through relationships with third parties; and acquire new or complementary businesses, products or technologies. We may not be able to expand our operations in a cost-effective or timely manner or increase overall market acceptance. Our inability to generate sufficient revenue from such expanded services or products to offset their cost could have a material adverse effect on our business, financial condition, and results of operations.

      WE CANNOT ASSURE YOU THAT THERE WILL BE SUFFICIENT GROWTH AND ACCEPTANCE OF OUR INTERNET COMMERCE SERVICES TO ALLOW US TO SUCCEED. The market for Internet-based vehicle wholesaling and purchasing services has only recently begun to develop and is evolving rapidly. While many Internet commerce companies have grown in terms of revenue, few are profitable. We cannot assure you that we will be profitable. As is typical for a new and rapidly evolving industry, demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there are few proven services and products. Moreover, since the market for our services is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. The success of our services will depend upon the adoption of the Internet by consumers and dealers as a mainstream medium for commerce. While we believe that our services offer significant advantages to consumers and dealers, we cannot assure you that widespread acceptance of Internet commerce in general, or of our services in particular, will occur. Our success will require that dealers, who have historically relied upon auto auctions to purchase vehicles, will accept new methods of conducting business and exchanging information. In addition, dealers must be trained to use and invest in developing technologies. Moreover, critical issues concerning the commercial use of the Internet, including ease of access, security, reliability, cost, and quality of service, remain unresolved and may impact the growth of Internet use. If the market for Internet-based vehicle marketing services fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if our services do not achieve market acceptance, our business, results of operations, and financial condition will be materially and adversely affected.

      IF LAWS OR REGULATIONS PERTAINING TO INTERNET COMMERCE ARE ADOPTED, OUR OPERATIONS COULD BE ADVERSELY IMPACTED. There are currently few laws or regulations that apply directly to the Internet. Due to the increasing popularity of the Internet, it is possible that a number of local, state, national or international laws and regulations may be adopted with respect to issues such as the pricing of services and products, advertising, user privacy, intellectual property, information security, or anti-competitive practices over the Internet. In addition, tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use, and income taxes. Because our business is dependent on the Internet, the adoption of any such laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce that could, in turn, decrease the demand for our services and increase costs or otherwise have a material adverse effect on our business, results of operations, and financial condition. To date, we have not spent significant resources on lobbying or related government affairs issues, but we may need to do so in the future.

      IF WE ARE UNABLE TO ADAPT TO CHANGING TECHNOLOGIES, OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED. The Internet and electronic commerce markets are characterized by rapid technological change, changes in user and customer requirements, frequent new service and product introductions embodying new technologies, and the emergence of new industry standards and practices that could render our existing Web site and technology obsolete. Our performance will depend, in part, on our ability to continue to enhance our existing services, develop new technology that addresses the increasingly sophisticated and varied needs of its prospective customers, license leading technologies, and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The development of our Web site and other proprietary technology entails significant technical and business risks. We may not be successful in using new technologies effectively or adapting our web site or other proprietary technology to customer requirements or to emerging industry standards. If we were to be unable to adapt to changing technologies, our business, results of operations, and financial condition could be materially and adversely affected.

      IF WE SHOULD EXPERIENCE SIGNIFICANT SYSTEMS INTERRUPTIONS, OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION WOULD BE ADVERSELY IMPACTED. Currently we host our Web sites WWW.AUTOTRADECENTER.COM and WWW.TRADEINCARSONLINE.COM in our offices in Scottsdale Arizona. These sites formerly were hosted through a third party based in Kelowna, British Columbia. We employ the services of NetChemistry based in Newport Beach, California, as the Application Services Provider (ASP) to host our Web site for American Honda Finance Corporation, www.hfcarsales.com. Although the third parties maintain redundant offsite backup servers, all of our primary servers could be vulnerable to interruption by damage from fire, flood, power loss, telecommunications failure, break-ins, and other events beyond our control. We have experienced periodic systems interruptions and anticipate that such interruptions will occur from time to time in the future. In the event that we experience significant system disruptions, our business, results of operations, and financial condition would be materially and adversely affected.

      SECURITY BREACHES INVOLVING CONFIDENTIAL INFORMATION TRANSMITTED VIA THE INTERNET COULD EXPOSE US TO LOSS, LITIGATION OR OTHER LIABILITIES. To the extent that our activities involve the storage and transmission of proprietary information, such as personal financial information, security breaches could expose us to a risk of financial loss, litigation, and other liabilities. We rely on technology that is designed to facilitate the secure transmission of confidential information. Our computer infrastructure, however, may be vulnerable to physical or electronic computer break-ins, viruses, and similar disruptive problems. A party who circumvents our security measures could misappropriate proprietary information, jeopardize the confidential nature of information transmitted over the Internet, or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users also could inhibit the growth of the Internet in general, particularly as a means of conducting commercial transactions. Our insurance policies currently do not protect against such losses. Any such security breach could have a material adverse effect on our business, results of operations, and financial condition.

      IF WE CANNOT KEEP UP WITH INCREASES IN VOLUME OR PACE OF TRAFFIC ON OUR WEBSITE, OUR SALES AND ULTIMATELY OUR RESULTS OF OPERATIONS WILL BE ADVERSELY AFFECTED. Our success will depend, in large part, upon a robust communications industry and infrastructure to provide Internet access and carry Internet traffic. The Internet may not prove to be a viable commercial medium because of inadequate development of the necessary infrastructure (e.g., reliable network backbone), timely development of complementary products (e.g., high speed modems), delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or increased government regulation. If the Internet continues to experience significant growth in the number of users and the level of use, the Internet infrastructure may not be able to continue to support the demands placed on it by such growth. An unexpectedly large increase in the volume or pace of traffic on our Web site or the number of orders placed by customers may require us to expand and further upgrade our technology, transaction-processing systems, and network infrastructure. We may not be able to accurately project the rate or timing of increases, if any, in the use of our web site or to expand and upgrade our systems and infrastructure to accommodate such increases.

      THE MISAPPROPRIATION OF OUR INTELLECTUAL PROPERTY OR CLAIMS OF INFRINGEMENT COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION. Our ability to compete depends upon our proprietary systems and technology. We have not yet applied for copyright protection or registered our trademarks. As a result, unauthorized parties may attempt to duplicate aspects of our services or to obtain and use information that we regard as proprietary. Policing unauthorized use of our proprietary rights is difficult. In addition, we may become involved in litigation in the future to enforce or protect our intellectual property rights or to defend against claims of infringement or invalidity. As part of our confidentiality procedures, we generally enter into agreements with our employees and consultants and limit access to our trade secrets and technology. We cannot assure you that these steps will prevent misappropriation of technology or that the agreements entered into for that purpose would be enforceable. Misappropriation of our intellectual property or potential litigation could have a material adverse effect on its business, results of operations, and financial condition.

      LICENSING TECHNOLOGY AND CONTENT COULD SUBJECT US TO CLAIMS OF INFRINGEMENT. We license technology and content from third parties. We could become subject to infringement actions based upon the licenses from those third parties. We generally obtain representations as to the origin and ownership of such licensed technology and content. These representations, however, may not adequately protect us. Any of those claims, whether or not they have merit, could subject us to costly litigation and the diversion of our technical and management personnel that in turn may have a material adverse effect upon shareholder value.

      LIMITED PUBLIC MARKET FOR OUR COMMON STOCK MAY IMPAIR INVESTMENT LIQUIDITY AND/OR RETURN ON INVESTMENT. Our common stock is traded in the over-the-counter market. The price for the stock and the volume of shares traded fluctuate widely. Consequently, persons who invest in the common stock may not be able to use their shares as collateral for loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, holders may not be able to resell their shares, or may not be able to sell their shares at or above the price they paid for them.

      THE EXERCISE OR CONVERSION OF OPTIONS, WARRANTS, AND CONVERTIBLE SECURITIES COULD RESULT IN POTENTIAL DILUTION AND IMPAIR MARKET PRICE OF OUR COMMON STOCK. As of December 31, 2000, we had outstanding options, warrants, and convertible securities to acquire an aggregate of 14,778,155 shares of common stock, based on a conversion price of $0.25 for the Series D preferred stock. To the extent that the outstanding options, warrants, and convertible securities are exercised or converted, existing shareholders will experience dilution in their percentage ownership. So long as these options, warrants, and convertible securities are exercisable, the holders will have the opportunity to profit from a rise in the price of the common stock. The additional shares of common stock available for sale in the market may have a negative impact on the price and liquidity of the common stock that is currently outstanding.

      ISSUANCE OF PREFERRED STOCK COULD RESULT IN POTENTIAL DILUTION AND COULD IMPAIR OUR ABILITY TO PAY DIVIDENDS ON COMMON STOCK. We are authorized to issue up to 1,000,000 shares of preferred stock, in one or more series, with such rights, preferences, qualifications, limitations, and restrictions as shall be fixed and determined by our board of directors from time to time. These preferences could operate to the detriment of the rights of the holders of our common stock. For example, preferred stock having a dividend preference could impair our ability to pay dividends on the common stock. Preferred stock having a right to convert into common stock could result in dilution to common stockholders. As of December 31, 2000, 12,852 shares of Series C preferred stock and 17,034 shares of Series D preferred stock were outstanding.

      OPTIONS, WARRANTS, AND CONVERTIBLE SECURITIES MAY HAVE AN ADVERSE IMPACT ON OUR ABILITY TO OBTAIN ADDITIONAL FINANCING THAT COULD RESULT IN REDUCED LEVELS OF OPERATIONS. The holders of such options, warrants, and convertible securities can be expected to exercise them at a time when we would probably be able to obtain additional capital by an offering of its stock at a price higher than the exercise price of these outstanding options, warrants, and convertible securities. This may cause a potential investor to reduce or refuse to provide us with additional financing. As disclosed elsewhere in this prospectus, we intend to finance our growth through the issuance of up to $10 million of debt, convertible debt, or equity. Accordingly, the existence of these options, warrants, and convertible securities may impair our ability to grow or to sustain current or increased levels of operations. A decrease in operations could result in sustained losses that may have a material effect upon shareholder value.

      ISSUANCE OF THE SERIES D PREFERRED STOCK MAY SIGNIFICANTLY DILUTE THE EQUITY INTEREST OF EXISTING SHAREHOLDERS AND DEPRESS THE MARKET PRICE FOR THE COMMON STOCK. Holders of the Series D Preferred Stock are issued shares of common stock at 65% of the market price of our common stock at the time of conversion. The lower the average trading price of our common stock at the time of a conversion, the greater the number of shares of our common stock that will be issued. Accordingly, this causes a greater risk of dilution. The risk of dilution could cause our shareholders to sell their shares, which could have a depressive effect on the price of our common stock.

      SIGNIFICANT WORKING CAPITAL DEFICIENCY MAY DISRUPT NORMAL OPERATIONS BY REDUCING SALES AND RESULT IN OPERATING LOSSES. At December 31, 2000, we had a working capital deficiency of $12,327. This deficiency increases our vulnerability if there is a negative economic or industry downturn. This reduces the amount of cash available to sustain the current level of sales. Reduced sales may result in operating losses, decreasing shareholder value.

      "PENNY STOCK" RULES MAY LIMIT THE MARKETABILITY OF OUR STOCK RESULTING IN A LOSS OF AN INVESTORS INVESTMENT. Our common stock is subject to SEC rules relating to "penny stocks," which apply to non-NASDAQ companies whose stock trades at less than $5.00 per share or whose tangible net worth is less than $2,000,000. These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete required documentation, make suitability inquiries of investors, and provide investors with specific disclosures concerning the risks of trading in the security. These rules may restrict the ability of brokers to sell the common stock and may reduce the secondary market for the common stock. A limited secondary market may result in a decrease in the shareholder value and/or a partial or total loss of an investor's investment.

      INABILITY TO OBTAIN ADDITIONAL FINANCING REQUIRED TO EXECUTE OUR BUSINESS PLAN COULD RESULT IN SIGNIFICANT LOSSES AND DECREASE SHAREHOLDER VALUE. We continue to make a growing and significant monetary investment in our Internet presence. Competition on the Internet continues to increase and many potential competitors enjoy significantly better financial strength than our company. If we are unable to obtain additional long-term capital in the form of equity or debt, we may be unable to effectively execute our business plan and possibly suffer a significant financial loss, resulting in a decrease in shareholder value.


                                NOTE TO READERS

      UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS "WE," "OUR," AND "US," REFERS TO AUTOTRADECENTER.COM INC.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements in this prospectus are not historical facts but are forward-looking statements. These forward-looking statements may be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plans," "project," and similar expressions. These statements involve risks and uncertainties including, but not limited to, those relating to the stage in which we are operating; the lack of revenues; Year 2000 compliance; uncertainty of market acceptance of our services once introduced; competition; effects of government regulation on our services; dependence on key personnel; and market for our shares as well as other factors detailed in "Risk Factors" above and elsewhere in this prospectus and in our other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock traded over-the-counter on the OTC Bulletin Board from January 29, 1998 to August 2, 1999, and since November 8, 1999. From August 3, 1999 to November 5, 1999, our common stock traded on the "pink sheets". The following table sets forth the range of high and low bid quotations for each fiscal quarter since the stock began trading. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

         FISCAL QUARTER ENDING                        HIGH BID        LOW BID

      March 31, 1998................................  $ 1.1250        $ 0.0250
      June 30, 1998.................................  $ 1.1250        $ 0.7500
      September 30, 1998............................  $ 1.0625        $ 0.1875
      December 31, 1998.............................  $ 1.6875        $ 0.5000
      March 31, 1999................................  $ 7.7500        $ 1.5625
      June 30, 1999.................................  $ 3.7500        $ 1.8750
      September 30, 1999............................  $ 2.1250        $ 0.6250
      December 31, 1999.............................  $ 2.0000        $ 0.6250
      March 31, 2000................................  $ 7.6250        $ 1.5000
      June 30, 2000.................................  $ 3.2500        $ 1.1000
      September 30, 2000............................  $ 2.6250        $ 0.9375
      December 31, 2000.............................  $ 2.3750        $ 0.3125
      March 31, 2001................................  $ 1.2344        $ 0.2969



      On May 10, 2001, the closing price for the common stock was $0.28. The number of record holders of common stock as of December 31, 2000 was 98 according to our transfer agent.


      Our common stock is subject to SEC rules relating to "penny stocks," which apply to non-NASDAQ companies whose stock trades at less than $5.00 per share or whose tangible net worth is less than $2,000,000. Prior to the sale of a penny stock recommended by the broker-dealer to a new customer who is not an accredited investor, the broker-dealer must approve the customer's account for transactions in penny stocks in accordance with procedures set forth in the SEC's rules. The broker-dealer must obtain information about the customer's financial situation, investment experience, and investment objectives. Using this information, the broker-dealer must be able to determine that transactions in penny stocks are suitable for this customer and that the customer has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker-dealer must furnish the customer with a written statement setting forth the basis for the broker's determination of suitability. The customer must sign, date, and return the statement to the broker-dealer. In addition, the broker-dealer must obtain a written agreement from the customer to purchase the penny stock that sets forth the identity of the stock and number of shares to be purchased. A separate agreement must be obtained for each penny stock purchased by the customer until he or she becomes an "established customer."

      Holders of shares of common stock are entitled to dividends when, and if, declared by the board of directors out of funds legally available for the payment of dividends. We have never paid any cash dividends on our common stock and intend to retain future earnings, if any, to finance the development and expansion of our business. Our future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including future earnings, capital requirements, and our financial condition.

                             SELECTED FINANCIAL DATA


      The balance sheet and income statement data shown below were derived from our audited and unaudited financial statements. We have restated our financial statements due to our disposition of our land-based operations, which represents the disposal of a business segment. You should read this data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as our financial statements and notes thereto, included elsewhere in this prospectus.


BALANCE SHEET DATA:

                                                  DECEMBER 31,      MARCH 31,         MARCH 31,       MARCH 31,
                                                      2000             2000             1999            1998
                                                   (RESTATED)      (RESTATED)        (RESTATED)      (RESTATED)

Current assets                                    $ 1,947,502      $ 5,489,176       $  401,628       $     --
Total assets                                      $12,266,256      $20,102,747       $4,790,817       $743,333
Current liabilities                               $ 1,959,829      $ 1,647,349       $1,343,936       $     --
Long-term liabilities                             $        --      $        --       $  535,817       $  3,465
Stockholders' equity                              $10,306,427      $18,455,398       $2,911,064       $739,868
Working capital (deficiency)                      $   (12,327)     $ 3,841,827       $ (942,308)      $     --

INCOME STATEMENT DATA:

                                                                                                   JULY 10, 1997
                                NINE MONTHS      NINE MONTHS                                        (INCEPTION)
                                   ENDED             ENDED         YEAR ENDED        YEAR ENDED       THROUGH
                                DECEMBER 31,     DECEMBER 31,       MARCH 31,        MARCH 31,        MARCH 31,
                                    2000            1999              2000             1999             1998
                                 (RESTATED)       (RESTATED)       (RESTATED)        (RESTATED)      (RESTATED)

Net sales                       $   645,833       $ 291,587       $   291,587        $      --        $    --
Net loss from continuing
  operations                    $(7,059,097)      $(522,448)      $  (946,202)       $(276,671)       $    --
Income (loss) from dis-
  continued operations          $(1,975,892)      $(118,307)      $(1,697,585)       $ 448,491        $15,899
Net income (loss) before
  taxes                         $(9,034,989)      $(640,755)      $(2,643,787)       $ 171,820        $15,899
Net income (loss)
                                $(9,034,989)      $(509,935)      $ 2,587,753)       $ 115,241        $12,384
Basic earnings (loss) per
  share
    Continuing operations       $     (0.22)      $   (0.03)      $     (0.04)       $   (0.02)       $    --
    Discontinued
      operations                $     (0.22)      $   (0.03)      $     (0.08)       $    0.03        $    --

Diluted earnings (loss)
  per share
    Continuing operations       $     (0.06)      $   (0.00)      $     (0.04)       $   (0.01)       $    --
    Discontinued
      operations                $     (0.06)      $   (0.00)      $     (0.08)       $    0.02        $    --

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      The following discussion contains trend information and other forward-looking statements that involve a number of risks and uncertainties. Our actual future results could differ materially from our historical results of operations and those discussed in the forward-looking statements. All period references are from September 22, 1997, commencement of operations, through March 31, 1998 and the years ended March 31, 1999 and 2000; and the respective nine-month periods ending December 31, 1999 and 2000.

GENERAL

      The presentation includes a discussion of us with our wholly owned subsidiaries, NDSCo.com, Inc., AutoTradeCenter Remarketing Services, Inc. formerly Walden Remarketing Services, Inc., and BusinessTradeCenter.com Inc., as well as subsidiaries in which we formerly carried out our land-based operations. These subsidiaries are Auto Network Group of Arizona, Inc., Auto Network Group of New Mexico, Inc., Auto Network Group Northwest, Inc., Auto Network Group of Eastern Pa., Inc., Auto Group of San Antonio Ltd., Auto Network Group of Denver Inc., and Pinnacle Dealer Services, Inc.,

      As of December 29, 2000, we sold our interest in our land-based operations in Albuquerque, New Mexico; San Antonio, Texas; and Bend, Oregon to Automotive Disposition Management Services, Inc., an affiliated Arizona corporation, in exchange for a 16% interest in Automotive Disposition. Automotive Disposition is a private company owned by Jules Gollins, the manager of the New Mexico land-based operation, and by Mark Moldenhauer, one of our founders, principal shareholders, and former officer and director. We disposed of our land-based operations in Scottsdale, Arizona, in January 2001, thereby discontinuing all land-based operations and allowing us to focus on providing automotive remarketing services via the Internet.

      As a result of the disposition of our land-based operations, as further described in the following paragraphs, the trend information should be carefully read and evaluated. See "Anticipated Trends and Plan of Operations" beginning at page 21.

OVERVIEW

      We began operations on September 22, 1997 and completed our first fiscal year on March 31, 1998. On June 1, 1998, we opened the office and warehouse facility in Albuquerque, New Mexico. We acquired Pinnacle Dealer Services, Inc. in August 1998 to provide financing for the purchase of vehicles. On July 20, 1999, we opened our office and warehouse facility in Bend, Oregon. On April 1, 2000, we began operations in the Philadelphia, Pennsylvania area, with the incorporation of Auto Network Group of Eastern Pa., Inc. At the same time, we began operations in San Antonio, Texas, with the establishment of Auto Group of San Antonio Ltd., a Texas limited partnership. In each of these transactions, we entered into a management consulting agreement with the individual or entity responsible for managing each respective operation. Under these agreements, certain of our common shares were issued to such managers, subject to forfeiture based on both future earnings levels and continuity of management. In addition, we made stock options available to these managers, which could be earned based on future performance. On August 2, 2000, we formed a new wholly owned subsidiary, Auto Network Group of Denver, Inc., and leased a facility in Denver, Colorado.


      In January 1999, we announced the development of our Internet site WWW.AUTOTRADECENTER.COM. No revenues have been generated from the operations of this site, which is now used for informational purposes only. However, effective February 1, 2000, a new web site developed for American Honda Finance Corporation, powered by our technology, began generating revenue. We generated $291,587 of revenue in the year ended March 31, 2000 from remarketing activities that were not related either to our Internet remarketing business or our land-based operations. See the discussion about Walden Remarketing immediately preceding the section entitled "Fiscal Years Ending March 31, 2000, 1999 and 1998" on page 16. Our existing remarketing agreement with Honda Finance Corporation gives us an exclusive contract to remarket, over the Internet through January 31, 2004, all of the vehicles returned to Honda and Acura after termination of a lease. These are referred to in the industry as "off-lease" vehicles. The Honda web site, www.hfcarsales.com, became operational in all Honda and Acura dealerships by June 15, 2000 upon completion of a phase in period beginning April 2000. We developed a pilot program for Suzuki, similar to the program developed for Honda, utilizing our Internet technology systems and procedures to remarket their program vehicles to dealers. The Suzuki pilot program began in September 2000 (www.suzukiproline.com) and we signed an agreement with Suzuki in January 2001 to remarket their program cars over the Internet for a one-year period.

      Due to the discontinuance of our land-based operations, we now focus all of our efforts on remarketing vehicles over the Internet.

RESULTS OF OPERATIONS

      THREE AND NINE MONTHS ENDED DECEMBER 31, 2000 COMPARED TO THREE AND NINE MONTHS ENDED DECEMBER 31, 1999. Net loss from continuing (Internet) operations was $4,920,650 or $0.14 per share for the three months ended December 31, 2000 as compared to a net loss from continuing operations of $220,940 or $0.01 per share for the three months ended December 31, 1999. Net loss from continuing operations was $7,059,097 or $0.22 per share for the nine months ended December 31, 2000, as compared to a net loss from continuing operations of $522,448 or $0.03 per share for the nine months ended December 31, 1999.

      For the three and nine months ended December 31, 2000 we reported net losses of $6,711,411 or $0.19 per share and $9,034,989 or $0.28 per share, respectively, as compared to net losses of $306,194 or $0.01 per share and $509,935 or $0.03 per share for the comparable periods in 1999.

      Our financial statements since our inception in 1997 reflect Internet operations as continuing operations and land-based operations as discontinued operations, even though we did not generate any revenue from our Internet remarketing operations until April 2000. On November 30, 2000, our management and Board of Directors decided to discontinue all of our land-based operations. We believe that our best opportunity to maximize profitability and shareholder value is to concentrate all of our efforts on remarketing used vehicles utilizing the Internet as the backbone of our operations. We sold our land-based subsidiaries in New Mexico, Oregon, and San Antonio on December 29, 2000, and closed our operations in Pennsylvania and Colorado by the end of the year. We began to down size our Scottsdale Arizona operations in December 2000, and transferred these operations to certain of the independent-contractor brokers who formerly purchased and sold vehicles for us primarily in Scottsdale Arizona, in January 2001.

      The following statement of operations for the land-based operations reflects the details of these operations for the periods herein presented:

AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
DISCONTINUED OPERATIONS

                                             FOR THE NINE MONTHS ENDED              FOR THE THREE MONTHS ENDED
                                            12/31/00           12/31/99            12/31/00            12/31/99

Net sales                                $  123,171,010      $   97,458,893     $   39,521,133      $   29,101,990
Cost of sales                               117,257,094          93,446,078         37,716,191          27,875,322
                                         ---------------     ---------------    ---------------     ---------------
   Gross profit                               5,913,916           4,012,815          1,804,942           1,226,668
                                         ---------------     ---------------    ---------------     ---------------

Operating expenses
   Selling                                    4,376,272           2,553,631          1,373,246             778,884
   General and administrative                 1,199,064             964,688            315,933             359,261
   Bad debt expenses                             75,000                  --                 --                  --
   Depreciation and amortization                 36,165              61,582             62,778              24,197
                                         ---------------     ---------------    ---------------     ---------------
      Total operating expenses                5,686,501           3,579,901          1,751,957           1,162,342
                                         ---------------     ---------------    ---------------     ---------------

Income (loss) from operations                   227,415             432,914             52,985              64,326
                                         ---------------     ---------------    ---------------     ---------------

Other income (expense):
   Miscellaneous                                139,599              73,803            124,021              30,825
   Interest expense                            (690,853)           (625,024)          (315,744)           (205,355)
                                         ---------------     ---------------    ---------------     ---------------
      Total other income (expense)-net         (551,254)           (551,221)          (191,723)           (174,530)
                                         ---------------     ---------------    ---------------     ---------------

Loss before income taxes                       (323,839)           (118,307)          (138,738)           (110,204)
                                         ---------------     ---------------    ---------------     ---------------
   Income tax benefit                                --                  --                 --                  --
   Minority interest in loss                         --                  --                 --                  --

      Net Loss                           $     (323,839)     $     (118,307)    $     (138,738)     $     (110,204)
                                         ===============     ===============    ===============     ===============


      The following table reflects the loss incurred from discontinuing our land-based operations:

        Loss from sale of Albuquerque, Bend, and San Antonio operations:

                    Carrying value                              $1,596,933
                    Sales price                                  1,200,000
                                                                ----------
                          Loss                                     396,933
                    Unamortized goodwill                           352,432
                                                                ----------
                    Total loss                                                 $   749,365

        Loss from transfer and closing of Scottsdale operation:

                    Sale of equipment                               31,665
                    Inventory losses due to sale                   200,000
                    Uncollectible brokers accounts                 343,635
                    Estimated costs of operations from
                       December 31, 2000 until final
                       closing of office                           200,000         775,300
                                                                  ---------
        Additional loss from closing Pennsylvania                                  127,388
                                                                               -----------
        Total Loss                                                             $ 1,652,053
                                                                               ===========

      Net sales from our continuing operations were $200,868 and $645,833 for the three and nine months ended December 31, 2000. Substantially all of this revenue was earned from our contract with American Honda Finance Corporation. We marketed 3,819 and 15,722 vehicles during the three and nine months ended December 31, 2000. Operating expenses for our Internet segment include salaries for management, sales, marketing and our call-center. We maintain a call-center to better serve all Honda and Acura Dealers 24 hours per day, 7 days per week.

      General and administrative expenses of $723,624 and $1,646,449 for the three and nine month periods include approximately $175,000 and $375,000 for the three and nine month periods for hosting and maintaining our Honda Web site. We also spent approximately $50,000 and $100,000 for the three and nine-month periods for travel and other costs related to marketing and promotion. Included in operating expenses are all of our corporate overhead costs, including but not limited to, executive salaries and related costs, executive travel, and professional fees. Professional fees include, among other charges, legal fees and audit fees, and other professional services related to public relations and capital accumulation. The balance of operating expenses is made up of normal business expenses.

      Depreciation primarily is from capitalized software costs resulting from the acquisitions of the minority interest in BTC and the acquisition of NDSCo, as well as from computers and equipment required to run our Internet sites and office furniture and equipment. Depreciation and amortization related to continuing operations increased to $4,859,648 for the nine months ended December 31, 2000. Included in depreciation and amortization for the nine months ended December 31, 2000 are (1) $2,022,465 to fully depreciate all of the undepreciated costs allocated to software at the time of our acquisition of NDSCo, and (2) $2,343,638 for depreciation on the value of software acquired when we purchased the minority interest in BTC. Amortization was $148,904 and primarily is due to goodwill resulting from our acquisitions during our fiscal year ended March 31, 2000 of Walden Remarketing. During the quarter ended December 31, 2000, depreciation and amortization charges included $1,869,531 respecting NDSCo and $1,622,867 respecting BTC. Amortization of goodwill from Walden was $49,635 for the quarter.


      Net sales from our continuing operations were nil and $291,587 for the three and nine months ended December 31, 1999. All of this revenue was earned during the first part of the year by AutoTradeCenter Remarketing Services Inc. from contracts entered into by Walden Remarketing Services prior to our acquisition of the company. These contracts were with American Honda Financial Services and others. The revenue derived from these contracts resulted from services provided by us to encourage dealers to attend and purchase off-lease and other vehicles at auctions. None of this revenue resulted from Internet activities, and it ceased upon expiration of the contracts in July and August of 1999. Operating expenses for these periods include all expenses directly related to the activities of AutoTradeCenter Remarketing Services, increased by an allocation of corporate salaries, overhead, and interest expense to our continuing operations.


      FISCAL YEARS ENDING MARCH 31, 2000, 1999 AND 1998. Our losses from continuing operations were $(276,671) for the year ended March 31, 1999 and $(946,202) for the year ended March 31, 2000. We did not have any Internet remarketing operations for the period ending March 31, 1998. During the year ended March 31, 2000, we reported fee revenue of $291,587 from the remarketing of vehicles, although none of this revenue was from our Internet operations. Operating expenses from continuing operations were $1,174,333. While there were no revenues generated in fiscal 1999, we had operating expenses of $213,215. Operating expenses for these years included direct expenses related to remarketing non-owned vehicles as well as certain allocations of corporate overhead and interest expense. The increase in general and administrative expenses experienced in the 2000 fiscal year, in addition to the increase resulting from our expanded Internet operations, primarily is attributable to expenses incurred in the development of our web site, unusual one-time costs associated with our registration process, costs associated with our capital raising efforts, enhancements of our accounting and management information systems, and costs associated with the hiring and training of personnel. Subsequent to the year-end, additional personnel were added to our payroll as well as additional office facilities, equipment, and computer hardware and software.

      Depreciation and amortization increased from $24,042 for the fiscal year ended March 31, 1999 to $319,800 for the fiscal year ended March 31, 2000. The significant increase in depreciation of $97,219 for the fiscal year ended March 31, 2000 is due to depreciation on purchases of computer software, property and equipment required to improve our internal reporting and communications and to initiate our e-commerce business with Honda and others. Amortization for the fiscal year ended March 31, 2000 was $198,538 as a result of the allocation to goodwill of the purchase price paid for Walden Remarketing in excess of its net assets.

FLUCTUATIONS IN OPERATING RESULTS

      We have had limited experience to determine if our operations will be subjected to major fluctuations or trends. Historically, the used car market has remained relatively stable as an industry. Industry projections over the next few years indicate there will be an upward trend in used car sales; however, there can be no assurance that our sales will parallel industry projections or that industry projections will materialize.

FINANCIAL CONDITION

      DECEMBER 31, 2000. As a result of our decision to discontinue our land-based operations, our total assets decreased to $12,266,256 at December 31, 2000, from $20,102,747 at March 31, 2000. This decrease primarily results from the sale of our subsidiaries and the reporting of our remaining land-based operations as discontinued operations.

      The following table reflects the detail of our net assets from discontinued operations:


AUTOTRADECENTER.COM INC.
SCHEDULE OF NET ASSETS FROM DISCONTINUED OPERATIONS

                                                                DECEMBER 31,
                                                                   2000          MARCH 31, 2000   MARCH 31, 1999
Assets

Accounts receivable - trade, net                                $ 3,117,206       $ 5,743,845      $ 4,873,189
Accounts receivable - employees and brokers, net                    186,150           332,122          324,248
Inventory                                                         3,177,212         4,648,492        5,028,357
Prepaid expenses and other                                               --                --           73,887
Goodwill and property and equipment                                      --           316,311          266,860
                                                                -----------       -----------      -----------
      Total Assets                                                6,480,568        11,040,770       10,566,541
                                                                ===========       ===========      ===========
Liabilities

Accounts payable - trade                                          4,117,808         4,401,858        4,174,029
Notes payable - related party and other                             750,000         5,376,821        3,893,890
Accrued liabilities                                                 238,360           238,925          218,394
                                                                -----------       -----------      -----------
                                                                  5,107,168        10,017,604        8,286,313

Net Assets from Discontinued Operations                         $ 1,373,400       $ 1,023,166      $ 2,280,228
                                                                ===========       ===========      ===========


      Total liabilities at December 31, 2000 increased to $1,959,829 from $1,647,349 at March 31, 2000, primarily due to the increased amount due to Wells Fargo Business Credit. At February 16, 2001 we have repaid Wells Fargo Business Credit in full. We also owed $528,807 to a related party at December 31, 2000. This debt increased to $738,200 at April 16, 2001 and we have agreed to new notes for this amount, which are due April 1, 2002.

      During the first nine months of our fiscal year ended March 31, 2001, holders of $836,400 and $1,479,000 of our series C and series D convertible preferred shares (8,364 and 14,790 shares respectively) elected to convert such shares to 2,363,563 common shares based on the formulae contained in the terms of the preferred shares. These shares will become registered and available for resale (subject to certain lock-up provisions) upon the effectiveness of a registration statement.

      MARCH 31, 2000. ASSETS. Total assets were $20,102,747 at March 31, 2000, an increase of $15,311,930 from total assets of $4,790,817 at March 31, 1999. A substantial amount of this increase is reflected in net software that increased from $5,442 at March 31, 1999 to $12,013,608 at March 31, 2000. The increase is due to our acquisitions of other entities for shares of our common stock and other consideration described below.


o     NATIONAL DEALER SERVICES CO. ("NDSCO")

      On March 1, 2000, we acquired NDSCo by issuing to its shareholders a total of 1,100,000 restricted shares of common stock, valued at $2.55 per share, in exchange for the outstanding NDSCo shares. Of the purchase price, $2,039,123 was allocated to the cost of software. During the quarter ended December 31, 2000, this entire undepreciated cost was charged to depreciation based on a change in estimate of its value and useful life.

o AUTOTRADECENTER REMARKETING SERVICES & WALDEN REMARKETING SERVICES, INC. ("WALDEN REMARKETING")

      On March 31, 1999, we acquired Walden Remarketing by issuing to its shareholders a total of 2,050,000 restricted shares of common stock, cash of $125,000, and a promissory note in the principal amount of $425,000. We valued the common stock at its estimated fair market value of $0.71 per share for a total of $1,450,000. The promissory note accrued interest at the rate of 12% per annum and required us to make 18 equal monthly payments of principal and interest beginning May 1, 1999. At December 31, 1999, we converted the remaining principal balance of the note ($314,475) into 314,475 shares of common stock. The excess of the purchase price over the fair value of the net assets acquired (goodwill) was $1,985,383 and is being amortized on a straight-line basis over 10 years.

o        BUSINESS TRADECENTER.COM INC. ("BTC")

      On January 7, 1999, we incorporated BTC in Arizona to facilitate the buying and selling of vehicles at wholesale between dealers on the Internet. BTC has developed the technology and systems necessary to make our inventory, as well as the inventory of member dealers, available for purchase and sale on our Internet site. On March 23, 2000, we acquired the remaining 45% minority interest of BTC by issuing 5,000,000 shares of common stock, valued at $1.88 per share, which represented management's estimate of the fair market value of the common stock on that date, and paying off a convertible $200,000 note. Of the purchase price, $9,374,550 was considered the value of the BTC software, certain of which was being completed pursuant to our contract to provide Internet marketing of American Honda Finance Corporation's off-lease vehicles. The carrying value of this software is being depreciated over 36 months.

      The increase in total assets also reflects the growth we have experienced through the deployment of the capital and debt raised from outside investors.

      LIABILITIES. Total liabilities decreased from $1,879,753 at March 31, 1999 to $1,647,349 at March 31, 2000. This decrease primarily is attributable to our decrease in the amount owed to Wells Fargo Business Credit and decreases in accounts payable and accrued liabilities.

      STOCKHOLDERS' EQUITY. Stockholders' equity increased from $2,911,064 at March 31, 1999 to $18,455,398 at March 31, 2000. The increase is attributable to: $4,766,341 of net proceeds from the sale in a private placement of our Series C and series D preferred shares; $9,375,000 from the issuance of common shares to acquire the minority interest in a subsidiary (BTC); $2,801,590 from the issuance of common shares to acquire a wholly owned subsidiary (NDSCo.); $250,000 of net proceeds from the sale of common stock as a result of exercise of options and warrants; the issuance of common stock valued at $193,401 in connection with the acquisition of our Northwest subsidiary; $80,000 in common shares issued for software development; $314,475 relating to a conversion of debt to equity; and $351,280 for the fair value of stock options granted. These increases were offset by our net loss for the year of $2,587,753.

      During February 2000 we issued 21,216 shares of Series C preferred stock ("Series C") for $2,080,000. Each share of Series C preferred stock is convertible, at the option of the holder, at any time, into 80 shares of Common Stock of the Corporation, which is based on the initial conversion price of $1.25. We assigned an intrinsic value of $1,697,280 to this conversion feature. As a result, a constructive dividend in this amount was charged to retained earnings with a corresponding increase in common stock. Each share of Series C preferred stock is entitled to a $100 liquidation preference over common stockholders. The Series C preferred stock is non-voting. We have the right and option upon notice to the holders of the Series C preferred stock to call, redeem, and acquire any or all of the shares of Series C preferred stock at a price equal to $110.00 per share, at any time to the extent such shares have not previously converted to common stock pursuant to the terms described above; provided, however, that the holders of the Series C preferred stock shall, in any event, have the right during the 30-day period immediately following the date of the Notice of Redemption, which shall fix the date for redemption, to convert their shares of Series C preferred stock.

      During February 2000 we issued 31,824 shares of Series D preferred stock ("Series D") for $3,120,000. Each share of Series D preferred stock is convertible, at the option of the holder, at any time, into shares of Common Stock of the Corporation equal to $100.00 divided by the conversion price which shall be equal to 65% of the average closing bid price for the common stock for the 10 trading days immediately preceding the date of conversion. The maximum conversion price shall be $4.00 per share. We assigned an intrinsic value of $1,680,000 to this conversion feature. As a result, a constructive dividend in this amount was charged to retained earnings with a corresponding increase in common stock. Each share of Series D preferred stock is entitled to a $100 liquidation preference over common stockholders. The Series D preferred stock is non-voting. We have the right and option upon notice to the holders of the Series D preferred stock to call, redeem, and acquire any or all of the shares of Series D preferred stock at a price equal to $110.00 per share, at any time to the extent such shares have not previously converted to common stock pursuant to the terms described above; provided, however, that the holders of the Series D preferred stock shall, in any event, have the right during the 30-day period immediately following the date of the Notice of Redemption, which shall fix the date for redemption, to convert their shares of Series D preferred stock in accordance with the terms described above.

      MARCH 31, 1999 AND 1998. Total assets increased from $743,333 at March 31, 1998, to a consolidated total of $4,790,817 at March 31, 1999. The increase is attributable to an increase in the net assets of our discontinued land-based operations, the purchase of property and equipment, and the acquisition of Walden Remarketing Services.

      Total liabilities increased from $3,645 at March 31, 1998 to a consolidated total of $1,879,752 at March 31, 1999. This increase primarily is attributable to secured debt used to increase our now discontinued land-based operations.

      Stockholders' equity increased from $739,868 at March 31, 1998 to a consolidated balance of $2,911,064 at March 31, 1999. We attribute the increase at March 31, 1999 to earnings of $115,241 generated during the year ended March 31, 1999, $372,037 of net proceeds from the sale of preferred stock, the issuance of common stock valued at $1,604,480 of goodwill in connection with the acquisition of our subsidiaries, and $79,438 which was the fair value of stock options granted for the year.

LIQUIDITY AND CAPITAL RESOURCES

      DECEMBER 31, 2000. Working capital (current assets minus current liabilities) decreased during the nine months ended December 31, 2000 by $3,854,154. At December 31, 2000 we had a working capital deficiency of $12,327, as compared to positive working capital of $3,841,827 at March 31, 2000. The decrease substantially is due to the decrease in cash of $4,216,126, offset by the increases in receivables and in net assets of discontinued operations.

      Cash of $4,757,768 was used in our operating activities for the nine months ended December 31, 2000, as compared to using $190,205 for the nine months ended December 31, 1999. The major components contributing to the cash used in operations for the nine months ended December 31, 2000 were our net losses for the period from continuing operations of $7,059,097, discontinued operations of $323,839, and discontinuance of land-based operations of $1,652,053. Cash was primarily provided by the non-cash charge for depreciation and amortization of $4,859,648. In contrast, for the nine months ended December 31, 1999, our loss from operations continuing and discontinued of $509,935 contributed to our cash used in operations. In addition, $205,249 was used to increase our prepaid expenses and other current assets, with cash primarily provided by the non-cash charge for depreciation and amortization of $171,033 and the decrease in the carrying value of net assets of discontinued operations of $330,771.

      Our investing activities for the nine months ended December 31, 2000 and 1999 used cash of $511,499 and $47,046, respectively, and consisted primarily of computer hardware and software required for business expansion and our e-commerce and Internet operations.

      Financing activities provided cash of $1,053,141 for the first nine months of our fiscal year ended March 31, 2001, as compared to $495,000 during the previous period. We increased cash from the net proceeds of borrowings ($573,891) and the sale of common shares primarily related to the exercise of previously issued stock options. Proceeds from such issuances were $479,250 during the current period and $514,475 last year.

      On March 26, 1999, we obtained a $3,000,000 revolving line of credit with Wells Fargo Business Credit, Inc. that provided sufficient short-term liquidity and capital to implement our business plan, including providing for the expansion into other markets. The note that evidenced this obligation to Wells Fargo Business Credit bore interest at 1.5% over prime and was extended from its original due date of March 31, 2000 to January 31, 2001. The amount outstanding on our revolving line of credit at December 31, 2000 was $1,386,309. At March 31, 2000 our bank line of credit was $1,112,418. On February 16, 2001 we repaid Wells Fargo Business Credit in full. We also owed $528,807 to a related party at December 31, 2000, which bears interest at 12% per annum. This debt subsequently increased to $738,200 at April 16, 2001 and is now due April 1, 2002. At March 31, 2000, total long and short-term debt was $1,647,349.

      MARCH 31, 2000 AND 1999. We used $742,328 of cash to support our operating activities for the fiscal year ended March 31, 2000, as compared to $1,682,760 for the fiscal year ended March 31, 1999. The major component contributing to the use of cash funds for operations for the fiscal year ended March 31, 2000, other than our net loss for the year of $2,587,753, was the increase of $105,006 in prepaid expenses and other current assets. Cash was primarily provided by the non-cash expense of $319,800 for depreciation and amortization, $351,280 for stock options issued for services, and the decrease of $1,257,062 in net assets of discontinued operations. For the year ending March 31, 1999, net assets of discontinued operations increased $1,823,695 and accounts receivable increased $98,610. These increases were offset by net income of $115,241, an increase in accrued liabilities of $50,723, and adjustments of $24,042 for depreciation and amortization and $23,083 for stock or stock options issued for services.

      Our investing activities for the fiscal years ended March 31, 2000 and 1999 required a use of cash of $374,420 and $188,832, respectively. For the fiscal year ended March 31, 2000, our investing activities comprised primarily of the purchase of property and equipment for $420,365, less proceeds from sales of property and equipment of $45,945. Property and equipment acquired in the fiscal year ended March 31, 2000 primarily were computer hardware and software required for business expansion and our e-commerce and Internet operations.

      For the fiscal year ended March 31, 1999, $175,446 was expended for property and equipment and $57,520 was sold. In addition $70,906 was used for acquisitions.

      We supported the cash needs identified above by net borrowings of $158,393 and proceeds from the issuance of convertible preferred stock and common stock of $4,766,341 and $250,000, respectfully, for the fiscal year ended March 31, 2000. For the fiscal year ended March 31, 1999, cash needs were supplied by net borrowings of $1,268,500 and the issuance of long-term debt and convertible preferred stock for $528,807 and $372,037 respectfully.

      MARCH 31, 1999 AND 1998. We used $1,682,760 of cash to support our operating activities for the year ended March 31, 1999, as compared to $727,485 for the period ended March 31, 1998. The major components contributing to the use of cash funds for operations for the year ended March 31, 1999 was the increase in net assets of discontinued operations of $1,823,695 and inventory of $98,610. These increases were only partially offset by net income of $115,241, an increase in accrued liabilities of $50,723, and a total adjustment of $47,125 for depreciation and amortization and stock or stock options issued for services. For the period ending March 31, 1998, substantially all of our activities were related to our now discontinued land-based operations. The net assets of these operations were financed by the issuance of common and preferred shares.

      Our investing activities for the year ended March 31, 1999 required a use of cash of $188,832. For the year ended March 31, 1999, our investing activities were limited to the purchase of property and equipment of $175,446, sale of property and equipment of $57,520, and cash paid for acquisitions of $70,906. We supported the cash needs identified above by receiving cash from net borrowings of $1,268,500, proceeds from issuance of long-term debt of $528,807, and proceeds from the issuance of preferred stock of $372,037 for the year ended March 31, 1999.

ANTICIPATED TRENDS AND PLAN OF OPERATION

      For the remainder of the current fiscal year, we intend to continue the development of our Internet sites. We believe that focusing on providing automotive remarketing services via the Internet will improve our long-term prospects for profitability. While the land-based operations generated a substantial amount of revenue, the gross profit margins were low and insufficient to cover operating expenses relating to the land-based operations. These operating expenses consisted primarily of selling commissions, interest expenses (for financing inventory and accounts receivable), bad debt expense, and office overhead. In addition, the land-based operations were capital-intensive. In contrast, the Internet operations generate a lower amount of revenue, but result in higher profit margins.

      Our agreement with American Honda Finance Corporation will generate revenues for the next three years. We anticipate a greater number of car sales on our Honda website resulting in increased revenues in the months to come as a larger number of vehicles are being returned upon termination of leases and will be available to all Honda and Acura dealers in the United States. In addition our amended contract with American Honda Finance Corporation will provide additional revenue for each car sold on our website. With a definitive agreement having been signed with American Suzuki Motor Corporation in January 2001, we expect to generate added revenue from the Suzuki site. We anticipate entering into similar contracts with other manufacturers and financial institutions to assist them in remarketing their inventories of used vehicles; however, no such other contracts exist at this time. Our programs with Autobytel and other Internet new car retailers are currently under development and accordingly, we cannot estimate a start date for earning revenue from this or similar programs.


      Initially, revenues from Internet operations will not cover operating expenses, and we will operate at a cash flow deficit. We project that we will not be operating at a break-even level until September 2001. Accordingly, we require $800,000 of cash through external sources through August 2001. We plan to finance this deficit from additional capital in the form of equity or debt or both raised in a private placement. In the event this capital is not raised, our Internet operations will be severely limited and meeting our existing overhead will be difficult. This limitation may adversely affect shareholder value.


      To address the above-mentioned needs, we have raised, through April 20, 2001, approximately $1,700,000 from a private placement of common stock and warrants. This offering is still in process. In addition we are in discussion with investment bankers regarding an additional capital raise of up to $3,000,000 through the issuance of common shares.

      We are also attempting to raise up to an additional $10,000,000 in new capital. We estimate that the following funding will be needed:

o Approximately $5 million will be required to fund our e-commerce operations including our negative cash flow from operations. These funds will be used both to augment our current operations and to expand into new markets.

o    $2 million will be needed for marketing programs

o    $3 million for Internet development including capital expenditures.

     We cannot assure you that we will be able to raise this additional capital

                                    BUSINESS

GENERAL

      We assist automobile manufacturers, finance companies, financial institutions, lease and rental companies, and automobile dealers in marketing their inventories of used automobiles over the Internet. This is referred to as "remarketing" in the automotive industry. We have developed technology that enables businesses with used vehicles to post their inventories on a website, provide detailed information about each vehicle, and sell these vehicles to other dealers. We believe that our services provide businesses with an efficient and cost-effective used vehicle redistribution or remarketing system as an alternative to traditional auto auctions.

      Presently, all of our revenues are derived from developing and operating remarketing websites for businesses, such as American Honda Finance and American Suzuki Motor, for which we are paid listing fees and fees when a vehicle is bought or sold on the website. We are trying to market our services to other similar types of companies.

      We are trying to develop a different type of Internet remarketing service, which would be used by consumers trying to sell their used vehicles. This project is still developing.

CORPORATE BACKGROUND

      We were organized as an Arizona corporation on July 10, 1997 under the name Auto Network USA, Inc., and commenced operations on September 22, 1997, at our facility in Scottsdale, Arizona. In December 1998, we changed our name to Auto Network Group, Inc. as a result of an agreement reached with an entity with a similar name. We again changed our name to AutoTradeCenter.com in April 1999 to more properly reflect our current Internet presence and our future direction of providing automotive redistribution services over the Internet.

      SUBSIDIARIES. Auto Network Group of New Mexico, Inc., a wholly owned subsidiary, was incorporated on May 18, 1998, and commenced operations on June 1, 1998. Upon the opening of our Auto Network Group of New Mexico office and warehouse facility, we were able to attract the necessary brokers and administrative personnel by issuing common stock and stock options in our company. We utilized this same process or methodology in opening other targeted markets, which was part of our business plan and corporate strategy. Auto Network Group of New Mexico operates its business in a manner similar to certain other subsidiaries of its parent, AutoTradeCenter.com.

      On August 20, 1998, we acquired Pinnacle Dealer Services, Inc., an affiliated Arizona corporation by issuing 300,000 shares of common stock. Pinnacle Dealer Services promotes and administers alternative financing programs for dealers who purchase used cars from us.

      On January 7, 1999, we incorporated BusinessTradeCenter.com Inc. in Arizona to facilitate the buying and selling of vehicles at wholesale between dealers on the Internet. BusinessTradeCenter.com has developed the technology and systems necessary to make our inventory, as well as the inventory of member dealers, available for purchase and sale on our Internet site. In March 2000, we acquired the 45% minority interest of BusinessTradeCenter by issuing 5,000,000 shares of our common stock valued at $1.88 per share, making BusinessTradeCenter a wholly-owned subsidiary. As part of this transaction we paid a $200,000 note that contained conversion rights to acquire a 30% (after conversion) interest in BusinessTradeCenter.com.

      On March 31, 1999, we acquired Walden Remarketing Services, Inc., a Minnesota corporation, by issuing to the shareholders of Walden Remarketing 2,050,000 restricted shares of common stock, cash of $125,000, and a promissory note in the principal amount of $450,000. We valued the issued shares at their estimated fair market value of $0.71 per share, or $1,450,000. In a separate agreement reached in December 1999, the then remaining balance of this note, $314,475, was paid through the issuance of 314,475 shares of common stock, valued at $1.00 per share. Walden Remarketing assists manufacturers in the disposition of their fleet and consumer lease vehicles. Walden Remarketing changed its name to AutoTradeCenter Remarketing Services in January 2000.

      On July 20, 1999, we acquired Auto Network Group Northwest, Inc., an Oregon corporation formed for the purpose of allowing us to establish operations in the northwestern part of the United States. It had no prior operating history. Auto Network Group Northwest operates in a manner similar to Auto Network Group of New Mexico, Inc.

      On March 1, 2000 we acquired NDSCo.com Inc., a technology provider of systems and applications for the automotive industry by issuing to the former shareholders of NDSCo 1,100,000 shares of our common stock valued at $2.55 per share. NDSCo became a wholly-owned subsidiary of BusinessTradeCenter.com, Inc.

      Auto Group of San Antonio, Ltd. and Auto Network Group of Eastern Pa., Inc. became wholly-owned subsidiaries of our company on April 1, 2000. These entities did not have any prior operations. They operate in a manner similar to our New Mexico and Oregon wholesale operations. In September 2000, we decided to close the Pennsylvania operations.

      On August 2, 2000, we formed a new wholly-owned subsidiary, Auto Network Group of Denver, Inc. This subsidiary was not funded primarily due to our growing emphasis on Internet operations.

      Effective December 29, 2000, we sold our interest in Auto Network Group of New Mexico, Inc., Auto Network Group Northwest, Inc., and Auto Group of San Antonio, Ltd.

      EQUITY FINANCING. In December 1997, we sold 1,002,500 shares of common stock, in a private placement, for gross proceeds of $25,062.50. In February 1998, we sold 6,750 shares of Series A preferred stock, in a private placement, for $675,000. From November 1998 to December 1998, we sold 47,000 shares of Series B preferred stock for gross proceeds of $470,000 in a private placement. In February 2000, we sold in a private placement 21,216 shares of Series C preferred stock and 31,824 shares of Series D preferred stock for gross proceeds of $5,200,000. From March 2001 through April 20, 2001, we have sold approximately 6,800,000 shares of common stock and warrants in a private placement for gross proceeds of approximately $1,700,000. This offering is still in process.

INTERNET OPERATIONS

      On February 1, 1999, we introduced an Internet site: AutoTradeCenter.com. Our wholly-owned subsidiary, BusinessTradeCenter.com, controls the legal rights to the Internet domain name, technology, systems, and programming required to operate this site. Upon introduction, access to this site was limited to registered members including automobile dealers, leasing companies, banks, and fleet or rental companies. It was our intent, at the time, to provide to members information on used vehicles offered for sale by us and by others. To encourage use of this site, initially we offered free membership. We planned to charge a membership fee at an undetermined future date. From inception approximately 500 businesses have registered as members. Initially up to ten members posted cars on the Internet site. Our entire inventory also was listed on the Internet site. To date no revenue has been generated from the AutoTradeCenter.com web site. The start-up costs for the development of the site were not material, since the prior minority owner of BusinessTradeCenter.com contributed the technology for the site design for its ownership interest.

      The development of our website and our acquisition of Walden Remarketing Services led to the execution of a Motor Vehicle Remarketing Agreement with American Honda Finance Corporation in February 2000. The agreement gave us the exclusive contract to remarket, over the Internet for two years, all of the vehicles returned to Honda after termination of a lease. Access to the website is restricted to users approved by Honda. As of June 15, 2000, the Honda Web site was operational with all Honda and Acura dealers throughout the United States. We amended our agreement with American Honda Finance on February 12, 2001. Among other things, the amendment extends our contract to remarket Honda and Acura vehicles through January 31, 2004, and increases the fees we can earn for each vehicles marketed on the website.

      We developed a pilot program for Suzuki, similar to the program utilized for Honda, which began in September 2000. We signed a definitive agreement with Suzuki in January 2001. BusinessTradeCenter is responsible for the technology used in our contracts with American Honda Finance Corporation and American Suzuki Motor Corporation, in addition to the on-going responsibility of maintaining the system.

      On March 1, 2000, we acquired NDSCo.com Inc., a provider of technology for the automotive industry. We believe that the applications and technology obtained by this acquisition complements the technology that we have previously acquired or developed. The rights to this technology, processes and applications became the property of BusinessTradeCenter.com. The functionality of several of the systems acquired through the NDSCo.com acquisition is similar to the technology previously developed by BusinessTradeCenter. However, we believe that the NDSCo.com systems offer more flexibility and capability of being adapted for use by multiple clients. We believe that this technology allows us to add more clients, such as American Suzuki, without having to effect major changes to what we have already developed for existing clients.

      By combining the BusinessTradeCenter and NDSCo.com technologies, we are creating the next generation of AutoTradeCenter technology called ATCADVANTAGE, to better service current clients such as American Honda Finance Corporation and American Suzuki Motor Corporation, as well as prospective clients. These prospective clients would be automobile manufacturers, finance companies, financial institutions, lease and rental companies, and automobile dealers with an inventory of used vehicles to sell. We launched ATCADVANTAGE in February 2001 with the Honda website. Both the Honda and Suzuki websites are actually part of the ATCADVANTAGE platform. We hope to add other clients.

      The ATCADVANTAGE web site offers, among other things, the following services and features:

o INVENTORY LISTING - A consignor can post inventory for sale. The listing includes a complete description of each vehicle, including make, model, trim, accessories, mileage, and the wholesale price. Uploaded digital images and condition reports are also associated with the vehicles for viewing.

o COMMUNITY - Consignors can set up a private, branded site for the purpose of providing an information center for their buying dealers. This area on the site facilitates dealer buying histories, remarketing activities calendar, transportation links, newsletter and other static links. Consignors can advertise here, through the use of banner ads, and other tools to market information to prospective buyers.

o CARGROUPS -Consignor vehicles are organized into groups that follow the same business rules, or behaviors. This technology allows differing vehicle bodies to be searched, and viewed side by side by with vehicles from other CarGroups. Consignors can make all their portfolios available for sale to any, or all-prospective buyers through the use of one or more CarGroups.

o CLIENT INVENTORY MANAGEMENT TOOLSET - Live performance reports, auction routing and individual vehicle tracking are available to the consignors providing a comprehensive view of their portfolios activity including sales and logistical data.

o CONDITION REPORT UPLOAD STANDARDS - Reduces integration costs as vendors are introduced into the environment. The Standard is intended to make it easier for buying dealers to interpret vehicle inspection results.

o CLICK SUPPORT FOR DEALERS - Utilizes push technology to take customer service levels to a new higher standard. The application of push technology, with advanced lead and follow characteristics, links directly with a CRM system, to unify dealer phone, fax, browsing and email activities.

      Since we have been unable to generate revenue from posting and selling vehicles on the AutoTradeCenter.com site as a result of, among other things, premature timing obstacles relating to the dealer-to-dealer exchanges of used vehicles, we decided to change the functionality of our AutoTradeCenter.com web site as follows:
o    No automobiles are posted on the site.
o    We are redirecting dealers to the ATCADVANTAGE site.

We are using the AutoTradeCenter.com site to provide information about our company, such as financial statements, press releases, personnel information, etc.

      For services provided on our ATCADVANTAGE site, we intend to charge our clients a per vehicle listing fee and a transaction fee for each vehicle sold on the website. We also intend to charge fees for extra services such as providing a call center, generating reports and analyzing data collected through the website.

      BusinessTradeCenter is also responsible for the development and maintenance of our Internet application utilizing our website WWW.TRADEINCARSONLINE.COM. This website, introduced in December 1999, was designed to facilitate the Internet car buying process by providing a firm bid on trade-ins. Consumers can obtain a bid from us on their used car that they are trading in when purchasing a new vehicle from one of the on-line new car sale or referral programs. We initiated a pilot program in Arizona in May 2000. We have entered into a strategic alliance with Autobytel.com Inc. Our non-binding letter of intent with Autobytel.com calls for us to make a firm bid on trade-ins from their prospective customers. Under this agreement, a new car customer of Autobytel can offer his trade-in, if any, to us. We will provide the customer with a firm bid to purchase the trade-in vehicle, subject only to proof of good title and a satisfactory condition report. Since we do not have an exclusive agreement with Autobytel, Autobytel can institute a competing program similar to ours at any time. As of the date of this prospectus, we have not purchased a vehicle under the Autobytel program and we are unable to predict when or if we will earn any revenues from this or any other website.

LAND-BASED OPERATIONS

      We began operations as a licensed wholesale automobile dealer engaged in the wholesale used car business. The wholesale used car business involves the buying of a used vehicle from a licensed automobile dealer and selling that vehicle to another licensed automobile dealer. Automobile dealers are licensed through the laws of each state where they conduct business and include the following types of entities:

o     Franchised dealers
o     Independent dealers
o     Finance companies
o     Lease companies
o     Car rental companies

      The distribution process of used automobiles takes place on local and national levels as car demand and supply fluctuates within and between local and national markets. Currently, the auto auctions located primarily in major urban areas across the country fill this re-distribution process. We, and other wholesale companies similar to us, satisfy only a small portion of the used car re-distribution process. The typical profile of other wholesale companies, commonly referred to as independent wholesale brokers, are either individuals or small groups of up to five individuals that buy and sell automobiles as described above. Our land-based operations competed with both the auto auctions and the independent wholesale brokers. Our land-based operations focused their efforts on the buying and selling late model luxury automobiles. The average vehicle sale was approximately $15,000.

      Our land-based operations contracted with salesmen, referred to as brokers, to buy and sell used vehicles. Each broker entered into a non-exclusive contract with the local operation that authorized the broker to act as the operation's agent in the buying and selling of used vehicles under the company name. Each operation used corporate funds to purchase the vehicle and in turn all monies received upon the sale of the used vehicle were deposited into the corporate bank account. Even though the broker had the authority to buy used vehicles, each operation contractually limited the amount of inventory that each broker could have on hand or unsold at any given point in time. Each broker had the responsibility to sell the used cars he or she has purchased. The average length of time a used vehicle was in inventory was 15 days. Generally, each operation compensated its brokers under one of two compensation methods. Under the first plan, the broker retained the profit or loss in excess of a fixed fee, ranging from $175 to $225, retained by us. The second compensation plan involved the company sharing any gain and loss with the broker. There was no fee assessed under this plan. The first compensation plan was the method predominately used.

      As of January 31, 2001, we discontinued all land-based operations.

AUTOTRADECENTER REMARKETING SERVICES (FORMERLY WALDEN REMARKETING SERVICES)

      AutoTradeCenter Remarketing assists the finance subsidiaries of manufacturers, banks or other finance companies in disposing of used vehicles that are being returned upon the expiration of a lease term. AutoTradeCenter Remarketing currently is providing these services for our contract with American Honda Finance Corporation utilizing the technology provided by BusinessTradeCenter.com.

      In the mid 90's, creative lease programs appeared and thousands of vehicles that had been returned to finance companies after termination of a lease started to appear at auto auctions. Currently, we believe that lessees purchase only 25% of these vehicles at termination of the lease. In addition, dealer purchases of these vehicles have not met industry expectations. Therefore, lessors have not been able to maximize the residual prices for these vehicles, resulting in certain cases in severe losses on lease portfolios. Remarketing programs were developed to address this resale need.

FINANCE PROGRAMS - PINNACLE DEALER SERVICES

      We acquired Pinnacle Dealer Services to promote and administer alternative third party finance programs for dealers who purchase used cars from us. Making financing available to dealers had the effect of increasing sales and cash flow without exposing us to any financing risks. These dealers, who were independent of our company, were obligated to the third party for any financing extended to them. The third party had the risk of making the loans. This type of arrangement is no longer needed in light of the disposition of our land-based operations.

CUSTOMERS

      Our e-commerce Internet automotive solutions and initiatives provides us with the opportunity to serve the large suppliers of used automobiles such as finance companies, lease companies and car rental companies. These customers are also considered to be automobile dealers; however, they only supply the industry with used vehicles, they are not purchasers of used automobiles.

      For the nine months ended December 31, 2000, all of our revenues from continuing operations were generated from our contract with American Honda Finance.

SEASONALITY OF BUSINESS

      The sale of used automobiles is a year-round process. However, generally sales slow down during the fourth quarter of the calendar year due to the introduction of new models and the holiday season. Business generally picks up in January. Similarly there are fewer vehicles returned after the termination of a lease in the fourth quarter of the calendar year. This is followed by a return to higher volumes in the first and second calendar quarters, followed by a further increase in vehicles being returned after termination of a lease during the summer months.

WORKING CAPITAL PRACTICES

      We financed our inventory needs for our land-based operations through private sources of capital and proceeds from the sale of used cars. In addition, we utilized a $3,000,000 line of credit with Wells Fargo Business Credit, Inc. This line of credit will no longer be needed due to the disposition of our land-based operations.

COMPETITION

      We compete with other Internet-based entities that maintain commercial Web sites for the wholesale remarketing of vehicles on the Internet including Autodaq.com Inc., Manheim Interactive, The Cobalt Group and GMAC's Smart auction. We believe that we compete for customers, which are entities with inventories of off-lease or program vehicles to sell, primarily on the basis of:

o Pricing - what it costs these entities to use our services as opposed to the services of others;
o The experience and expertise of our personnel in Internet technology and the automobile remarketing/retail sales industries;
o    Our call center which is staffed 24 hours a day, 7 days a week;
o    Whether the needs of these entities are being addressed adequately; and
o The quality of service to be rendered to all users of the Web site - this includes both the entities and the prospective buyers of the vehicles.

      We currently assess our competition as follows:

o AUTODAQ.COM INC. - We believe that we compete directly against Autodaq.com Inc., an entity that currently provides an Internet Web site that competes with our Internet initiatives. These initiatives are directed to the acquisition and redistribution of vehicles returned to finance companies after termination of a lease. Because Autodaq.com is privately held there is little public knowledge about this company, its financial strength or its business model. We consider Autodaq.com to be a major competitor. Based upon the reaction from prospective customers to our most recent proposals, we believe that we compete favorably with Autodaq.com.

o MANHEIM INTERACTIVE - Manheim Interactive is an Internet-based subsidiary of Manheim Auctions, which is the largest automobile auction company in the United States. Until recently Manheim Interactive had limited its presence only to vehicles grounded at Manheim auctions. However, we believe that Manheim intends to expand its Internet presence to include other vehicles. Manheim is far better capitalized than we, as it is owned by Cox Enterprises, a subsidiary of Cox Communications.

o FLEET LEASE DISPOSAL, INC. - Fleet Lease Disposal is a privately-held Florida-based corporation that competes against us for large financial institution clients. It appears to have a management team with a significant amount of experience both in automobile sales and Internet technology.

o THE COBALT GROUP - Cobalt is a public company. It also is better capitalized than our company. Currently The Cobalt Group is a leading provider of e-business products and services to the automotive industry. Nearly half of the nation's auto dealers use Cobalt's technology, including 8,500 Web services clients. Its e-business products and services are endorsed by 15 automotive manufacturers and more than 50 of the 100 largest dealer groups in the United States. Cobalt is the only e-business provider endorsed by the National Automobile Dealers Association. In the event Cobalt decides to enter the remarketing business, it can become a formidable competitor.

o GMAC - Although the GMAC web site has been limited to General Motors' vehicles, an expansion of this site to other manufacturers and financial institution also could provide substantial competition.

      MyTradeIn.com Inc. is a private entity that is planning to introduce a Web site WWW.MYTRADEIN.COM that will compete with our Internet initiative WWW.TRADEINCARSONLINE.COM. Because this Web site is not currently functional, we are unable to determine the business model it represents nor are we able to access to what extent it will be competition. We believe MyTradeIn.com Inc. will be a major competitor.

GOVERNMENT REGULATION

      Compliance with government regulations does not impose a significant impact on our Internet operations.

EMPLOYEES AND BROKERS

      As of February 21, 2001, we had 25 full-time employees and no part-time employees. Employment levels remain relatively high as we anticipate future growth. We depend upon a limited number of key management and technical personnel. As we continue to mature, grow and diversify, our need for highly skilled professionals increases. Our continued success will depend in large part upon our ability to retain and attract managerial and technical personnel with significant experience in finance, technology and computers, marketing, and sales as well as managers and brokers who have significant automobile industry experience. None of our employees is represented by labor organizations; we have never had a work stoppage or slowdown as a result of labor issues; and we have excellent relations with our employees. Management believes that the adoption of our stock plans, along with other company benefits, will enhance employees' interest in remaining with us. In the future, management is planning to add further incentives to attract and retain high quality personnel.

FACILITIES

      We lease administrative and warehouse facilities, comprising a total of 13,500 square feet in Scottsdale, Arizona, from an unrelated third party under an operating lease expiring September 30, 2002. In addition, we sublease 6,000 square feet of office space from an unrelated third party that expires February 28, 2002. We housed both our Internet operations and Scottsdale land-based operations in these facilities. With the disposition of our land-based operations, we estimate that we will need approximately 11,000 square feet. We will attempt to sublease any excess office space.

      Facilities for our land-based operations were leased by the respective subsidiaries. Accordingly, with the disposition of our land-based operations, we do not have any ongoing obligations for those leases, except for the Scottsdale location, as described above.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

      The officers and directors of the company are as follows:


NAME                              AGE         POSITION

Roger L. Butterwick               53          President, Treasurer and Director
John E. Rowlett                   51          Vice President, Secretary, Chief Operating Officer and Director
Michael H. Feinstein              65          Chief Financial Officer
Mark R. Jensen                    36          Chief Technology Officer and Vice President of Internet Operations
John Houck                        63          Director
James Kaiser                      57          Director
David Livingston                  67          Director
R. Gary McCauley                  58          Director
L. David Sikes                    59          Director
A. Marvin Strait                  67          Director

      The term of office of each director of our company ends at the next annual meeting of our stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in our Bylaws or has been fixed by the board of directors. The term of office of each officer of our company ends at the next annual meeting of our board of directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

      ROGER L. BUTTERWICK has been the President and a director of our company since December 8, 1999 and our Treasurer since April 2, 1999. Prior to joining our company, Mr. Butterwick devoted the majority of his time as a partner in Cambridge Management Associates, LLP, an organization in the business of structuring and securing financing for developing organizations. Previously, Mr. Butterwick was an owner of Lehman, Butterwick & Company, P.C., a large local certified public accounting firm located in Denver, Colorado. In addition, he has been involved with the finance and mortgage banking industries. Mr. Butterwick received his Bachelor of Science in Business Administration from the University of Denver. He is a member of the American Institute of CPA's. Mr. Butterwick is a full-time employee of our company.

      JOHN E. ROWLETT has been the Secretary and a director of our company since December 8, 1999. Mr. Rowlett is a 25-year veteran of the automobile business. He has extensive expertise in all areas of dealership management, including facility design, development and maintenance, sales, sales management, general management, finance, CSI, wholesaling, reconditioning, parts, service and body shop management, forecasting, budgeting, policy administration, inventory acquisition and control, market trends, and financial management. Mr. Rowlett has been charged with the responsibility of managing large retail mega-dealerships involving multiple locations and new car store franchises. Accomplishments include:
     o Graduate of Chrysler Corporation's Dealer Academy
     o Experienced in turnarounds and rapid growth transitions, outstanding history of rehabilitation of marginal or unprofitable dealerships.
     o Accomplished in marketing, product development, operations and direct sales of diverse product lines.
     o Effective in all phases of labor relations, including recruiting, hiring, training, motivating and supervising.

      MICHAEL H. FEINSTEIN has been the Chief Financial Officer of our company since May 2000. Mr. Feinstein also serves as a director and the chairman of the audit committee of Styling Technology Incorporated of Scottsdale, Arizona, a publicly-held manufacturer and distributor of beauty salon products. He has held this position since June 1997. From May 1998 to April 2000, Mr. Feinstein has provided business consulting services in Phoenix, Arizona, in addition to serving for a period of time as the President of a private company engaged in manufacturing located in Tempe, Arizona. From July 1995 to May 1998, he served as the chief financial officer for Monaco Finance, Inc., of Denver, Colorado, a sub-prime automobile finance company formerly listed on NASDAQ. He was the executive vice president and later president of American Southwest Holdings, Inc., of Phoenix, Arizona, engaged in the mortgage securitization industry. From 1983 to 1993, Mr. Feinstein was the chief financial officer for MDC Holdings, Inc. and Asset Investors Corporation, both based in Denver, Colorado and traded on the New York Stock Exchange. MDC Holdings is one of the largest homebuilders in the United States and Asset Investors is a real estate investment trust. Prior to 1983, he was a partner with the national public accounting firm of Deloitte and Touche. Mr. Feinstein is a graduate of the Wharton School of the University of Pennsylvania. He obtained his CPA certificate from Colorado and has been a member of the American Institute of CPA's.

      MARK R. JENSEN has been our Chief Technology Officer since March 2000. He is responsible for all operations that relate to our Internet initiatives. Mr. Jensen joined us from NDSCo.com, a privately-held Internet automotive remarketing company that we acquired in March 2000. As acting chief operations officer, he managed NDSCo.com's business operations from April 1999 to March 2000. Mr. Jensen founded The Deanox Group, Inc. in 1989 and operated that company until 1998. As a privately-held company in Logan, Utah, The Deanox Group provided computer software, hardware, and consulting services to customers desiring to apply computer technologies to their business operations. Mr. Jensen has been a frequent speaker and trainer for groups and academic forums including the State of Utah, Utah State University, Bernina of America, Weber State College, Mountain West Center for Regional Studies, Utah State Continuing Education Department, and the Office of the Governor for the State of Utah.

      JOHN HOUCK has been a director since November 2000. Mr. Houck retired in December 1998 from Toyota Motor Credit, where he had served as manager of its Phoenix, Arizona, branch office since June 1987. From December 1966 to May 1987, he worked with Ford Motor Credit, serving in the capacity of branch manager in Honolulu, Hawaii.

      JAMES KAISER has been a director since November 2000. Mr. Kaiser has been the chairman, chief executive officer, and a director of Avenir Partners Inc., a privately-owned franchised automobile dealership located in Memphis, Tennessee, since December 1998. He has also been the president of Kaiser Services, LLC, a business development company, located in Manhattan Beach, California, since 1998. From 1994 to 1996, Mr. Kaiser was the president, chief executive officer, and a director of Quanterra Inc., a subsidiary jointly owned by Corning Inc. and International Technology Inc., engaged in the business of environmental testing laboratories and located in Denver, Colorado. Mr. Kaiser serves as a director of the following public companies: Sunoco, Inc. since 1993; and The Mead Corporation since 1995.

      DAVID LIVINGSTON has been a director since November 2000. Since December 1995, Mr. Livingston has been the managing partner of The Corporate Development Group, a private firm located in Mission Viejo, California offering corporate development and investment banking services. He was the executive vice president of the Bank of New Mexico (a Western Bancorporation/First Interstate Bancorporation bank) from 1962 to 1970 and chairman, chief executive officer, and a director of First National Bank of Albuquerque from January 1970 to March 1975. During his career, Mr. Livingston has served on numerous boards for corporate, civic, and charitable organizations. He is also the current chairman of David Livingston & Associates, Inc., dba Pacific-Southwest Capital Group since 1975.

      R. GARY MCCAULEY has been a director since November 2000. Since 1964, he has owned and/or operated a number of private businesses. Mr. McCauley has been the owner, developer, and manager of retail shopping centers in Florida and Colorado since 1986. In addition, since 1972, he has held oil and gas interests through D&G Enterprises, a private company co-owned by him. He has owned and been the president and/or general manager of various automobile dealerships from time to time: Scott Toyota, Inc, Scottsdale, Arizona (1998-2000); McCauley Mazda, Phoenix, Arizona (1989-1990); McCauley Oldsmobile/Honda, Colorado Springs, Colorado (1977-1990); McCauley Volkswagen, Albuquerque, New Mexico (1966-1977); and McCauley Volkswagen, Yuma, Arizona (1964-1966). From 1979 to 1990, Mr. McCauley was the co-founder and an officer of Sunwest Life Insurance Co., which provided life, accident, health, and extended warranty insurance products to over 50 automobile dealerships in the western United States.

      L. DAVID SIKES has been a director since November 2000. Since March 1995, Mr. Sikes has been the chairman and chief executive officer of Ramtron International Corporation, a publicly-owned specialty semiconductor company located in Colorado Springs, Colorado. Mr. Sikes was president and chief executive officer of the U.S. operations of ASM International N.V., a public semiconductor company domiciled in the Netherlands, from January 1990 to July 1992. His background also includes management positions with the following: vice president for the semiconductor product sector of Motorola, Inc., Phoenix, Arizona, from June 1984 to June 1987; an executive for National Semiconductor Corporation, Santa Clara, California, from July 1972 to January 1974; and an engineering management position for Eastman Kodak Company, Rochester, New York, from July 1963 to January 1967.

      A. MARVIN STRAIT has been a director since November 2000. Mr. Strait has been in the practice of public accountancy under the name of A. Marvin Strait, CPA, since June 1994. He specializes in litigation support, offering consulting services with a focus on business valuation. Mr. Strait was previously the managing partner and later chairman with Strait oKushinsky and Company, P.C. in Colorado Springs, Colorado, from October 1977 to May 1993. Mr. Strait was a past chairman (1987-1988) and served on the board of directors (1983-1989) of the American Institute of Certified Public Accountants. He received the AICPA Gold Medal for Distinguished Service in 1992. Mr. Strait currently serves as a director of the following: Whitman Education Group, Inc., a publicly-held company based in Miami, Florida, since late 1998; Colorado Technical University, a private university with campuses in Colorado and South Dakota, since 1990; and Western National Bank, a privately-held bank located in Colorado Springs, Colorado, since 1996.

EXECUTIVE COMPENSATION

      The following table sets forth the remuneration for Mr. Butterwick by fiscal year, who functions as our chief executive officer. We are not required to set forth information for any officer whose total annual salary and bonus does not exceed $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION
                                                                                                          ALL OTHER
  NAME AND                                                                                                COMPENSA-
  PRINCIPAL                                                                                                 TION
  POSITION                                                                                                   ($)
                              ANNUAL COMPENSATION                           AWARDS             PAYOUTS
                                                        OTHER      RESTRICTED    SECURITIES
                                                       ANNUAL        STOCK       UNDERLYING     LTIP
                                                      COMPENSA-     AWARD(S)      OPTIONS/     PAYOUTS
                  YEAR      SALARY ($)    BONUS ($)    TION($)        ($)         SARS (#)       ($)

    Roger         1999      $63,000(1)<F1>   -0-          -0-          -0-          -0-          -0-          -0-
 Butterwick       2000        $54,000        -0-          -0-          -0-        500,000        -0-          -0-
  President
--------------

(1)<F1>  Includes $36,000 paid to Mr. Butterwick as a consultant prior to becoming President.

      Currently, we pay the following monthly salaries plus car allowances:

      Roger Butterwick - $13,200
      John Rowlett - $12,500
      Michael Feinstein - $11,000
      Mark Jensen - $14,500

      We reimburse all officers and directors for actual out-of-pocket expenses incurred on our behalf.

      We have no retirement, pension, profit sharing or medical reimbursement plans exclusively covering our officers and directors, although we do contemplate implementing a company sponsored 401(k) plan and providing major medical and dental health insurance coverage for all employees in the near future.


                                           OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                            POTENTIAL REALIZABLE VALUE   ALTERNATIVE
                                                                            AT ASSUMED ANNUAL RATES OF    TO (F) AND
                                                                             STOCK PRICE APPRECIATION        (G):
                            INDIVIDUAL GRANTS                                    FOR OPTION TERM          GRANT DATE
                                                                                                            VALUE
                                 PERCENT OF
                   NUMBER OF       TOTAL
                  SECURITIES    OPTIONS/SARS
                  UNDERLYING     GRANTED TO    EXERCISE OR                                                GRANT DATE
                 OPTIONS/SARS    EMPLOYEES     BASE PRICE     EXPIRATION                                   PRESENT
     NAME         GRANTED (#)    IN FISCAL       ($/SH)          DATE         5% ($)         10% ($)       VALUE $
                                    YEAR
     Roger          250,000        17.6%          $1.00        10/01/02       $37,500        $75,000
  Butterwick      250,000(1)<F1>   17.6%          $1.00        10/01/02       $37,500        $75,000
----------------

(1)<F1>  This option vests upon the company achieving certain gross sales and net profits goals.  The goals are being revised due to the disposition of the land-based operations.  25,000 of these options have vested.


                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
                                                                        NUMBER OF SECURITIES
                                                                             UNDERLYING         VALUE OF UNEXERCISED
                                                                            UNEXERCISED             IN-THE-MONEY
                          SHARES ACQUIRED ON                              OPTIONS/SARS AT         OPTIONS/SARS AT
         NAME                EXERCISE (#)        VALUE REALIZED ($)     FISCAL YEAR END (#)     FISCAL YEAR END ($)
                                                                            EXERCISABLE/            EXERCISABLE/
                                                                           UNEXERCISABLE           UNEXERCISABLE

   Roger Butterwick               -0-                    -0-              275,000/225,000        $601,563/$492,188


      In addition to the stock options granted to Mr. Butterwick shown in the above table, stock options have also been granted to Mr. Butterwick in connection with loan guarantees. In addition, certain stock options were granted to Cambridge Management Associates, LLP, an entity controlled by Mr. Butterwick, that provided contracted financial services to our company prior to Mr. Butterwick becoming an officer, as described in the section of this prospectus entitled "Certain Relationships and Related Transactions."

CONSULTING AGREEMENT

      On December 1, 1999, we canceled the Consulting Agreement that we had entered into with Dennis E. Hecker as part of our acquisition of Walden Remarketing Services. Mr. Hecker had previously agreed to provide consulting services to our company for a period of three years ending April 20, 2002. The options that had been granted Mr. Hecker as consideration for his services were also cancelled.

DIRECTORS' COMPENSATION AND COMMITTEES

      We pay each non-employee director $3,000 for his attendance at both the annual stockholders' meeting and annual directors' meeting, $2,000 for his attendance at each physical meeting of the board of directors, $750 for his attendance at each physical committee meeting, and $500 for his attendance at each telephonic meeting of the board of directors. We also reimburse them for their travel expenses incurred in connection with these meetings.

     We have the following committees of the board of directors:
o Audit Committee, consisting of A. Marvin Strait (committee chairman), John Houck, and Michael H. Feinstein (corporate liaison)
o Technical Committee, consisting of L. David Sikes (committee chairman), James G. Kaiser, and Mark R. Jensen (corporate liaison)
o Compensation Committee, consisting of R. Gary McCauley (committee chairman), David G. Livingston, and John E. Rowlett (corporate liaison)

STOCK OPTION PLAN

      On August 5, 1997, the shareholders adopted the 1997 Stock Option Plan, which provides for the granting of both incentive stock options and non-qualified options to eligible employees, officers, and directors. The option pool is adjusted annually on the beginning of our fiscal year to a number equal to 10% of the number of shares of common stock outstanding at the end of our last completed fiscal year. At March 31, 2000, the number of shares eligible pursuant to the plan is 2,808,307. The plan is administered by the compensation committee of the board of directors or, if there is no committee, by the board of directors. A registration statement on Form S-8 was filed on May 15, 2000 registering the underlying shares of the options granted. At March 31, 2000, 2,139,755 options had vested and were eligible for exercise at a total exercise price of $2,227,587.

      The plan provides that disinterested directors, defined as non-employee directors or persons who are not directors of one of our subsidiaries, will receive automatic option grants to purchase 10,000 shares of common stock upon their appointment or election to the board of directors. Options shall have an option price equal to 100% of the fair market value of our common stock on the grant date and shall have a minimum vesting period of one year from the date of grant.

      Each option granted under the plan will be evidenced by a written option agreement between our company and the optionee. Incentive stock options may be granted only to employees as defined by the Internal Revenue Code. The option price of any incentive stock option may not be less than 100% of the fair market value per share on the date of grant of the option; provided, however, that any incentive stock option granted under the plan to a person owning more than 10% of the total combined voting power of our common stock will have an option price of not less than 110% of the fair market value per share on the date of grant of the incentive stock option. Each non-qualified stock option granted under the plan will be at a price no less than 85% of the fair market value per share on the date of grant thereof, except that the automatic stock option grants to disinterested directors will be at a price equal to the fair market value per share on the date of grant. The exercise period of options granted under the plan may not exceed ten years from the date of grant thereof. Incentive stock options granted to a person owning more than 10% of the total combined voting power of the common stock cannot be exercisable for more than five years. No portion of any option will be exercisable prior to the first anniversary of the grant date.

      An option may not be exercised unless the optionee then is an employee, officer, or director of our company or its subsidiaries, and unless the optionee has remained continuously as an employee, officer, or director of our company since the date of grant of the option. If the optionee ceases to be an employee, officer, or director of our company or any subsidiary other than by reason of death, disability, retirement, or for cause, all options granted to such optionee, fully vested to such optionee but not yet exercised, will terminate 90 days after the date the optionee ceases to be an employee, officer, or director. All options, which are not vested to an optionee, under the conditions stated in this paragraph for which employment ceases, will immediately terminate on the date the optionee ceases employment or association.

      Options have been granted under this plan as follows:

         Granted.............................................................................      175,000
         Exercised...........................................................................            0
         Cancelled/expired...................................................................      (25,000)
                                                                                             -------------
         Balance, March 31, 1998.............................................................      150,000
         Granted.............................................................................    1,361,499
         Exercised...........................................................................            0
         Cancelled/expired...................................................................     (125,000)
                                                                                             --------------
         Balance, March 31, 1999.............................................................    1,386,499
         Granted.............................................................................    1,322,080
         Exercised...........................................................................            0
         Cancelled/expired...................................................................      (25,000)
                                                                                             -------------
         Balance, March 31, 2000.............................................................    2,683,579
         Granted.............................................................................      465,000
         Exercised...........................................................................     (370,425)
         Cancelled/expired...................................................................     (147,009)
                                                                                             -------------
         Balance, December 31, 2000..........................................................    2,631,145
                                                                                             =============

2000 EQUITY INCENTIVE COMPENSATION PLAN

      On November 29, 2000, the board of directors adopted the 2000 Equity Incentive Compensation Plan, which provides for granting stock options, stock appreciation rights, restricted and deferred stock, bonus stock, and other stock-based awards to officers, directors, employees, and independent contractors. The shareholders must still adopt this plan. The total number of shares of common stock that may be subject to the granting of awards under this plan at any time during the term of the plan is equal to 3,500,000 shares, plus the number of shares with respect to which awards previously granted under the plan that terminate without being exercised, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements. During any fiscal year the number of options, stock appreciation rights, restricted shares of common stock, deferred shares of common stock, shares as a bonus or in lieu of other company obligations, and other stock-based awards granted to any one participant may not exceed 450,000 for each type of such award, subject to adjustment in certain circumstances. The maximum amount that may be paid out as an annual incentive award or other cash award in any fiscal year to any one participant is $2,000,000, and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one participant is $5,000,000.

     The compensation committee of the board of directors administers this plan, and

o    selects eligible persons to receive awards,
o determines the type and number of awards to be granted and the number of shares of common stock to which awards will relate,
o specifies times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof),
o    sets other terms and conditions of awards,
o    prescribes forms of award agreements,
o    interprets and specify rules and regulations relating to this plan, and
o makes all other determinations that may be necessary or advisable for the administration of this plan.

      The board of directors may amend, alter, suspend, discontinue or terminate this plan or the compensation committee's authority to grant awards without further stockholder approval. However, stockholders must approve any amendment or alteration if that approval is required by law or regulation or under the rules of any stock exchange or quotation system on which our shares are then listed or quoted.

      Unless earlier terminated by the board of directors, this plan will terminate at such time as no shares of common stock remain available for issuance under this plan and we have no further rights or obligations with respect to outstanding awards under this plan.

      Subject to approval of this plan by the stockholders, options have been granted under this plan as follows:

         Granted.............................................................................    1,650,000
         Exercised...........................................................................            0
         Cancelled/expired...................................................................            0
                                                                                             -------------
         Balance, December 31, 2000..........................................................    1,650,000
                                                                                             =============

OTHER OPTIONS

In addition to the stock options granted under the 1997 stock option plan and 2000 equity incentive compensation plan, we have granted options as follows:


         Granted.............................................................................      850,000
         Exercised...........................................................................            0
         Cancelled/expired...................................................................            0
                                                                                             -------------
         Balance, March 31, 1998.............................................................      850,000
         Granted.............................................................................    1,589,810
         Exercised...........................................................................            0
         Cancelled/expired...................................................................     (350,000)
                                                                                             -------------


                                       34




         Balance, March 31, 1999.............................................................    2,089,810
         Granted.............................................................................      465,000
         Exercised...........................................................................            0
         Cancelled/expired...................................................................     (300,000)
                                                                                             -------------
         Balance, March 31, 2000.............................................................    2,254,810
         Granted.............................................................................            0
         Exercised...........................................................................     (210,000)
         Cancelled/expired...................................................................      (75,000)
                                                                                             -------------
         Balance, December 31, 2000..........................................................    1,969,810
                                                                                             =============


                        SECURITIES OWNERSHIP OF PRINCIPAL
                           STOCKHOLDERS AND MANAGEMENT

      The following table provides stock ownership information as to the officers and directors individually and as a group, and the holders of more than 5% of our common stock as of December 31, 2000:

                                                                                    PERCENT OF CLASS (1)<F1>
                                                 NUMBER OF SHARES               BEFORE                 AFTER
NAME AND ADDRESS OF OWNER                               OWNED                  CONVERSION          CONVERSION (2)<F2>

Mark Moldenhauer                                    4,669,000 (3)(4)<F3><F4>    13.39%                10.66%
14500 N. Northsight Blvd. #213
Scottsdale, AZ 85260

Almond Investors, LLC                                5,808,085 (5)<F5>          14.51%                13.37%
110 Colabaugh Pond Road
Croton-on-Hudson, NY 10520

Lloydminister Enterprises                              2,500,000                 7.24%                 5.75%
Battersea Bridge Road
London, England SW11 3BG

Kindersley Holdings Inc.                               2,500,000                 7.24%                 5.75%
23 Bentinck Street
London, England W1M 5R1

Roger L. Butterwick                            1,299,400 (4)(6)(7)<F4><F6><F7>   3.64%                 2.91%

R. Gary McCauley                                     325,000 (7)(8)<F7><F8>      0.93%                 0.74%

John E. Rowlett                                      215,000 (7)(9)<F7><F9>      0.62%                 0.49%

John Houck                                            125,000 (7)<F7>            0.36%                 0.29%

James Kaiser                                          125,000 (7)<F7>            0.36%                 0.29%

David Livingston                                      125,000 (7)<F7>            0.36%                 0.29%

L. David Sikes                                        125,000 (7)<F7>            0.36%                 0.29%

A. Marvin Strait                                      125,000 (7)<F7>            0.36%                 0.29%

Mark R. Jensen                                        50,000 (10)<F10>           0.14%                 0.11%

Michael Feinstein                                          0                      --                    --

All officers and directors as a group                2,514,400(11)<F11>          6.81%                 5.48%
(10 persons)
-----------------


                                       35

(1)<F1> Where persons listed on this table have the right to obtain additional shares of common stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from December 31, 2000, these additional shares are deemed to be outstanding for the purpose of computing the percentage of common stock owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. Percentages are based on 34,514,001 shares outstanding before the offering and 43,451,201 shares outstanding after the offering.


(2)<F2> Assumes the conversion of 12,852 shares of Series C preferred stock at $0.75 per share and 17,034 shares of Series D preferred stock using a conversion price of $0.25 per share and the issuance of the 410,000 option shares. Since the conversion price of the Series D preferred stock is equal to 65% of the average closing bid price for the 10 trading days immediately preceding the date of conversion, the number of shares is subject to change. Almond did not, in connection with its acquisition of the Series C and D preferred stock, obtain any voting rights, directorships, rights to directorships, positions with us, right to positions with us, or any non-public information regarding us. Further, Almond acquired the Series C and D preferred stock in the ordinary course of business, for its own account, and not with a view to distribution and did not, at the time of such acquisition nor any time thereafter, have any agreement or understanding, directly or indirectly, with any person to distribute any portion of the Series C and D preferred stock or the common stock issuable upon conversion.


(3)<F3>  Includes 100,000 shares issuable upon the exercise of options.

(4)<F4>  Includes 250,000 shares issuable upon the exercise of options.

(5)<F5> Includes 5,154,400 shares issuable upon conversion of 8,976 shares of Series C preferred stock and 9,894 shares of Series D preferred stock, assuming a conversion price of $0.25 for the Series D preferred stock.

(6)<F6> Includes 99,400 shares held of record by Cambridge Consulting Group, an entity controlled by Mr. Butterwick. Includes 825,000 shares issuable upon the exercise of options.

(7)<F7>  Includes 125,000 shares issuable upon exercise of options.

(8)<F8>  Includes 200,000 shares issuable upon exercise of options.

(9)<F9>  Includes 90,000 shares issuable upon exercise of options.

(10)<F10>Includes 50,000 shares issuable upon exercise of options.

(11)<F11>Includes 2,415,000 shares issuable upon exercise of options.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      All of the terms of agreements and other transactions included in this section were as fair as those we could have obtained from unrelated third parties at arms-length transactions.

      Upon inception of our company, 9,000,000 restricted shares of common stock were issued to our founders for total consideration of $30,000 as follows:


                  Jeff Erskine               1,820,000 shares
                  Mike Stuart                1,500,000 shares
                  Mark Moldenhauer           1,500,000 shares
                  Joe Seaverns                 320,000 shares
                  Candy Seaverns             1,500,000 shares
                  Victor Felice                540,000 shares
                  John Carrante              1,820,000 shares

      Jeff Erskine, Mike Stuart, and Mark Moldenhauer and their respective spouses personally guaranteed the operating lease dated July 24, 1997, pursuant to which we lease our office and warehouse facilities in Scottsdale, Arizona. At July 24, 1997, Messrs. Erskine, Stuart, and Moldenhauer were officers, directors, and principal shareholders of our company. The lease expires September 30, 2002.

      From inception, September 22, 1997, through March 31, 2000, we had entered into various lending arrangements involving officers, directors and other affiliated entities owned or controlled by officers, directors and other key personnel totaling $3,682,751. At March 31, 1998 the balance outstanding on these notes was $832,000 and total interest paid to these entities on all financing activities for the period ended March 31, 1998 was $58,416. At March 31, 1999, the outstanding note balance was $3,871,446 and the total interest paid for the year ended March 31, 1999 was $286,824. At March 31, 2000, the outstanding note balance was $4,086,128 and the total interest for the year ended March 31, 2000 was $470,340.

DATE OF
TRANSACTION             RELATED PARTY                TRANSACTION

09/22/97                Evelyn Felice $400,000 loan, 12% interest per annum, payable monthly,
                        (principal stockholder at    due  September  22, 1999, collateralized by used car inventory,
                        the time)                    personally guaranteed by Jeff Erskine, Mike Stuart, and John
                                                     Carrante.  This note was paid September 22, 1999.

10/17/97                Mark Moldenhauer             $150,000 loan, 12% interest per annum, payable monthly, due
                        (officer, director and       November 17, 1999, collateralized by used car inventory,
                        principal stockholder at     personally guaranteed by Jeff Erskine, Mike Stuart, and John
                        the time)                    Carrante. This note was paid by the Amended and Restated
                                                     Secured Promissory Note dated March 31, 2000.

12/15/97                Pinnacle Financial           $200,000 loan, 12% interest per annum, payable monthly, due
                        Corporation (owned by        December 15, 1998, collateralized by used car inventory.
                        officer, director, and       This note was paid by the Amended and Restated Secured
                        principal stockholder at     Promissory Note dated March 31, 2000.
                        the time)

01/15/98                Mark Moldenhauer             $300,000 loan, 12% interest per annum, payable monthly, due
                        (officer, director and       January 15, 1999, collateralized by used car inventory,
                        principal stockholder at     convertible into shares of common stock at $.10 per share.
                        the time)                    Note was converted into 3,000,000 shares of common stock on
                                                     May 1, 2000.

03/31/98                Mark Moldenhauer             $102,000 loan, 12% interest per annum, payable monthly, due
                        (officer, director and       upon 30 days' notice, collateralized by used car inventory.
                        principal stockholder at     This note was paid by the Amended and Restated Secured
                        the time)                    Promissory Note dated March 31, 2000.

04/07/98                Mark Moldenhauer             $300,000 loan, 12% interest per annum, payable monthly, due
                        (officer, director and       upon 30 days' notice, collateralized by used car inventory.
                        principal stockholder at     This note was paid by the Amended and Restated Secured
                        the time)                    Promissory Note dated March 31, 2000.

06/01/98                Eastlane Trading Limited     $250,000 loan, 12% interest per annum, payable on request,
                        (principal stockholder)      due April 1, 2000, collateralized by used car inventory.  This note was assumed by Pinnacle Financial as of December 31,
                                                     1999 and has been paid by the Amended and Restated
                                                     Secured Promissory Note due to Pinnacle Financial dated
                                                     March 31, 2000.

09/01/98                Mike and Debbie Stuart       $50,000 loan, 12% interest per annum, payable monthly, due
                        (officer, director, and      October 1, 1999, collateralized by used car inventory.  This
                        principal stockholder at     note was paid March 31,  2000.
                        the time)


                                       37



DATE OF
TRANSACTION             RELATED PARTY                TRANSACTION

09/11/98                Pinnacle Financial           $117,500 loan, 12% interest per annum, payable monthly,
                        Corporation (owned by        due October 11, 1999, collateralized by used car inventory.
                        officer, director, and       This note was paid by the Amended and Restated Secured
                        principal stockholder at     Promissory Note dated March 31, 2000.
                        the time)

09/18/98                Pinnacle Financial           $400,000 loan, 12% interest per annum, payable monthly, due
                        Corporation (owned by        October 30, 1998 (extended and due upon demand),
                        officer, director, and       collateralized by used car inventory. This note was paid by
                        principal stockholder at     the Amended and Restated Secured Promissory Note dated March
                        the time)                    31, 2000.

10/20/98                Eastlane Trading Limited     $1,000,000 loan, 12% interest per annum, payable on request,
                        (principal stockholder)      due April 1, 2000, collateralized by used car inventory. This note was assumed by Pinnacle Financial as of December 31,
                                                     1999 and has been paid by the Amended and Restated
                                                     Secured Promissory Note due to Pinnacle Financial dated
                                                     March 31, 2000.

11/18/98                Eastlane Trading Limited     $232,259 loan, 12% interest per annum, payable on request,
                        (principal stockholder)      due April 1, 2000, collateralized by used car inventory. This note was assumed by Pinnacle Financial as of December 31,
                                                     1999 and has been paid by the Amended and Restated
                                                     Secured Promissory Note due to Pinnacle Financial dated
                                                     March 31, 2000.

02/05/99                Eastlane Trading Limited     $17,741 loan, 12% interest per annum, payable on request, due
                        (principal stockholder)      April 1, 2000, collateralized by used car inventory. This
                                                     note was assumed by Pinnacle Financial as of December 31,
                                                     1999 and has been paid by the Amended and Restated
                                                     Secured Promissory Note due to Pinnacle Financial dated
                                                     March 31, 2000.

5/13/99                 Pinnacle Financial           $300,000 loan to Auto Network Group of New Mexico, 12 %
                        Corporation (owned by        interest per annum, payable monthly, due May 13, 2000,
                        officer, director, and       personally guaranteed by Jules Gollins, Bruce Burton, Stuart
                        principal stockholder at     Bailey, all officers of Auto Network Group of New Mexico, and
                        the time)                    their respective spouses.

6/22/99                 Pinnacle Financial           $200,000 loan, 12 % interest per annum, payable monthly, due
                        Corporation (owned by        December 22, 1999. This note was paid by the Amended and
                        officer, director, and       Restated Secured Promissory Note dated March 31, 2000.
                        principal stockholder at
                        the time)

6/22/99                 Mark Moldenhauer             $100,000 loan, 12 % interest per annum, payable monthly,
                        (officer, director           due December 22, 1999. This note was paid by the Amended
                        and principal stockholder    and Restated Secured Promissory Note dated March 31,
                        at the time)                 2000.


                                       38


DATE OF
TRANSACTION             RELATED PARTY                TRANSACTION


7/20/99                 Cascade Funding Group. LLC   $1,572,000 loan to Auto Network Group Northwest, prime plus
                        (owned by three officers     6% interest per annum, payable monthly, collateralized by
                        of Auto Network Group        used car inventory, due July 14, 2000.
                        Northwest, Inc.)

8/3/99                  Pinnacle Financial           $50,000 loan, 12 % interest per annum, payable monthly, due
                        Corporation (owned by        February 3, 2000. This note was paid by the Amended and
                        officer, director, and       Restated Secured Promissory Note dated March 31, 2000.
                        principal stockholder at
                        the time)

8/3/99                  Mark Moldenhauer             $200,000 loan, 12 % interest per annum, payable monthly
                        (officer, director and       due February 3, 2000. This note was paid by the Amended
                        principal stockholder        and Restated Secured Promissory Note dated March 31,
                        at the time)                 2000.

8/13/99                 MDM Investments              $160,000 loan, 12 % interest per annum, payable monthly,
                        (owned by Mike Stuart and    due August 13, 2000. This note was paid October 14, 1999.
                        Mark Moldenhauer)

11/1/99                 MDM Investments              $300,000 loan, 12% interest per annum, payable monthly,
                        (owned by Mike Stuart and    due May 13, 2000. This note has been paid.
                        Mark Moldenhauer)

11/5/99 and             Susan Gollins (wife of       $17,000 loan, 15% interest per annum, payable monthly, due on
11/9/99                 officer and director of      demand.  Assumed by Automotive Disposition Management
                        Auto Network Group of New    Services, Inc.
                        Mexico, Inc.)

11/14/99                Darlene Burton Gollins       $45,000 loan, 15% interest per annum, payable monthly, due on
                        (wife of officer and         demand.  Assumed by Automotive Disposition Management
                        director of Auto Network     Services, Inc.
                        Group of New Mexico, Inc.)

12/27/99                Pinnacle Financial           $175,000 loan, 12 % interest per annum, payable monthly, due
                        Corporation (owned by        February 3, 2000.  This note was paid January 12, 2000.
                        officer, director, and
                        principal stockholder at
                        the time)

03/31/00                Pinnacle Financial           Amended and Restated Secured Promissory Note
                        Corporation                  for $2,675,420, 12% interest per annum, interest payable monthly,
                                                     3 quarterly principal payments of $569,307
                                                     beginning June 30, 2000, with final payment of $967,500 due
                                                     April 1, 2001, personally guaranteed by Roger L. Butterwick and John E. Rowlett, collateralized by all assets of
                                                     AutoTradeCenter.com Inc.  Assumed in part by Automotive
                                                     Disposition Management Services, Inc. and to be paid in part by a new note for $336,200 due April 1, 2002, 12% interest per annum.



                                       39


DATE OF
TRANSACTION             RELATED PARTY                TRANSACTION


03/31/00                Mark Moldenhauer             Amended and Restated Secured Promissory Note for $852,000,
                                                     12% interest per annum, interest payable monthly, principal and interest due April 1, 2001, personally guaranteed by
                                                     Roger L. Butterwick and John E. Rowlett,  collateralized by all assets of AutoTradeCenter.com Inc.  To be paid by a new note due April 1, 2002, 12% interest per annum.

12/29/00                Mark Moldenhauer             Secured Promissory Note for $300,000, 12% interest per
                                                     annum, principal and interest due April 1, 2001,
                                                     collateralized by all assets of AutoTradeCenter.com Inc. To be paid by a new note due April 1, 2002, 12% interest
                                                     per annum.

      On May 5, 1998, we obtained a line of credit from First International Bank of Arizona in the amount of $500,000. The note was secured by a first lien on all inventory, accounts receivable, equipment, and general intangibles and personally guaranteed by Messrs. Erskine, Stuart and Moldenhauer. In addition, Mr. Moldenhauer agreed to subordinate his loans made to us to the bank's line of credit. On May 7, 1998, the Company granted each of Messrs. Erskine, Stuart, and Moldenhauer two-year options to purchase 100,000 restricted shares of common stock at a price of $.75 per share. On March 26, 1999, the note was paid. The expiration date of the options has been extended to May 7, 2002.

      On March 26, 1999, we obtained a $3,000,000 revolving line of credit from Wells Fargo Business Credit, Inc. The note was originally due March 31, 2000 and was secured by a first lien on all inventory, accounts receivable, equipment, and general intangibles. The interest rate paid was 1.5% over the bank's prime rate. Messrs. Stuart and Moldenhauer, who are former officers, directors, and/or principal stockholders, and Mr. Butterwick, currently an officer, director and principal stockholder personally guaranteed the note. On December 31, 1998, we granted each of Messrs. Stuart, Moldenhauer, and Butterwick three-year options to purchase 250,000 restricted shares of common stock at a price of $1.00 per share, the closing bid on the common stock at December 31, 1998, in consideration for providing their personal guarantees on the line of credit. Mr. Butterwick remained as the sole guarantor of the note during the extension period. No additional consideration was granted to Mr. Butterwick. The note was paid in full on February 16, 2001.

      AUTO NETWORK GROUP OF NEW MEXICO, INC. TRANSACTIONS. On June 1, 1998, Auto Network Group of New Mexico entered into a lease for an office and warehouse facility in Albuquerque, New Mexico, with G & B Investments LLC, an entity owned and controlled by Bruce Burton and Jules Gollins. The original lease that expired on May 31, 1999 has been extended to May 31, 2001. Messrs. Burton and Gollins are two of the principals who manage the Auto Network Group of New Mexico operations. The amount of lease payments made under this agreement was $26,732 for the year ended March 31, 1999 and $34,754 for the year ended March 31, 2000.

      Also on June 1, 1998, we entered into a Purchase of Goodwill Agreement with JBS, LLC, an entity whose members comprise the management team of Auto Network Group of New Mexico. In consideration for the goodwill which Auto Network Group of New Mexico is receiving from JBS, JBS was granted a total of 800,000 restricted shares of our common stock valued at $.20 per share as follows: 266,667 shares issued upon execution of the agreement, held in escrow, and subject to forfeiture if Auto Network Group of New Mexico is not doing business as of June 1, 1999; 266,667 shares to be earned for the period June 1, 1998 through March 31, 1999 if pre-tax earnings of Auto Network Group of New Mexico are at least $60,000; and 266,666 shares to be earned for the period April 1, 1999 through March 31, 2000 if pre-tax earnings of Auto Network Group of New Mexico are at least $120,000. In addition, JBS may earn options to purchase restricted shares of our common stock at the rate of 5 options for every dollar of pre-tax earnings of Auto Network Group of New Mexico in excess of $60,000 for the period ending March 31, 1999, and 5 options for every dollar of pre-tax earnings of Auto Network Group of New Mexico in excess of $120,000 for the year ended March 31, 2000. The options are to be exercisable for a period of 3 years from date of grant at the bid price as of March 31, 1999 or 2000, respectively.

      For the period from June 1, 1998 through March 31, 1999, Auto Network Group of New Mexico had pre-tax earnings of $107,962, resulting in JBS, LLC earning 266,667 shares and 239,810 options, exercisable at $3.00 per share. For the period ending March 31, 2000, Auto Network Group of New Mexico had pre-tax earnings of $70,395, resulting in no shares or options being earned. This agreement was subsequently amended and 266,666 shares were issued in 2000.

      On June 1, 1998, we loaned $250,000 to Auto Network Group of New Mexico. The related promissory note is due June 30, 2000 and earns interest at 12% per annum, payable monthly. This note has been extended to June 30, 2003. This note was repaid upon the sale of the subsidiary.

      WALDEN REMARKETING TRANSACTIONS. As of March 31, 1999, we acquired Walden Remarketing Services, Inc., a Minnesota corporation, by issuing the shareholders of Walden Remarketing a total of 2,050,000 restricted shares of common stock, cash of $125,000, and promissory notes in the aggregate principal amount of $425,000. The promissory notes accrued interest at the rate of 12% per annum and had a remaining principal balance of $314,475 at December 31, 1999, at which time they were converted into 314,475 common shares of our company.

      In connection with the acquisition of Walden Remarketing, Dennis E. Hecker, the principal shareholder of that company, provided a personal guaranty with respect to the full disclosure of liabilities of that company.

      On April 20, 1999, we entered into a consulting agreement with Dennis E. Hecker as part of our acquisition of Walden Remarketing. Mr. Hecker has agreed to provide consulting services to us for a period of three years ending April 20, 2002. We granted Mr. Hecker an option to purchase 3,000,000 shares of our common stock at $3.00 per share. As of December 1, 1999 the consulting agreement and the option to purchase 3,000,000 shares of our common stock were canceled.

      AUTO NETWORK GROUP NORTHWEST, INC. On July 20, 1999, we acquired Auto Network Group Northwest, Inc., an Oregon corporation, by issuing the shareholders of Auto Network Group Northwest a total of 500,000 shares of restricted common stock valued at $1.50 per share. All shares are held in escrow and are subject to the following events:

      1. 83,333 shares are subject to forfeiture if the pre-tax earnings of Auto Network Group Northwest as of March 31, 2000 are less than $30,000. If pre-tax earnings are between $30,000 and $50,000 a pro-rata amount of shares shall be issued and the balance shall be forfeited.

      2. 166,667 shares are subject to forfeiture if the pre-tax earnings of Auto Network Group Northwest as of March 31, 2001 are less than $50,000. If pre-tax earnings are between $50,000 and $100,000 a pro-rata amount of shares shall be issued and the balance shall be forfeited.

      3. 250,000 shares are subject to forfeiture if the pre-tax earnings of Auto Network Group Northwest as of March 31, 2002 are less than $75,000. If pre-tax earnings are between $75,000 and $150,000 a pro-rata amount of shares shall be issued and the balance shall be forfeited.

      In addition, the former shareholders of Auto Network Group Northwest may earn options to purchase restricted shares of our common stock at the rate of 5 options for every dollar of pre-tax earnings of Auto Network Group Northwest in excess of $50,000 for the period ending March 31, 2000; $100,000 for the year ended March 31, 2001; and, $150,000 for the year ended March 31, 2002. The options are to be exercisable for a period of 3 years from date of grant at the bid price of our common stock as of April 1, 2000, 2001 or 2002, respectively.

      For the period from July 20, 1999 through March 31, 2000, Auto Network Group Northwest had pre-tax earnings of $41,721, resulting in the former shareholders earning 69,535 shares.

      AUTO GROUP OF SAN ANTONIO, LTD. Effective April 1, 2000, we opened our office and warehouse wholesale operation in San Antonio, Texas. Auto Group of San Antonio Ltd., a Texas limited partnership, conducts our business in San Antonio. Our company is the sole limited partner and the sole owner of a newly formed limited liability company which serves as the general partner.

      We loaned the limited partnership $450,000, which is evidenced by an unsecured promissory note with interest at the rate of 12% per annum payable monthly, in arrears. This note, which may be prepaid at any time, has a final maturity on March 31, 2005. The limited partnership has entered into a management agreement with JRB AutoBrokers, L.P., a Texas limited partnership. JRB AutoBrokers also loaned $100,000 to the limited partnership on similar terms to our advance. This promissory note is subordinate to our loan.

      Under the terms of the management agreement, JRB is responsible for all day-to-day management of the limited partnership with complete autonomy, subject only to reasonable review by the general partner. In addition, we have issued 468,750 of our common shares to JRB to acquire this operation. The shares, that have been mutually valued at $2.00 per share, are to be held in escrow pending certain future events. 93,750 of such shares will be released to JRB on April 1, 2001, subject only to the continuation of the business at that date. Annually beginning March 31, 2001, 93,750 additional shares or a portion thereof will be released subject to the limited partnership achieving pre-determined pre-tax earnings. For example, if the limited partnership earns $100,000 for the year ended March 31, 2001, 93,750 of such shares will be released to JRB. In the event earnings for the year fall below $100,000, a portion of these shares may still be released. After March 31, 2001, the pre-tax earnings floor increases through March 31, 2004. A currently interminable number of additional shares can be earned for the year ended March 31, 2005 based on pre-tax earning. Effective with the sale of this subsidiary we placed 375,000 common shares in escrow to meet our obligation under the earn-out agreement.

      Stock options to acquire our common shares also can be earned if pre-tax earnings exceed the total predetermined levels over the first five years of this operation.

      AUTO NETWORK GROUP OF EASTERN PA., INC. Effective April 1, 2000 we opened our office and warehouse wholesale operation in the Philadelphia, Pennsylvania area. Our business in Pennsylvania is conducted by Auto Network Group of Eastern Pa., Inc., a Pennsylvania corporation. We are the sole shareholder of this Pennsylvania operation.

      We loaned $300,000 to the Pennsylvania operation, which is evidenced by an unsecured promissory note with interest at the rate of 12% per annum payable monthly, in arrears. The note may be prepaid at any time and has a final maturity on March 31, 2006. Mr. Edward G. McCusker has agreed to loan $100,000 to the Pennsylvania operation on terms similar to our advance, on or before June 30, 2000. This loan will be subordinate to the debt owed to us. As of September 30, 2000, Mr. McCusker had not made the loan.

      The Pennsylvania operation entered into a management agreement with Mr. McCusker, which provides that he is responsible for all day-to-day operations. In addition, we have agreed to issue 232,500 of our common shares to Mr. McCusker as additional compensation for his services. The shares, valued by us at $2.00 per share, are to be held in escrow pending certain future events, including among other things the making of the loan by Mr. McCusker. 50,000 of such shares will be released to Mr. McCusker one year from his funding his obligation, subject to the continuation of the business at that date and to his satisfactory performance. Annually beginning March 31, 2001 and for each twelve-month period thereafter, 15,000, 22,488, 30,003, 32,504, 37,502, and
45,003 additional shares or a portion thereof will be released subject to the Pennsylvania operation achieving pre-determined pre-tax earnings. For example, if the operation earns $60,000 (floor) for the year ended March 31, 2001, 15,000 of such shares will be released to Mr. McCusker. In the event earnings for the year fall below $60,000, a portion of these shares may still be released. After March 31, 2001, the pre-tax earnings floor increases through March 31, 2006.

      Stock options to acquire our common shares also can be earned if pre-tax earnings exceed the total predetermined floor over the first six years of this operation.

      As of September 30, 2000, we decided to close our operations in Pennsylvania since the loan had not been made as of September 30, 2000 and certain disputes had arisen over the management of the operations. As a result, no shares will be issued to Mr. McCusker. We anticipate that closing this operation will result in a loss of approximately $300,000.

      AUTOMOTIVE DISPOSITION MANAGEMENT SERVICES, INC. As of December 29, 2000, we sold our interest in our land-based operations in Albuquerque, New Mexico; San Antonio, Texas; and Bend, Oregon to Automotive Disposition Management Services, Inc., an affiliated Arizona corporation, in exchange for a 16% interest in Automotive Disposition. Automotive Disposition is a private company owned by Jules Gollins, the manager of the New Mexico land-based operation, and by Mark Moldenhauer, one of our founders, principal shareholders, and former officer and director. In addition, promissory notes for $1,200,000 owed to us by the land-based operations have been assigned to Pinnacle Financial Corporation, a private company owned by Mr. Moldenhauer. Pinnacle Financial Corporation has in turn reduced the outstanding principal balance of our promissory note to Pinnacle by $1,200,000 and extended the principal installment, originally due December 31, 2000, to January 30, 2001. As of February 16, 2001, Automotive Disposition Management Services, Inc. assumed a portion of the note owed to Pinnacle Financial Corporation. The remaining portion is being paid with a new note to Pinnacle Financial Corporation in the amount of $366,200 due April 1, 2002.

      As described above, we originally acquired the New Mexico, Texas, and Oregon operations with earn-out agreements, which enabled the managers of these operations to earn shares and options if certain performance goals were met. We agreed to place a total of 805,465 shares of our common stock in escrow to satisfy, in full, our obligations under these agreements. These common shares will remain in escrow until such time as certain shares of our stock are either earned or forfeited. If earned, the relevant shares of our stock will be transferred to the managers and brokers, and if unearned, the relevant shares of our stock will be transferred and delivered to Automotive Disposition. Any shares transferred to Automotive Disposition can, at our election, be exchanged for part or all of our interest in Automotive Disposition.

      FUTURE TRANSACTIONS. All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. A majority of the independent, disinterested members of our board of directors will approve future affiliated transactions and forgiveness of loans.

      We believe that all loans made to affiliates by us meet the foregoing standard. All loans to affiliates made by us carry an interest rate of 12% per annum. This is the same interest rate paid by us on all notes payable to both affiliates and outside third parties, with the exception of our revolving line of credit with a financial institution. That revolving line of credit bears interest at the prime rate plus 1-1/2%.


                              SELLING STOCKHOLDERS

HOLDERS OF SERIES C AND D PREFERRED STOCK

      The following table sets forth information regarding beneficial ownership of shares of our Series C and D preferred stock as of December 31, 2000. We are registering shares of common stock issuable upon conversion of the Series C and D preferred stock. The shares are being registered to permit public secondary trading of such shares, and each of the selling stockholders may offer the common stock for resale as they wish. Assuming that the selling stockholders convert all of their Series C and D preferred stock into common stock and sell all of their common stock, the selling stockholders will not own any common stock of our company. None of the selling stockholders has had any position, office, or material relationship with us within the past three years.

                                              SHARES OF        SHARES OF            SHARES OF
                                              SERIES C          SERIES D          COMMON STOCK
                                              PREFERRED     PREFERRED STOCK      ISSUED/ISSUABLE
                                             STOCK OWNED    OWNED ORIGINALLY     UPON CONVERSION
                                             ORIGINALLY                             AND BEING           PERCENTAGE
SELLING STOCKHOLDER                                                               REGISTERED (1)<F1>    OWNERSHIP

Almond Investors, LLC                                8,976            13,464             5,808,085        14.5%

John A. Brda                                           408               612               124,463         (2)<F2>

Susan C. Buescher Revocable Trust                      306               459                93,347         (2)<F2>

E. Eugene Burwell Living Trust                         408               612               124,463         (2)<F2>
dated 5/19/99

Curt E. Burwell Living Trust                           816             1,224               248,926         (2)<F2>
dated 4/9/99

Indenture of Trust James F. Cool                     1,836             2,754               560,083        1.6%

Robert M. Crivello                                     204               306                62,231         (2)<F2>

Anthony D. and Kelly A. Cupini                         408               612               124,463         (2)<F2>

Jimmy Dowda                                            306               459               217,283         (2)<F2>

Edwards Capital Corporation                            306               459                89,715         (2)<F2>

Generation Capital Associates                        1,020             1,530               680,800        1.9%

Karron Heathman Living Trust                           204               306                62,231         (2)<F2>

James E. Hullverson Jr. SEP IRA                        816             1,224               248,926         (2)<F2>

Thomas C. Hullverson                                 1,428             2,142               435,620        1.3%

Brianna Lenz                                           204               306               111,072         (2)<F2>

Frederick Lenz                                         204               306               111,072         (2)<F2>

D. Michael McDaniel                                    408               612               124,463         (2)<F2>

Red Rock Advisors Fund, LLC                          2,040             3,060             1,496,000        4.2%

S L Land Holdings Inc.                                 204               306               144,856         (2)<F2>

South County Investors                                 204               306                62,231         (2)<F2>

Holly Webb                                             204               306                62,231         (2)<F2>

Kelley Lewis                                           102               153                74,800         (2)<F2>

Ronnie L. Williams Sr.                                 204               306               120,662         (2)<F2>

TOTAL                                               21,216            31,824            11,188,023
---------------

(1)<F1> For those holders who have not yet converted their shares of Series D preferred stock, this assumes the conversion of the shares based on a conversion price of $0.25 for the Series D preferred stock. See "Description of Securities - Series C and D Preferred Stock" for an explanation of the conversion formula. If we should issue more shares than what is being registered because of changes in the conversion price, we will have to file another registration statement to register those additional shares.

(2)<F2>  Less than 1%

      The securities offered through this prospectus by the selling stockholders will be acquired through the conversion of Series C and D preferred stock. The selling stockholders purchased the Series C and D preferred stock in a private placement. We agreed to register the securities for resale by the selling stockholders to permit them to sell the shares as they wish in the market or in privately negotiated transactions. The selling stockholders have agreed in a legally binding agreement that they will sell no more than 20% of their holdings (calculated assuming full conversion of their preferred stock) per month in the open market. We are in the process of amending this agreement to permit the holders to sell at least one-third of their holdings per month, with the possibility of selling more if the market price and trading volume of our common stock meets certain levels.

      We have agreed to bear the expenses of registering the common stock, but not broker discounts and commissions if the selling stockholders resell the common stock.

EXISTING HOLDERS OF COMMON STOCK

      We are also registering the shares owned by the persons in the table set forth below. The shares are being registered to permit public secondary trading of such shares, and each of the selling stockholders may offer the common stock for resale as they wish. Assuming that the selling stockholders sell all of the shares listed in the table, they will not own any common stock of our company. None of the selling stockholders has had any position, office, or material relationship with us within the past three years, except for Lloydminister Enterprises Inc. Lloydminister was a minority owner of BusinessTradeCenter. We issued the 5,000,000 shares in exchange for its interest in BusinessTradeCenter in March 2000, and Lloydminister subsequently transferred 2,500,000 of them to Kindersley Holdings.

                                                            NUMBER OF SHARES OF
                                                              COMMON STOCK BEING
SELLING STOCKHOLDER                                               REGISTERED

Lloydminister Enterprises Inc.                                       2,500,000

Kindersley Holdings Inc.                                             2,500,000

JK Technologies, L.L.C.                                                560,000

Beckstrand Investments L.L.C.                                          470,000

Billy K. McCoy and Susan McCoy                                          70,000

Anthony & Company, Inc.                                                107,143

Anthony D. and Kelly A. Cupini                                          61,825

John A. and Lucia Brda                                                  42,858

Net Chemistry                                                           40,000

de Jong & Associates                                                    55,000

TOTAL                                                                6,406,826


STOCK OPTIONS AND WARRANTS

      We are registering the shares issuable upon the exercise of the stock options and warrants set forth in the table below. We have agreed to bear the expenses of registering the shares issuable upon exercise of the options and warrants, but not any broker discounts or commissions incurred upon the resale of these shares.

                              NUMBER OF SHARES
                                ISSUABLE UPON      EXERCISE    EXPIRATION DATE     CONSIDERATION FOR THE OPTION OR
HOLDER                            EXERCISE          PRICE                                      WARRANT

Anthony Trejo                            50,000     $1.03          06/02/02      Services - promotion of company

Robert C. Crandall                       25,000     $1.03          06/02/02      Services - promotion of company

de Jong & Associates                     75,000     $1.20          01/01/02      Investment relations services

Gerry Richards                           30,000     $1.20          03/31/02      Investment relations services

Cardinal Securities LLC                  55,000     $5.40          02/15/05      Financial advisory services

RCG Capital Markets                     175,000     $0.50          09/21/01      Financial advisory services
 Group, Inc.

TOTAL                                   410,000


                            DESCRIPTION OF SECURITIES

      We are authorized to issue up to 100,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, $0.10 par value per share. The following is a summary of the material provisions contained in our articles of incorporation and bylaws. You may wish to refer to our articles of incorporation and bylaws for more information. The section entitled "Available Information" in this prospectus describes how you can inspect or obtain copies of these documents. As of December 31, 2000, there were outstanding 34,514,001 shares of common stock, 12,852 shares of Series C preferred stock, and 17,034 shares of Series D preferred stock.

COMMON STOCK

      Each share of common stock has one vote with respect to all matters voted upon by the shareholders.

      Holders of common stock are entitled to receive dividends, when and if declared by our board of directors, out of company funds legally available for the payment of dividends. We have never declared a dividend on our common stock and have no present intention of declaring any dividends in the future.

      Holders of common stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon a liquidation, dissolution, or winding up of the affairs of our company, holders of the common stock will be entitled to share ratably in the assets available for distribution to such stockholders after the payment of all liabilities and any liquidation payments due to holders of preferred stock.

      All outstanding shares of common stock, and shares of common stock issuable upon conversion of the Series C and D preferred stock, when issued and paid for, will be fully paid and not liable for further call or assessment.

PREFERRED STOCK

      Our articles of incorporation authorize us to issue up to 1,000,000 shares of preferred stock, in one or more series, with such rights, preferences, qualifications, limitations, and restrictions as shall be set forth in a statement filed with the State of Arizona authorizing the issuance of such stock. We have established a Series A preferred stock consisting of 6,750 shares, a Series B preferred stock consisting of 250,000 shares, a Series C preferred stock consisting of 21,216 shares, and a Series D preferred stock consisting of 31,824 shares. No shares of Series A or Series B preferred stock are outstanding. As of December 31, 2000, there were 12,852 shares of Series C preferred stock and 17,034 shares of Series D preferred stock outstanding.

SERIES C AND D PREFERRED STOCK

      CONVERSION OF SERIES C PREFERRED STOCK. Each share of Series C preferred stock is convertible into shares of our common stock at a price of $0.75.

      CONVERSION OF SERIES D PREFERRED STOCK. Each share of Series D preferred stock is convertible into shares of the registrant's common stock using a conversion price equal to 65% of the average closing bid price for the common stock for the 10 trading days immediately preceding the date of conversion:

         # OF SHARES OF PREFERRED STOCK X $100 = # of shares of
         -------------------------------------
         65% of average closing bid price         common stock

      There were 17,034 shares of Series D preferred stock outstanding as of December 31, 2000. Based on a conversion price of $0.25, and after giving effect to Series D shares converted through March 31, 2001, 5,814,400 shares are issuable upon conversion of the outstanding shares of Series D preferred stock.

      This prospectus covers the resale of the shares of common stock issuable upon conversion of the Series C and Series D preferred stock.

      LIQUIDATION PREFERENCE. In the event of liquidation, dissolution, or the winding up of our company, whether voluntary or involuntary, any holder of the Series C and Series D preferred stock shall be entitled to receive a distribution of $100 for each share of Series C or D preferred stock. This amount will be paid out of the assets of our company prior to any distribution of assets with respect to any other shares of capital stock.

      OPTIONAL REDEMPTION. We have the right and option to call, redeem, and acquire any or all of the shares of Series C and D preferred stock at a price equal to $110.00 per share, at any time, so long as such shares have not previously converted to common stock. Before we can do so, we must give at least 30 days' notice to the holders of the Series C and D preferred stock that provides them with the redemption date. However, the holders of the Series C and D preferred stock have the right during the 30-day period immediately following the date of the notice of redemption to convert their shares of preferred stock into common stock. If the shares are converted during this 30-day period, this call option shall be deemed not to have been exercised by us with respect to the shares so converted. The notice of redemption will require the holders to surrender to us, on or before the redemption date, to our transfer agent, the certificates representing the shares of Series C or D preferred stock to be redeemed. Even if the certificates representing the shares called for redemption have not been surrendered for redemption and cancellation on or after the redemption date, such shares shall be deemed to be expired and all rights of the holders of these shares shall cease and terminate.

      VOTING AND PREEMPTIVE RIGHTS. The holders of the Series C and D preferred stock have no voting rights except to the extent required by the Arizona Business Corporation Act, and neither the Series C or D preferred stock is entitled to any preemptive rights.

TRANSFER AGENT

      The transfer agent for our common and preferred stock is Standard Registrar & Transfer Agency, P.O. Box 14411, Albuquerque, New Mexico 87191.


                              PLAN OF DISTRIBUTION

      All or a portion of the securities offered through this prospectus by the selling stockholders may be delivered and/or sold in transactions from time to time on the over-the-counter market, in negotiated transactions, or a combination of such methods of sale. These transactions will be at market prices prevailing at the time, at prices related to such prevailing prices, or at negotiated prices. The selling stockholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders. The selling stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of federal securities laws. Any commissions received by such broker-dealers and any profits realized on the resale of securities by them may be deemed to be underwriting discounts and commissions under federal securities laws. Because the selling stockholders may be deemed to be "underwriters," they may be subject to the prospectus delivery requirements of the Securities Act, as well as the anti-manipulation provisions of Regulation M.

      Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders and, if they act as agent for the purchaser of the securities, from such purchaser. Broker-dealers may agree with the selling stockholders to sell a specified number of securities at a stipulated price per share. To the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, it may purchase as principal any unsold securities at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire securities as principal may then resell these securities in transactions which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. In connection with such resales broker-dealers may pay to or receive from the purchasers of these securities commissions computed as described above. To the extent required under the federal securities laws, a supplemental prospectus will be filed, disclosing

      (a)  the name of any such broker-dealers;
      (b)  the number of securities involved;
      (c)  the price at which such securities are to be sold;
      (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;
      (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and,
      (f)  other facts material to the transaction.

      Under applicable rules and regulations under federal securities laws, any person engaged in the distribution of the resale of securities may not simultaneously engage in market making activities with respect to the securities of our company for a period of two business days prior to the commencement of such distribution. In addition, the selling stockholders will be subject to applicable provisions of the federal securities laws, and the rules and regulations under these laws, including Regulation M, which provisions may limit the timing of purchases and sales of the securities by the selling stockholders.

      The selling stockholders will pay all commissions and other expenses associated with the sale of the common stock by them. The shares of common stock offered through this prospectus are being registered because of our contractual obligations with the selling stockholders, and we have paid the expenses of the preparation of this prospectus.


                         SHARES ELIGIBLE FOR FUTURE SALE

      As of December 31, 2000, the company has 34,514,001 shares of common stock, 12,852 shares of Series C preferred stock, and 17,034 shares of Series D preferred stock outstanding. Of the 34,514,001 shares of common stock, 14,205,287 shares are freely tradable without restriction and 20,308,714 shares are restricted. Of the restricted shares, 11,389,875 are held by "affiliates" of the Company. An "affiliate" of an issuer is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. An "affiliate" can sell his shares only if the shares are registered under federal securities laws or exempt from registration. The SEC's Rule 144 is a type of exemption from registration. With respect to the remaining 8,918,839 restricted shares, 6,942,906 are currently eligible for sale under Rule 144. 6,351,826 of the shares which are currently restricted are being registered in this registration statement.

      In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year is entitled to sell, within any three-month period, that number of shares that does not exceed the greater of one percent of the then outstanding shares or the average weekly trading volume of the then outstanding shares during the four calendar weeks preceding each such sale. Furthermore, a person who is not deemed an "affiliate" of the company and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above.

      There are also outstanding as of December 31, 2000, options to purchase shares of common stock, 12,852 shares of Series C preferred stock, and 17,034 shares of Series D preferred stock, all of which are exercisable to purchase or convertible into shares of common stock.


                                LEGAL PROCEEDINGS

      We are not a party to any pending legal proceedings and we do not know of any proceedings that are contemplated.


                                     EXPERTS

      We have included the consolidated financial statements of the company for the years ended March 31, 2000 and 1999 in reliance upon the report of Neff & Ricci, LLP, independent certified public accountants, and the consolidated financial statements for the period from inception to March 31, 1998 in reliance on the report of Price Kong & Company, P.A., whose reports have been included in this prospectus upon the authority of those firms as experts in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form S-1 with the Securities and Exchange Commission for the securities offered through this prospectus. This prospectus does not contain all of the information contained in the registration statement and its exhibits and schedules. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other documents. We also file annual, quarterly and special report with the Securities and Exchange Commission.

      You can read our filings with the Securities and Exchange Commission, including the registration statement, over the Internet at the SEC's website at www.sec.gov. You may read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, NW, Washington, D.C. 20549, the New York Regional Office located at 7 World Trade Center, 13th Floor, New York, NY 10048, and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Chicago, IL 60661. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference facilities.

      We have a web site on the Internet at www.AutoTradeCenter.com.


                             REPORTS TO STOCKHOLDERS

      As a result of filing this registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.



                          INDEX TO FINANCIAL STATEMENTS

AutoTradeCenter.com Inc. and Subsidiaries:
     Condensed Consolidated Balance Sheet as of December 31, 2000 (Unaudited).............................F-1
     Condensed Consolidated Statements of Operations for the Three and Nine Months Ended
         December 31, 2000 and 1999 (Unaudited)...........................................................F-2
     Condensed Consolidated Statements of Cash Flows for the Nine Months Ended December 31, 2000
         and 1999 (Unaudited).............................................................................F-3
     Notes to Condensed Consolidated Financial Statements as of December 31, 2000 (Unaudited).............F-4

     Independent Auditors' Report from Neff & Ricci LLP...................................................F-8
     Independent Auditors' Report from Price Kong & Company, P.A..........................................F-9
     Consolidated Balance Sheet as of March 31, 2000 and 1999.............................................F-10
     Consolidated Statement of Operations for the Years Ended March 31, 2000 and 1999 and
         From July 10, 1997 (Inception) Through March 31, 1998............................................F-11
     Consolidated Statement of Changes in Stockholders' Equity from July 10, 1997 (Inception)
         Through March 31, 1998 and the Years Ended March 31, 1999 and 2000...............................F-12
     Consolidated Statement of Cash Flows for the Years Ended March 31, 2000 and 1999 and
         From July 10, 1997 (Inception) Through March 31, 1998............................................F-14
     Notes to Consolidated Financial Statements...........................................................F-15

NDSCo.Com, Inc.:
     Independent Auditors' Report from Joseph B. Glass CPA, PC............................................F-43
     Balance Sheet as of December 31, 1999................................................................F-44
     Statement of Operations for the period of inception (October 22, 1999) to December 31, 1999..........F-46
     Statement of Stockholders' Equity for the period of inception (October 22, 1999)
         to December 31, 1999.............................................................................F-47
     Statement of Cash Flows for the period of inception (October 22, 1999) to December 31, 1999..........F-48
     Notes to Financial Statements........................................................................F-50

Pro Forma Income Statement for the Year Ended March 31, 2000..............................................F-57


                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheet
                                   (RESTATED)



                                     ASSETS
                                                                                 December 31,     March 31,
                                                                                    2000            2000
                                                                                  UNAUDITED
                                                                               -------------   -------------
Current assets:

Cash                                                                           $    139,612    $  4,355,738
Accounts receivable - trade, net                                                    163,990              --
Accounts receivable - employees and brokers, net                                    134,453              --
Inventory                                                                                --              --
   Net assets of discontinued operations                                          1,373,400       1,023,166
Prepaid expenses and other                                                          136,047         110,272
                                                                               -------------   -------------
   Total current assets                                                           1,947,502       5,489,176
                                                                               -------------   -------------
Property and equipment, net                                                         803,820         813,118
Software, net                                                                     7,874,282      12,013,608
                                                                               -------------   -------------
                                                                                  8,678,282      12,826,726
                                                                               -------------   -------------


Intangible assets, net                                                            1,640,472       1,786,845
                                                                               -------------   -------------

      Total assets                                                             $ 12,266,256    $ 20,102,747
                                                                               =============   =============


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable - trade                                                                    $         --
   Notes payable - related party                                               $    528,807         528,807
   Notes payable - bank                                                           1,386,309       1,112,418
   Accrued liabilities                                                               44,713           6,124
                                                                               -------------   -------------
      Total current liabilities                                                   1,959,829       1,647,349
                                                                               -------------   -------------
Non-current liabilities:
Long-term debt - related party                                                           --              --
                                                                               -------------   -------------
Total non-current liabilities                                                            --              --
                                                                               -------------   -------------
Stockholders' equity:
Convertible preferred stock, Series C; $.10 par value;
   400,000 shares authorized; 21,216 issued, 12,852 and 0 shares outstanding
   in 2000 and 1999, respectively; liquidation preference $110.00 per share       1,063,323       1,906,536
Convertible preferred stock, Series D; $.10  par  value;
   600,000 shares authorized; 31,824 issued, 17,034 and 0 shares outstanding
   in 2000 and 1999, respectively; liquidation preference $100.00 per share       1,356,668       2,859,805
Common stock, no par value; 100,000,000 shares authorized;
   34,514,001 shares issued, 34,068,036 outstanding at December 31, 2000
   and 21,615,530 shares issued and outstanding at December 31,1999              23,011,910      19,779,542
Retained deficit                                                                (15,125,474)     (6,090,485)
                                                                               -------------   -------------
   Total stockholders' equity                                                    10,306,427      18,455,398
                                                                               -------------   -------------

      Total liabilities and stockholders' equity                               $ 12,266,256    $ 20,102,747
                                                                               =============   =============







            See notes to condened consolidated financial statements.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                 Condensed Consolidated Statement of Operations
                                   (RESTATED)



                                                       For the Three Months Ended       For the Nine Months Ended
                                                      ----------------------------    ----------------------------
                                                      December 31,    December 31,    December 31,    December 31,
                                                          2000            1999            2000            1999
                                                      -------------   -------------   -------------   -------------
Net sales                                             $    200,868    $         --    $    645,833    $    291,587
Cost of sales                                                1,216              --           1,216              --
                                                      -------------   -------------   -------------   -------------

   Gross profit                                            199,652              --         644,617         291,587
                                                      -------------   -------------   -------------   -------------

Operating expenses:
   Salary                                                  233,063          13,600         644,427          40,500
   Selling                                                 197,092          31,493         505,598         219,964
   General and administrative                              723,624         103,418       1,646,449         334,893
   Bad Debts                                                 2,977
   Depreciation and amortization                         3,954,625          57,554       4,859,648         171,033
                                                      -------------   -------------   -------------   -------------
      Total operating expenses                           5,108,404         209,042       7,656,122         766,390
                                                      -------------   -------------   -------------   -------------

      Loss from operations                              (4,908,752)       (209,042)     (7,011,505)       (474,803)
                                                      -------------   -------------   -------------   -------------

      Other income (expense)
      Miscellaneous                                             --              --              --              --
      Interest expense                                     (11,898)        (11,898)        (47,592)        (47,645)
                                                      -------------   -------------   -------------   -------------
         Total other income (expense)                      (11,898)        (11,898)        (47,592)        (47,645)
                                                      -------------   -------------   -------------   -------------

Loss from continuing operations                         (4,920,650)       (220,940)     (7,059,097)       (522,448)
                                                      -------------   -------------   -------------   -------------

Discontinued operations:
   Loss from from operations of Land-based segment        (138,738)       (110,204)       (323,839)       (118,307)
   Loss from from disposition of Land-based segment     (1,652,053)             --      (1,652,053)             --
                                                      -------------   -------------   -------------   -------------

                                                        (1,790,791)       (110,204)     (1,975,892)       (118,307)

   Net (loss) before income taxes                       (6,711,441)       (331,144)     (9,034,989)       (640,755)


Income tax refund (expense)                                     --             485              --          56,034
Minority interest in loss of subsidiaries                       --          24,465              --          74,786

                                                      -------------   -------------   -------------   -------------
                                                                            24,950              --         130,820
                                                      -------------   -------------   -------------   -------------

Net (loss)                                            $ (6,711,441)   $   (306,194)   $ (9,034,989)   $   (509,935)
                                                      =============   =============   =============   =============
(Loss) per share
   Basic and diluted
      Continuing operations                           $      (0.14)   $      (0.01)   $      (0.22)   $      (0.03)
      Discontinued operations                         $      (0.05)   $      (0.00)   $      (0.06)   $      (0.00)
                                                      -------------   -------------   -------------   -------------
                                                      $      (0.19)   $      (0.01)   $      (0.28)   $      (0.03)
                                                      =============   =============   =============   =============

Weighted average common shares outstanding
   Basic                                                34,068,036      20,735,084      31,525,710        20,685,084
                                                      =============   =============   =============   =============

   Diluted                                              34,068,036      20,735,084      31,525,710        20,685,084
                                                      =============   =============   =============   =============

     See notes to condensed consolidated financial statements.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                 Condensed Consolidated Statement of Cash Flows
                                   (RESTATED)



                                                                     For The Nine Months Ended
                                                                    ---------------------------
                                                                    December 31,   December 31,
                                                                        2000           1999
                                                                    ------------   ------------
Cash flows from operating activities:
   Net  (loss)
      From continuing  operations                                   $(7,059,097)   $  (391,628)
      From discontinued operations                                     (323,839)      (118,307)
      From discontinuance of Land-based operations                   (1,652,053)            --
   Adjustments to reconcile net income (loss) to net
      Cash provided by operating activities:
         Depreciation and amortization                                4,859,648        171,033
         Stock issued for services                                       53,436             --
   (Increase) decrease in:
         Accounts receivable                                           (163,990)        98,610
         Accounts receivable employees and others                      (134,453)
         Inventory                                                           --
         Prepaid expenses and other current assets                      (25,775)      (205,249)
         Carrying value  net assets of discontinued operations         (350,234)       330,771
   Increase (decrease) in:
         Accounts payable                                                    --        (24,712)
         Accrued liabilities                                             38,589        (50,723)
                                                                    ------------   ------------
            Net cash  provided by (used in)
               operating activities                                  (4,757,768)      (190,205)
                                                                    ------------   ------------

Cash flows from investing activities:
   Purchase of property and equipment                                  (629,431)       (92,971)
   Sale of property and equipment                                       117,932         45,925

                                                                    ------------   ------------
            Net cash  provided by (used in) investing activities       (511,499)       (47,046)
                                                                    ------------   ------------

Cash flows from financing activities:
   Net proceeds from borrowing                                          573,891        (19,475)
   Net repayment of related party borrowings                                 --
   Proceeds from issuance of common stock                               479,250        514,475
                                                                    ------------   ------------
            Net cash  provided by ( used in) financing activities     1,053,141        495,000
                                                                    ------------   ------------

Net change in cash                                                   (4,216,126)       257,749

Beginning cash balance                                                4,355,738        297,752

                                                                    ------------   ------------
Ending cash balance                                                 $   139,612    $   555,501
                                                                    ============   ============

Supplemental disclosures:
      Interest paid including discontinued operations               $   622,728    $   672,669
                                                                    ============   ============
      Interest paid from continuing operations                      $    47,592    $    47,645
                                                                    ============   ============
      Income taxes paid                                             $        --    $     3,000
                                                                    ============   ============

      Issuance of common stock for goodwill                         $    53,333    $   749,990
                                                                    ============   ============



            See notes to condensed consolidated financial statements.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                             (UNAUDITED) (RESTATED)



NOTE A - PRESENTATION OF FINANCIAL STATEMENTS

The condensed consolidated financial statements of AutoTradeCenter.com Inc. ("AUTC") or the "Company," which refers to AutoTradeCenter.com Inc. and its subsidiaries have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. These statements reflect all adjustments (including all normal recurring accruals) which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows of AUTC as of December 31, 2000 and for all of the periods presented. These statements are condensed and do not include all of the information required by generally accepted accounting principles in a full set of financial statements. These statements should be read in conjunction with AUTC's financial statements and notes thereto included in AUTC's Annual Report on Form 10-K for its fiscal year ended March 31, 2000.

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: Auto Network Group of Arizona, Inc. ("ANET-AZ"), Pinnacle Dealer Services, Inc. ("PDS"), National Dealer Services ("NDSCo"), AutoTradeCenter Remarketing Services Inc. formerly Walden Remarketing Services, Inc. ("Walden Remarketing"), and BusinessTradeCenter.com Inc. ("BTC"). All material intercompany accounts and transactions have been eliminated. As more fully described in these notes the Company sold its interest in three of its land based operations and transferred its operations in Scottsdale, Arizona, to certain independent wholesale automobile brokers in January 2001.


NOTE B - EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per share have been computed based on the weighted average number of common shares outstanding. The computations exclude 430,465 shares held in escrow pending earn out provisions. Diluted earnings per share reflects the increase in average common shares outstanding that would result from the assumed exercise of outstanding stock options and the assumed conversion of debt and preferred stock. Since the Company operated at a loss for all periods stated the computation of diluted earnings per share would be anti-dilutive. Accordingly basic and diluted earnings (loss) per share are equivalent.


NOTE C- INFORMATION REGARDING RECLASSIFICATION OF GOODWILL

When the Company acquired NDSCo on March 31, 2000 (as more fully described in Note J. of its Form 10-K for the year ended March 31, 2000), $2,039,123 of the purchase price was allocated to goodwill. The goodwill was assigned a useful life of 10 years. Upon further consideration the Company reclassified this allocation from goodwill to cost of software to more succinctly categorize the nature of the assets purchased. During the quarter ended December 31, 2000, as a result of the changes in its business plan and the disposition of its dealer-to-dealer land based business, the Company further determined that it could no longer estimate the useful life, if any, of this software. Accordingly, the carrying cost of this asset was depreciated in full during the quarter.

When the Company acquired the remaining 45% minority interest of BTC on March 23, 2000 (as more fully described in Note J. of its Form 10-K for the year ended March 31, 2000), $9,374,550 of the purchase price was allocated to goodwill with an estimated life of 10 years. Upon further consideration, the Company reclassified this allocation from goodwill to cost of software to more succinctly categorize the nature of the assets purchased. Effective for the quarter ended December 31, 2000, the Company changed its estimate of the useful life of this asset from 10 years to 36 months.

The restated consolidated balance sheet at March 31, 2000 among other things reflects both of these reclassifications.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                             (UNAUDITED) (RESTATED)



NOTE D - INFORMATION REGARDING DISCONTINUED OPERATIONS:

On November 30, 2000, the Company formalized its decision to exit its land-based operations at the end of fiscal year 2001. The disposition of the land-based operations represents the disposal of a business segment under APB Opinion No.
30. Accordingly, results of these operations have been classified as discontinued and prior periods have been restated, including the reallocation of fixed overhead charges to both business segments. As of December 29, 2000, the Company sold its land-based operations in Albuquerque, New Mexico; San Antonio, Texas; and Bend, Oregon to Automotive Disposition Management Services, Inc., an affiliated Arizona corporation, in exchange for a 16% interest in Automotive Disposition. The Company sold substantially all of its land-based operations in Scottsdale Arizona, to its independent contract brokers effective January 31, 2001, thereby discontinuing all land-based operations. The Company has recorded an actual loss of $749,366 on the sale of its land-based operations to Automotive Disposition Management Services, Inc., recorded additional losses of $127,388 related to the earlier closing of its Pennsylvania operation and accrued an estimated loss of $775,300 on disposal related to the Scottsdale operation in these December 31, 2000 interim financial statements. The following schedule of net assets from discontinued operations and financial statements show the effect of discontinued operations to the condensed consolidated balance sheets at December 31, 2000 and March 31, 2000 and to the condensed consolidated statements of operations and cash flow for the three and nine months ended December 31, 2000 and 1999.


For the fiscal years ended March 31, 2000, 1999 and 1998, general and administrative expenses were insignificant to continuing operations. The Company began Internet operations in January of 1999, and accordingly it allocated certain salary and administrative costs to these efforts for its March 31, 1999 fiscal year. For the fiscal year ended March 31, 2000, the Company again allocated certain general and administrative costs for executive compensation and overhead to continuing operations; however, substantially all general and administrative expenses continued to be related directly and indirectly to the Company's land-based operations, which generated over 99% of the Company's revenues.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                             (UNAUDITED) (RESTATED)


1.       RESULTS OF OPERATIONS OF DISCONTINUED LAND-BASED SEGMENT:

         AUTOTRADECENTER.COM INC. AND SUBSIDIARIES

                                                   FOR THE THREE MONTHS ENDED          FOR THE NINE MONTHS ENDED
                                                   --------------------------          -------------------------
                                                   12/31/00          12/31/99         12/31/00          12/31/99
                                                   --------          --------         --------          --------
         Net sales                              $   39,521,133    $   29,101,990    $  123,171,010   $   97,458,893
         Cost of sales                              37,716,191        27,875,322       117,257,094       93,446,078
                                                --------------    --------------    --------------   --------------
            Gross profit                             1,804,942         1,226,668         5,913,916        4,012,815
                                                --------------    --------------    --------------   --------------

         Operating expenses:
            Selling                                  1,373,246           778,884         4,376,272        2,553,631
            General and administrative                 315,933           359,261         1,199,064          964,688
            Bad debt expense                                --                --            75,000               --
            Depreciation and amortization               62,778            24,197            36,165           61,582
                                                --------------    --------------    --------------   --------------
               Total operating expenses              1,751,957         1,162,342         5,686,501        3,579,901
                                                --------------    --------------    --------------   --------------

         Income from operations                         52,985            64,326           227,415          149,486
                                                --------------    --------------    --------------   --------------

         Other income (expense):
            Miscellaneous                              124,021            30,825           139,599           73,803
            Interest expense                          (315,744)         (205,355)         (690,853)        (625,024)
                                                --------------    --------------    ---------------  ---------------
               Total other income
               (expense) - net                        (191,723)         (174,530)         (551,254)        (551,221)
                                                --------------    --------------    ---------------  ---------------

         Loss before income taxes                     (138,738)         (110,204)         (323,839)        (118,307)
                                                --------------    --------------    --------------   --------------
            Income tax benefit                              --                --                --               --
            Minority interest in loss                       --                --                --               --
                                                --------------    --------------    --------------   --------------

         Net Loss                               $     (138,738)   $     (110,204)   $     (323,839)  $     (118,307)
                                                ==============    ==============    ==============   ==============


2.       COMPUTATION OF LOSS RESULTING FROM DISCONTINUING LAND-BASED SEGMENT

              Loss from sale of: ANET-NM, ANET-NW, and ANET-SA

                          Carrying value                                           $    1,596,933
                          Sales price                                                   1,200,000
                                                                                   --------------
                                              Loss                                        396,933
                          Un-amortized goodwill                                           352,432
                                                                                   --------------
                          Total loss                                                                       749,365

              Loss from transfer and closing of Scottsdale Operation

                          Sale of equipment                                                31,665
                          Inventory losses due to sale                                    200,000
                          Uncollectible brokers accounts                                  343,635
                          Estimated costs of operations from December 31, 2000
                              until final closing of office                               200,000          775,300
                                                                                   --------------

              Additional loss from closing Pennsylvania                                                    127,338
                                                                                                    --------------
              Total Loss                                                                            $    1,652,053
                                                                                                    ==============

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2000
                             (UNAUDITED) (RESTATED)



3.       NET ASSETS OF DISCONTINUED OPERATIONS

SCHEDULE OF NET ASSETS FROM DISCONTINUED OPERATIONS

                                                                  DECEMBER 31,        MARCH 31,         MARCH 31,
                                                                     2000               2000              1999
ASSETS
Accounts receivable - trade, net                                 $    3,117,206    $    5,743,845   $    4,873,189
Accounts receivable - employees and brokers, net                        186,150           332,122          324,248
Inventory - net                                                       3,177,212         4,648,492        5,028,357
Prepaid expenses and other                                                   --                --           73,887
Goodwill and property and equipment                                          --           316,311          266,860
                                                                 --------------    --------------   --------------
     Total Assets                                                     6,480,568        11,040,770       10,566,541
                                                                 --------------    --------------   --------------

LIABILITIES
Accounts payable - trade                                              4,117,808         4,401,858        4,174,029
Notes payable - related party                                           750,000         5,376,821        3,893,890
Accrued liabilities                                                     239,360           238,925          218,394
                                                                 --------------    --------------   --------------
                                                                      5,107,168        10,017,604        8,286,313
                                                                 --------------    --------------   --------------
NET ASSETS FROM DISCONTINUED OPERATIONS                          $    1,373,400    $    1,023,166   $    2,280,228
                                                                 ==============    ==============   ==============



NOTE E - INTANGIBLE ASSETS

         Intangible assets consist of the following:

                                                                           December 31,           March 31,
                                                                           ----------------------------------
                                                                               2000                   2000
                                                                               ----                   ----
         Goodwill                                                           $1,985,383            $1,985,383
         Other                                                                   3,228                 3,228
                                                                            ----------            ----------
                                                                             1,988,611             1,988,611
         Less accumulated amortization                                         348,139               201,766
                                                                            ----------            ----------
                                                                            $1,640,472            $1,786,845
                                                                            ==========            ==========


NOTE F - STOCKHOLDERS' EQUITY

During the first nine months of our fiscal year ended March 31, 2001, holders of $836,400 and $1,479,000 of our series C and series D convertible preferred shares (8,364 and 14,790 shares respectively) elected to convert such shares to 2,363,563 common shares based on the formulae contained in the terms of the preferred shares. These shares will become registered and available for resale (subject to certain lock-up provisions) upon the effectiveness of a registration statement on Form S-1 filed with the Securities and Exchange Commission. We also issued 218,875 common shares for $161,667 upon the exercise of stock options during the nine months ended December 31, 2000.

                          NEFF & RICCI LLP LETTERHEAD


                         INDEPENDENT ACCOUNTANT'S REPORT


To the Board of Directors and Stockholders
AutoTradeCenter.com Inc. and Subsidiaries

We have audited the consolidated balance sheets of AutoTradeCenter.com, Inc. and Subsidiaries as of March 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of AutoTradeCenter.com, Inc. and Subsidiaries' management. Our responsibility is to express an opinion on these financial statements based on our audit.

The financial statements of AutoTradeCenter.com, Inc. and Subsidiaries as of March 31, 1998, were audited by other auditors whose report dated August 6, 1998, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2000 and 1999 consolidated financial statements referred to above present fairly, in all material respects, the financial position of AutoTradeCenter.com, Inc. and Subsidiaries as of March 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Neff & Ricci LLP


Albuquerque, New Mexico
May 11, 2000, except for the second to last paragraph in Note J, and the last paragraph in Note N, as to which the date is March 28, 2001

                     [PRICE KONG & COMPANY, PA LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Auto Network USA, Inc.

We have audited the accompanying income statement of Auto Network USA, Inc., an Arizona corporation, and the related statements of stockholders' equity, and cash flows for the period from inception (July 10, 1997) to March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Auto Network USA, Inc. as of March 31, 1998, and the results of its operations and its cash flows for the initial period then ended in conformity with generally accepted accounting principles.

We have not audited the financial statements of Auto Network USA, Inc. for any period subsequent to March 31, 1998.


/s/ Price Kong & Company, P.A.

Price Kong & Company, P.A.,
Phoenix, Arizona

August 6, 1998

                    AutoTradeCenter.com Inc. and Subsidiaries
                           Consolidated Balance Sheets
                                   (Restated)


                                                                                March 31,
                                                                    --------------------------------
ASSETS                                                                  2000                 1999
                                                                    ------------         -----------
Current assets:
  Cash                                                              $ 4,355,738          $  297,752
  Accounts receivable - trade                                                 -              98,610
  Net assets of discontinued operations                               1,023,166                   -
  Prepaid expenses and other                                            110,272               5,266
                                                                    ------------         -----------
    Total current assets                                              5,489,176             401,628
                                                                    ------------         -----------

Property and equipment, net                                             813,118             118,136
Software, net                                                        12,013,608               5,442
Net assets of discontinued operations                                         -           2,280,228
                                                                    ------------         -----------
                                                                     12,826,726           2,403,806
                                                                    ------------         -----------
Intangible assets, net                                                1,786,845           1,985,383
                                                                    ------------         -----------
      Total assets                                                   20,102,747           4,790,817
                                                                    ============         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable - trade                                                    -              24,713
  Notes payable - related party                                         528,807                   -
  Notes payable - bank                                                1,112,418           1,268,500
  Accrued liabilities                                                     6,124              50,723
                                                                    ------------         -----------
    Total current liabilities                                         1,647,349           1,343,936
                                                                    ------------         -----------

Non-current liabilities:
  Deferred income taxes                                                       -               7,010
  Long-term debt - related party                                              -             528,807
                                                                    ------------         -----------
    Total non-current liabilities                                             -             535,817
                                                                    ------------         -----------

Commitments and contingencies                                                 -                   -

Stockholders' equity:
  Convertible preferred stock, Series B; $10.00 par value;
    250,000 shares authorized; 47,000 issued and
    outstanding in 1999                                                       -             372,037
  Convertible preferred stock, Series C; $0.10 par value;
    400,000 shares authorized; 20,800 issued and
    outstanding in 2000; liquidation preference $110.00 per share     1,906,536                   -
  Convertible preferred stock, Series D; $0.10 par value;
    600,000 shares authorized; 31,200 issued and
    outstanding in 2000; liquidation preference $110.00 per share     2,859,805                   -
  Common stock, no par value; 100,000,000 shares authorized;
    27,652,609 and 20,385,084 shares issued and outstanding
    in 2000 and 1999, respectively                                   19,779,542           2,664,479
  Retained deficit                                                   (6,090,485)           (125,452)
                                                                    ------------         -----------
    Total stockholders' equity                                       18,455,398           2,911,064
                                                                    ------------         -----------
      Total liabilities and stockholders' equity                    $20,102,747          $4,790,817
                                                                    ============         ===========

See notes to consolidated financial statements

                   AutoTradeCenter.com Inc. and Subsidiaries
                      Consolidated Statements of Operations
                                   (Restated)


                                                            For the Year Ended          From July 10, 1997
                                                     --------------------------------  (inception) Through
                                                     March 31, 2000    March 31, 1999     March 31, 1998
                                                      ------------      ------------       ------------
Net sales                                             $   291,587       $         -        $         -
Cost of sales                                                   -                 -                  -
                                                      ------------      ------------       ------------
  Gross profit                                            291,587                 -                  -
                                                      ------------      ------------       ------------

Operating expenses:
  Salary                                                   54,000            63,000                  -
  Selling                                                 241,065                 -                  -
  General and administrative                              559,468           126,173                  -
  Depreciation and amortization                           319,800            24,042                  -
                                                      ------------      ------------       ------------
    Total operating expenses                            1,174,333           213,215                  -
                                                      ------------      ------------       ------------

Loss from operations                                     (882,746)         (213,215)                 -
                                                      ------------      ------------       ------------

Other income (expense):
  Miscellaneous                                                 -                 -                  -
  Interest expense - related party                        (63,456)          (63,456)                 -
                                                      ------------      ------------       ------------
    Total other income (expense) - net                    (63,456)          (63,456)                 -
                                                      ------------      ------------       ------------

Net loss from continuing operations                      (946,202)         (276,671)                 -
                                                      ------------      ------------       ------------

  Income (loss) from discontinued operations of
    land based segment                                 (1,697,585)          448,491             15,899
                                                      ------------      ------------       ------------
Net (loss) income before income taxes                  (2,643,787)          171,820             15,899
                                                      ------------      ------------       ------------
Income tax (expense) benefit

        Continuing operations                                   -            50,302                  -
        Discontinued operations                            56,034          (106,881)            (3,515)
                                                      ------------      ------------       ------------

Net (Loss) Income                                     $(2,587,753)      $   115,241        $    12,384
                                                      ============      ============       ============


Basic earnings (loss) per share
        Continuing operations                         $     (0.04)      $     (0.02)       $         -
                                                      ============      ============       ============
        Discontinued operations                       $     (0.08)      $      0.03        $         -
                                                      ============      ============       ============

Diluted earnings (loss) per share
        Continuing operations                         $     (0.04)      $     (0.01)       $         -
                                                      ============      ============       ============
        Discontinued operations                       $ (0.08)          $      0.02        $         -
                                                      ============      ============       ============


Weighted average shares number of common shares outstanding
        Basic                                          21,638,671        13,726,397          9,844,084
        Fully diluted                                  21,638,671        22,826,745         13,478,625



See notes to consolidated financial statements

                    AutoTradeCenter.com Inc. and Subsidiaries
            Consolidated Statement of Changes in Stockholders' Equity
             From July 10, 1997 (inception) Through March 31, 1998,
                  and The Years Ended March 31, 1999 and 2000
                                   (Restated)


                                                    Series A and Series B,      Series C,            Series D,
                                                         Convertible           Convertible          Convertible
                                                       Preferred Stock       Preferred Stock      Preferred Stock
                                                     Shares      Amount     Shares    Amount     Shares     Amount
                                                     -------   ----------   ------  ----------   ------   ----------
Beginning balance, July 10, 1997 (inception) -
  Issued common stock to founders

December 1997 - Issued common stock
  pursuant to Rule 504 of Regulation D

February 1998 - Issued convertible
  Series A preferred stock                            6,750    $ 675,000

March 1998 - converted Series A preferred shares
  into common shares: 1,111 to 1                     (2,902)    (290,171)

Series A Preferred stock offering costs                           (2,578)

Net income from July 10,1997 (inception)
  through March 31, 1998
                                                     -------   ----------   ------  ----------   ------   ----------
Balance - March 31, 1998                              3,848      382,251         -          -        -            -

June 1998 - Issued common shares under
  goodwill agreement

August 1998 - Issued common shares for purchase of subsidiary

November 1998 - Issued convertible
  Series B preferred stock                           35,000    $ 281,242                             -            -

December 1998 - Issued convertible
  Series B preferred stock                           12,000       90,795                             -            -

March 1999 - Converted Series A preferred shares
  into common shares: 1,111 to 1                     (3,848)    (382,251)

March 1999 - Effect of constructive dividend on convertible Series B preferred stock

March 1999 - Issued common shares under
  goodwill agreement

March 1999 - Issued common shares for purchase of subsidiary

March 1999 - Fair value of stock options granted for the year ended.

Net income for the year ended March 31, 1999
                                                     -------   ----------   ------  ----------   ------   ----------
Balance - March 31, 1999                             47,000      372,037
                                                     -------   ----------   ------  ----------   ------   ----------




                                                          Common Stock           Retained
                                                       Shares        Amount      Earnings       Total
                                                     ----------   -----------   ----------   ------------
Beginning balance, July 10, 1997 (inception) -
  Issued common stock to founders                     9,000,000   $    30,000                $    30,000

December 1997 - Issued common stock
  pursuant to Rule 504 of Regulation D                1,002,500        25,062                     25,062

February 1998 - Issued convertible
  Series A preferred stock                                                                       675,000

March 1998 - converted Series A preferred shares
  into common shares: 1,111 to 1                      3,224,122       290,171                          -

Series A Preferred stock offering costs                                                           (2,578)

Net income from July 10,1997 (inception)
  through March 31, 1998                                                        $  12,384         12,384
                                                     ----------   -----------   ----------   ------------
Balance - March 31, 1998                             13,226,622       345,233      12,384        739,868

June 1998 - Issued common shares under
  goodwill agreement                                    266,667        53,333                     53,333

August 1998 - Issued common shares for purchase
  of subsidiary                                         300,000        47,814                     47,814

November 1998 - Issued convertible
  Series B preferred stock                                                                       281,242

December 1998 - Issued convertible
  Series B preferred stock                                                                        90,795

March 1999 - Converted Series A preferred shares
  into common shares: 1,111 to 1                      4,275,128       382,251                         -

March 1999 - Effect of constructive dividend on
  convertible Series B preferred stock                                253,077    (253,077)

March 1999 - Issued common shares under                 266,667        53,333                     53,333
  goodwill agreement

March 1999 - Issued common shares for purchase
  of subsidiary                                       2,050,000     1,450,000                  1,450,000

March 1999 - Fair value of stock options granted
  for the year ended.                                                  79,438                     79,438

Net income for the year ended March 31, 1999                                      115,241        115,241
                                                     ----------   -----------   ----------   ------------
Balance - March 31, 1999                             20,385,084     2,664,479    (125,452)     2,911,064
                                                     ----------   -----------   ----------   ------------


                See notes to consolidated financial statements.

                                                    Series A and Series B,      Series C,            Series D,
                                                         Convertible           Convertible          Convertible
                                                       Preferred Stock       Preferred Stock      Preferred Stock
                                                     Shares      Amount     Shares    Amount     Shares     Amount
                                                     -------   ----------   ------  ----------   ------   ----------

Balance forward                                      47,000    $ 372,037                                           -
April 1999 - Exercise of stock options

December 1999 - Note payable converted into stock

Series B Preferred stock conversion
  January 31, 2000                                  (47,000)    (372,037)

February 2000 - Issued common shares for software development

February 2000 - Warrants conversion

February 2000 - Issued convertible
  Series C preferred stock                                                  20,800  $1,906,536

February 2000 - Issued convertible
  Series D preferred stock                                                                       31,200   $2,859,805

March 2000 - Issued common shares for purchase of minority interest in subsidiary

March 2000 - Issued common shares for purchase of subsidiary

March 2000 - Issued restricted common shares for purchase of subsidiary

March 2000 - Effect of constructive dividend on convertible Series C preferred stock

March 2000 - Effect of constructive dividend on convertible Series D preferred stock

March 2000 - Fair value of stock options granted for services for the year ended.

Net loss for the year ended March 31, 2000
                                                     -------   ----------   ------  ----------   ------   ----------
Balance - March 31, 2000                                  -    $       -    20,800  $1,906,536   31,200   $2,859,805





                                                         Common Stock            Retained
                                                      Shares        Amount       Earnings       Total
                                                    ----------   -----------  ------------   ------------
Balance forward                                     20,385,084   $ 2,664,479  $  (125,452)   $ 2,911,064
April 1999 - Exercise of stock options                 100,000       200,000                    200,000

December 1999 - Note payable converted into
  stock                                                314,475       314,475                    314,475

Series B Preferred stock conversion
  January 31, 2000                                     543,515       372,037                          -

February 2000 - Issued common shares for
  software development                                  40,000        80,000                     80,000

February 2000 - Warrants conversion                    100,000        50,000                     50,000

February 2000 - Issued convertible
  Series C preferred stock                                                                    1,906,536

February 2000 - Issued convertible
  Series D preferred stock                                                                    2,859,805

March 2000 - Issued common shares for purchase
  of minority interest in subsidiary                 5,000,000     9,375,000                  9,375,000

March 2000 - Issued common shares for purchase
  of subsidiary                                      1,100,000     2,801,590                  2,801,590

March 2000 - Issued restricted common shares
  for purchase of subsidiary                            69,535       193,401                    193,401

March 2000 - Effect of constructive dividend on
  convertible Series C preferred stock                             1,697,280   (1,697,280)             -

March 2000 - Effect of constructive dividend on
  convertible Series D preferred stock                             1,680,000   (1,680,000)             -

March 2000 - Fair value of stock options granted
  for services for the year ended.                                   351,280                    351,280

Net loss for the year ended March 31, 2000                                     (2,587,753)    (2,587,753)
                                                    ----------   -----------  ------------   ------------
Balance - March 31, 2000                            27,652,609   $19,779,542  $(6,090,485)   $18,455,398


                    AutoTradeCenter.com Inc. and Subsidaries
                     Consolidated Statements of Cash Flows
                                   (Restated)


                                                            For the Year Ended          From July 10, 1997
                                                     --------------------------------  (inception) Through
                                                     March 31, 2000    March 31, 1999     March 31, 1998
                                                      ------------      ------------       ------------
Cash flows from operating activities:
  Net (loss) income
        Continuing operations-net of income taxes     $  (946,202)      $  (226,369)       $         -
        Discontinued operations-net of income taxes    (1,641,551)          341,610             12,384
                                                      ------------      ------------       ------------
                                                       (2,587,753)          115,241             12,384

  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
      Depreciation and amortization                       319,800            24,042                  -
      Stock or stock options issued for services          351,280            23,083                  -
  (Increase) decrease in:
    Net assets of discontinued operations               1,257,062        (1,823,695)          (743,334)
    Accounts receivable-trade                              98,610           (98,610)                 -
    Prepaid expenses and other current assets            (105,006)           (5,266)                 -
    Accounts payable                                      (24,712)           24,712                  -
    Accrued liabilities                                   (44,599)           50,723                  -
    Deferred income taxes                                  (7,010)            7,010              3,465
                                                      ------------      ------------       ------------
      Net cash  provided by (used in)
        operating activities                             (742,328)       (1,682,760)          (727,485)
                                                      ------------      ------------       ------------

Cash flows from investing activities:
  Purchase of property and equipment and software        (420,365)         (175,446)                 -
  Sale of property and equipment                           45,945            57,520                  -
  Net cash paid for acquisitions                                -           (70,906)                 -
                                                      ------------      ------------       ------------
    Net cash  provided by (used in)
        investing activities                             (374,420)         (188,832)                 -
                                                      ------------      ------------       ------------

Cash flows from financing activities:
  Net proceeds from borrowings                            158,393         1,268,500                  -
  Proceeds from long-term debt                                  -           528,807                  -
  Proceeds from issuance of convertible
    preferred stock                                     4,766,341           372,037            672,422
  Proceeds from issuance of common stock                  250,000                 -             55,063
                                                      ------------      ------------       ------------
    Net cash  provided by financings activities         5,174,734         2,169,344            727,485
                                                      ------------      ------------       ------------

Net change in cash                                      4,057,986           297,752                  -

Beginning cash balance                                    297,752                 -                  -
                                                      ------------      ------------       ------------

Ending cash balance                                   $ 4,355,738       $   297,752        $         -
                                                      ============      ============       ============


Supplemental disclosures:
  Interest paid for discontinued operations           $   887,094       $   355,006        $   107,960
                                                      ============      ============       ============
  Interest paid for continuing operations             $    63,456       $    63,456        $         -
                                                      ============      ============       ============
  Income taxes paid                                   $     3,000       $    73,527        $         -
                                                      ============      ============       ============


See notes to consolidated financial statements

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCORPORATION AND NATURE OF BUSINESS

         AutoTradeCenter.com Inc. ("the Company") was incorporated pursuant to the laws of the State of Arizona on July 10, 1997 and began operations on September 22, 1997. In December 1998, the Company changed its name from Auto Network USA, Inc. to Auto Network Group, Inc. In March 1999, the Company again changed its name to AutoTradeCenter.com Inc. to more properly reflect its future direction as an Internet based wholesaler of used automobiles. The wholesale automobile business principally involves activities related to redistributing used vehicles, typically acquired from franchised and independent auto dealers, lessors, banks and other finance companies and reselling them to other franchised and independent dealers. The Company engages in these activities either as a fee-based service or as a principal to the transaction. As a principal, the Company takes title to the vehicle being redistributed.

         The Company's land based operations (non-Internet), where in the Company is a principal to the transaction, performs these services through independent wholesale brokers. Each broker buys and sells vehicles in the name of the Company. Currently, the Company employs two methods of compensating each broker. Under the first arrangement, the broker retains all profit or loss in excess of a fixed fee per vehicle charged by the Company for the services it provides for the brokers. Under the second arrangement, the Company and the broker share the profit and loss in accordance with negotiated percentage splits. As of April 1, 2000, the Company has 5 locations throughout the United States.

         The company's Internet operations facilitate the exchange of used vehicles from franchised and independent auto dealers, lessors, banks and other finance companies to other franchised and independent dealers. The Company, generally, earns fees from these exchanges, utilizing its proprietary software. The Company, currently does not act as principal in its Internet business. In the future, the Company may acquire certain trade-in used vehicles from individuals for sale to dealers as a result of strategic alliances with Internet companies engaged in the business of selling new cars on line. (Such as Autobytel.com). Vehicles acquired through this medium will be sold directly to the franchise dealer providing the new car to the on-line consumer, the Company through its land-based operations or to dealers over the internet.

         AutoTradeCenter.com Inc. stock is traded on the NASD Bulletin Board under the symbol AUTC.OB.

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: Auto Network Group of Arizona, Inc. ("ANET-AZ"), Auto Network Group of New Mexico, Inc. ("ANET-NM"), Auto Network Group Northwest, Inc. ("ANET-NW"), Pinnacle Dealer Services, Inc. ("PDS"), National Dealer Services ("NDSCo"), AutoTradeCenter Remarketing Services Inc. formerly Walden Remarketing Services, Inc. ("Walden Remarketing"), and BusinessTradeCenter.com Inc. ("BTC"). All material intercompany accounts and transactions have been eliminated.

RECLASSIFICATIONS

         Certain prior period amounts have been reclassified to conform to the current year presentation.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, disclosures at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

CASH AND CASH ITEMS

         Cash and cash items include all highly liquid debt instruments purchased with a maturity of three months or less at the date of acquisition. At times, cash balances held at financial institutions were in excess of federally insured limits.

INVENTORY

         Inventory consists entirely of used vehicles that are stated at the lower of cost or market. The cost of used vehicles is determined on a specific identification basis. The cost of each vehicle includes the purchase price plus transportation and reconditioning expenses. The Company reduces the carrying value of each vehicle if the total cost exceeds the net realizable value of the vehicle.

DEPRECIATION METHOD

         Equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the assets estimated useful lives ranging from 3 to 10 years.

AMORTIZATION OF INTANGIBLES

         Goodwill and other intangibles are amortized on a straight-line basis over periods ranging up to 10 years. The Company periodically assesses the recoverability of the cost of its goodwill based upon a review of projected undiscounted cash flows of the related operating entity. These cash flow estimates are prepared and reviewed by management in connection with the Company's annual long-range planning process. As of March 31, 2000, there had been no write down of goodwill.

REVENUE RECOGNITION


         Revenue and the corresponding cost of the sale is recognized when vehicles are sold to customers evidenced by a sale and a purchase order, respectively. The Company pays for the vehicle and receives payment from its customers when the vehicle title is presented. It is not unusual for a title to lag several days behind the recordation of the vehicle purchase and physical delivery; correspondingly, a vehicle may be sold and delivered to a customer prior to the delivery of the title and the receipt of cash. These sales are recorded in trade receivables until the cash is received. The Company has implemented the requirements of Staff Accounting Bulletin 101, which did not have a material impact on revenue recognition in the financial statements.


EARNINGS PER SHARE

         Basic earnings per share have been computed based on the weighted average number of common shares outstanding. Diluted earnings per share reflects the increase in average common shares

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

outstanding that would result from the assumed exercise of outstanding stock options and the assumed conversion of debt and preferred stock.

VALUATION OF STOCK OPTIONS

         The Company uses the intrinsic value method for valuing stock options issued to employees. The Company uses the fair value of goods or services received or the fair value of the options or warrants issued, whichever is more readily measurable, to determine the expense to record for options or warrants issued to non-employees.

INCOME TAXES

         The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based upon the difference between financial statement carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

SEGMENT REPORTING

         The Company is required to report information about operating segments in and related disclosures about products and services, geographic areas and major customers. The Company currently has only one operating segment at March 31, 2000. However, on February 28, 2000 the Company entered into a Motor Vehicle Remarketing Agreement with American Honda Finance Corporation and on March 1, 2000 purchased NDSCo. These events launched the Company's Internet re-marketing segment. The Company earned no revenue from its Internet re-marketing operations during the year ended March 31, 2000, and its related expenses from its Internet subsidiaries, BusinessTradeCenter.com Inc. and NDSCo, were immaterial to its operations. Beginning with the year ended March 31, 2001 the Company will report information regarding both its land based and its Internet re-marketing operations.


NOTE B - ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

                                                                                      March 31,
                                                                          ---------------- -----------------
                                                                                  2000             1999
                                                                                  ----             ----
       Trade accounts receivable                                              $5,828,411         $5,061,853
       Due from employees and independent wholesale brokers                    1,378,092            324,248
                                                                              -----------        ----------
                                                                               7,206,503          5,386,101
       Allowance for doubtful accounts                                         1,130,536             90,055
                                                                              -----------        ----------
              Total                                                           $6,075,967         $5,296,046
                                                                              ===========        ==========

         The allowance for doubtful accounts consist of the following:
              Beginning of the year                                           $   90,055         $      -0-
              Provision for bad debts                                          1,045,970             90,055
              Write offs                                                          (5,489)               -0-
              Recoveries                                                             -0-                -0-
                                                                              -----------        ----------
              End of the year                                                 $1,130,536         $   90,055
                                                                              ==========         ==========

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE B - ACCOUNTS RECEIVABLE (CONTINUED)

         On March 31, 2000 accounts receivable from used car brokers providing services to the Company under the terms of work-for-hire agreements ("Brokers") totaled $1,378,092. The Company has determined that an additional provision for losses of $1,045,970 is required which reduced earnings for the year ended March 31, 2000. Recoveries, if any, will be recorded as revenue in the period in which they are received.


NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                                             March 31,
                                                                                -----------------------------
         CATEGORY                                          LIFE/METHOD                  2000            1999
         --------                                          -----------                  ----            ----
         Computers and equipment                           3 years/SL               $  597,231       $ 40,490
         Software/systems design                           3 years/SL                  598,225          9,509
         Vehicles                                          3 years/SL                  229,910         80,442
         Furniture and fixtures                            7 years/SL                  100,243         46,021
         Leasehold improvements                            5 years/SL                   16,628         16,628
                                                                                    ----------       --------
                                                                                     1,542,237        193,090
         Less allowance for depreciation                                               118,839         24,646
                                                                                    ----------       --------
                                                                                    $1,423,398       $168,444
                                                                                    ==========       ========




NOTE D - INTANGIBLE ASSETS

Intangible assets consist of the following:

                                                                                          March 31,
                                                                                ------------------------------
                                                                                       2000            1999
                                                                                       ----            ----
         Goodwill                                                                  $13,746,926     $2,139,862
         Other                                                                          21,278         71,788
                                                                                   -----------     ----------
                                                                                    13,768,204      2,211,650
         Less accumulated amortization                                                 261,720          4,272
                                                                                   -----------     ----------
                                                                                   $13,506,484     $2,207,378
                                                                                   ===========     ==========

Also see Note J.


NOTE E - LONG-TERM DEBT AND NOTES PAYABLE

Long-term debt and notes payable consists of the following:

                                                                                            March 31,
                                                                                   ------------- --------------
RELATED PARTY AND AFFILIATES:                                                           2000          1999
-----------------------------                                                           ----          ----
o        Notes  payable to former  officer  and  director,  12%  annual  interest payable monthly, collateralized by all accounts receivable,  inventory,
         equipment  and  certain  intangibles,   $852,000  due  April  1,  2001,
         $300,000 due January 15, 1999, 30 day renewable terms,  subordinated to    $ 1,152,000      $  852,000
         senior debt.  The $852,000 note can be  accelerated  if either Roger L.
         Butterwick  or John E.  Rowlett  ceases to be an officer  or  director.
         (See 1. and 2.  below)
o        Note  payable to former  officer  and  director,  12%  annual  interest payable monthly, collateralized by inventory, due October 1, 1999,
         subordinated to senior debt.  (See 2. below)                                       -0-          50,000


                                      F-18



                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE E - LONG-TERM DEBT AND NOTES PAYABLE (CONTINUED)


                                                                                            March 31,
                                                                                   ------------- --------------
RELATED PARTY AND AFFILIATES:                                                           2000          1999
-----------------------------                                                           ----          ----
o        Note payable to an entity  controlled  by a former  officer and director of the Company, 12% annual interest payable monthly,  collateralized by all accounts receivable, inventory, equipment, and certain intangibles.
         $569,307 is due June 30,  2000,  $569,307 is due  September  30,  2000,
         $569,306 is due  December  31,  2000 with the  balance of $967,500  due
         April 1,  2001.  This note is  subordinated  to senior  debt and can be accelerated if either Roger L. Butterwick or John E.
         Rowlett ceases to be an officer or director (See 2.  below)                  2,675,420         717,500
o        $1,572,000  line of credit to an entity  controlled by three officers of
         ANET-NW,  annual interest at prime plus 6% (currently 15%),  secured by all accounts receivable,  inventory,  and furniture and equipment,  due
         July 14, 2000.                                                               1,409,683             -0-
o        Note payable to a shareholder of an entity acquired by the Company, 12%
         annual interest, principal and interest payable monthly, due October
         1, 2000.                                                                           -0-         425,000
o        Note payable to an entity  controlled  by two  officers of ANET-NM,  15%
         annual interest  payable  monthly,  due June 30, 2000,  subordinated to
         senior debt.  (See 3. below)                                                   174,116         198,116
o        Note  payable  to an  entity  controlled  by  two  former  officers  and
         directors  of  the  Company,   12%  annual  interest  payable  monthly,
         collateralized by inventory, due May 13, 2000 and 30 day renewable
         terms, subordinated to senior debt.  (See 2. below)                            300,000             -0-
o        Notes payable to a related party,  15% annual interest  payable monthly,
         due on demand.                                                                  17,000             -0-
o        Note payable to a related party,  15% annual interest  payable  monthly,
         due on demand.                                                                  35,000             -0-
o        Note payable to an entity  controlled  by two  officers of ANET-NM,  12%
         annual interest payable monthly, due on demand.                                 50,000             -0-
o        Note  payable to an  officer of  ANET-NM,  15% annual  interest  payable monthly,  due upon 30 days notice,  subordinated  to senior debt.  (See
         3. below)                                                                       92,409         123,084
o        Note  payable to an entity that is a major  shareholder  of the Company,
         12% annual interest payable monthly, due April 1, 2000.  (See 4. below)            -0-       1,500,246
o        Notes payable to officers and major  shareholders,  12% annual interest payable quarterly, due March 31, 2001, convertible into stock of
         subsidiary.  (See 6. below)                                                        -0-           5,500
                                                                                     ----------      ----------
                                                                                      5,905,628       3,871,446
BANK:
o        $3,000,000  revolving  line of credit,  1.5% over prime,  secured by all accounts  receivable,  inventory,  equipment  and certain  intangibles,
         partially guaranteed by one officer, due June 30, 2000 (See 5. below)        1,112,418       1,268,500
OTHER:
o        Note payable to an unrelated third party,  12% annual  interest  payable
         monthly, due September 22, 1999.                                                   -0-         301,000
                                                                                     ----------      ----------
Total long-term debt and notes payable                                                7,018,046       5,440,946
                                                                                     ----------      ----------

                                      F-19


                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)



NOTE E - LONG-TERM DEBT AND NOTES PAYABLE (CONTINUED)


                                                                                            March 31,
                                                                                   ------------- --------------
RELATED PARTY AND AFFILIATES:                                                           2000          1999
-----------------------------                                                           ----          ----
Less current portion of long-term debt and notes payable:
         Related party and affiliates                                                 4,086,128       1,902,833
         Bank                                                                         1,112,418       1,268,500
         Other                                                                              -0-         301,000
                                                                                     ----------      ----------
         Total current portion of long-term debt and notes payable                    5,198,546       3,472,333
                                                                                     ----------      ----------
Total long-term debt                                                                 $1,819,500      $1,968,613
                                                                                     ==========      ==========

     1. A note in the amount of $300,000 is convertible, at the option of note holder, into shares of the Company's common stock at a conversion price of $0.10 per share. The option expires 30 days after the term of the note. This note was converted into 3,000,000 shares of common stock on May 1, 2000.
     2. Various notes maturing during the year were extended by mutual agreement and not paid when they became due.
     3. The note is convertible at any time into shares of the Company's common stock at the bid price of the common stock at date of conversion.
     4. The note is convertible, prior to acceptance of payment in full of the outstanding balance, into shares of the Company's common stock at a conversion price of $1.03 per share. This note was paid in full on December 31,1999 and was not converted into common stock.
     5. Subject to the bank's approval, the loan may be increased to the lessor of 85% of the eligible accounts receivable or $3 million. The amount of the average unused line as of year-end is $1,765,895. The bank charges a fee on the amount of the unused line by taking the average unused portion times .25% divided by 360 times the days in the month. This calculated into a fee of $380 for the month of March 2000. In addition, the loan requires net income and equity limits be met and limits capital expenditures, officers' pay and additional indebtedness. At March 31, 2000, the Company was in violation of various provisions of the loan agreement. These provisions apply to the amount of net loss incurred and the amount of capital expenditures incurred. The lender subsequently waived these Events of Default.
     6. These notes were paid in full on February 16, 2000 and were not converted into the common stock of the subsidiary.

                  All long-term debt in the amount of $1,968,613 at March 31, 1999 matures during the year ending March 31, 2001. All long-term debt in the amount of $1,819,500 at March 31, 2000 matures during the year ending March 31, 2002.


 NOTE F - FAIR VALUE OF FINANCIAL INSTRUMENTS

         The methods and assumptions used to estimate the fair value of each class of financial instrument are as follows:

CASH AND CASH EQUIVALENTS, RECEIVABLES, AND ACCOUNTS PAYABLE

         The carrying amount approximate fair value because of the short-term maturity of these instruments.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE F - FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

LONG-TERM DEBT (INCLUDING AMOUNTS DUE WITHIN ONE YEAR)

         The fair value of long-term debt was based upon market prices where available or current borrowing rates available for financing with similar terms and maturities.

                                                                              March 31,
                                               ----------------------------------------------------------------
                                                            2000                              1999
                                               ---------------------------       ------------------------------
                                               FAIR VALUE   CARRYING VALUE       FAIR VALUE      CARRYING VALUE
Cash and cash equivalents                      $4,355,738       $4,355,738       $  297,752          $  297,752
Long-term  debt  which  includes  amounts
due within one year.                           $7,018,046       $7,018,046       $5,440,946          $5,440,946


NOTE G - INCOME TAXES

         The income tax provision (benefit) shown in the consolidated income statement is detailed for each year ended March 31:

                                                                         2000            1999          1998
                                                                         ----            ----          ----
         Currently payable (receivable):
                  Federal                                              $(38,459)       $43,564        $  -0-
                  State                                                 (10,565)         9,470            50
                                                                       ---------       -------        ------
                      Total currently payable                           (49,024)        53,034            50
                                                                       ---------       -------        ------

         Deferred:
                  Federal                                                (5,105)         3,154         1,951
                  State                                                  (1,905)           391         1,514
                                                                       ---------       -------        ------
                      Total deferred                                     (7,010)         3,545         3,465
                                                                       ---------       -------        ------
                           Total                                       $(56,034)       $56,579        $3,515
                                                                       =========       =======        ======

         The income tax provision (benefit) for continuing operations varied from the federal statutory rate as follows for each year ended March 31:

                                                                            2000          1999          1998
                                                                            ----          ----          ----
         U.S. Statutory rate                                               (34)%           34%           34%
         State income taxes, net of federal income tax benefit              (8)%            8%            8%
         Valuation allowance                                                39 %            0%            0%
                                                                           -----           ---           ---
                                                                             3 %           42%           42%
                                                                           =====           ===           ===

         The company has a federal tax loss carryforward of approximately $1,464,000, which expires in 2015.

         The following summarizes the tax effects of the significant temporary differences which comprise the deferred tax asset or liability for each year ended March 31:

                                                                         2000           1999            1998
                                                                         ----           ----            ----
         Bad debt reserve                                           $   439,307       $ 37,823        $   -0-
         Other                                                              -0-        (41,368)        (3,465)
         Net operating loss carryforward                                615,049            -0-            -0-
                                                                    ------------      ---------       --------
         Net deferred tax asset (liability)                           1,054,356         (3,545)        (3,465)
         Valuation allowance                                         (1,054,356)           -0-            -0-
                                                                    ------------      ---------       --------
         Net deferred income tax (liability)                        $       -0-       $ (3,545)       $(3,465)
                                                                    ============      =========       ========

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE H - EARNINGS PER SHARE

         Basic earnings per common share are based on the weighted average number of common shares outstanding in each year. Diluted earnings per common share assume that any dilutive convertible preferred shares and convertible debt outstanding during each year were converted at the first available conversion date, with related interest and outstanding common shares adjusted accordingly. It also assumes that outstanding common shares were increased by shares issuable upon exercise of those stock options and warrants for which market price exceeds exercise price, to the extent they are not anti-dilutive.

         The computation of basic and dilutive earnings per common share is as follows:

                                                                                                             From July 10,
                                                                                                           1997 (inception)
                                                                    Year ended          Year ended             Through
                                                                  MARCH 31, 2000      MARCH 31, 1999        MARCH 31, 1998
                                                                  --------------      --------------        --------------
        Income (loss) available to common stockholders:
             Basic                                                $ (2,587,753)        $   115,241            $    12,384
             Effect of dilutive securities - convertible debt              -0-              68,573                  5,914
                                                                  -------------        -----------            -----------
                                                                  $ (2,587,753)        $   183,814            $    18,298
                                                                  =============        ===========            ===========

        -----------------------------------------------------------------------------------------------------------------

        Weighted average number of common shares
        outstanding - basic                                         21,638,671          13,726,397              9,844,084
        Conversion of Series A preferred stock                             -0-           4,181,427              1,978,270
        Conversion of Series B preferred stock                             -0-             388,235                    -0-
        Exercise of stock options                                          -0-             167,260                 22,105
        Exercise of warrants                                               -0-             844,655                449,955
        Conversion of debt                                                 -0-           3,518,771              1,184,211
                                                                  -------------        -----------            -----------
        Weighted average number of common shares
        outstanding - diluted                                       21,638,671          22,826,745             13,478,625

        -----------------------------------------------------------------------------------------------------------------
        Earnings (loss) per common share:
        Basic                                                           $(0.12)              $0.01                  $0.00
                                                                        =======              =====                  =====
        Diluted                                                         $(0.12)              $0.01                  $0.00
                                                                        =======              =====                  =====

         The effects of convertible debt and preferred stock along with the stock options and warrants have not been included in the calculation of diluted earnings per share for the year ended March 31, 2000 because they are anti-dilutive.

         As described in Notes E, J and K, the Company has convertible debt, contingently issuable stock, options, warrants and convertible preferred stock.

NOTE I - OPERATING LEASES

         The Company leases its facility in Scottsdale, Arizona from an unrelated third party under an operating lease expiring September 30, 2002. As more fully explained in Note J, the Company sublets a different facility in Scottsdale, Arizona to handle the relocated remarketing and expanding corporate operations. Both of these leases require the Company to pay all maintenance, insurance, and taxes on the leased property. The Company also has operating leases for facilities in Albuquerque, New Mexico, Bend, Oregon, San Antonio, Texas and Philadelphia, Pennsylvania.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE I - OPERATING LEASES (CONTINUED)

         The following schedule shows the future minimum lease payments required by year under the various operating leases:


        Year ending March 31,            2001                      $428,946
                                         2002                       378,177
                                         2003                       113,952
                                         2004                        31,397
                                                                   --------
                                                                   $952,472
                                                                   ========

         The Company sub-leases a portion of its Scottsdale facility to an independent third party on a monthly basis for $2,000 per month. Rental expense was $222,296, $195,312, and $75,860 for the years ended March 31, 2000 and 1999 and for the period ending March 31, 1998, respectively.


NOTE J - BUSINESS ACQUISITIONS

AUTO NETWORK GROUP OF NEW MEXICO, INC. ("ANET-NM")

         On June 1, 1998, the Company entered into a Purchase of Goodwill Agreement with JBS, LLC, an entity whose members comprise the management team of ANET-NM. In consideration for the goodwill which ANET-NM is receiving from JBS, JBS was granted a total of 800,000 contingently issuable restricted shares of the Company's common stock valued at $.20 per share as follows: 266,667 shares issued upon execution of the Agreement, held in escrow, and subject to forfeiture if ANET-NM is not doing business as of June 1, 1999: 266,667 shares to be earned for the period June 1, 1998 through March 31, 1999 if pre-tax earnings of ANET-NM are at least $60,000; and 266,666 shares to be earned for the period April 1, 1999 through March 31, 2000 if pre-tax earnings of ANET-NM are at least $120,000. In addition, JBS may earn options to purchase restricted shares of the Company's common stock at the rate of 5 options for every dollar of pre-tax earnings of ANET-NM in excess of $60,000 for the period ending March 31, 1999, and 5 options for every dollar of pre-tax earnings of ANET-NM in excess of $120,000 for the year ended March 31, 2000. The options are to be exercisable for a period of 3 years from date of grant at the bid price as of March 31, 1999 or 2000, respectively.


         In accordance with the terms of the Purchase of Goodwill Agreement, 266,667 shares of contingently issuable shares of common stock were granted to JBS, LLC as ANET-NM was doing business at June 1, 1999. For the period from June 1, 1998 through March 31, 1999, ANET-NM had pre-tax earnings of $107,962 resulting in JBS, LLC earning 239,810 options, exercisable at $3.00 per share. For the period ending March 31, 2000, ANET-NM had pre-tax earnings of $70,395 resulting in no shares being earned by JBS, LLC.


         The   goodwill   purchased   of  $106,666  is  being   amortized  on  a
straight-line basis over 10 years.

PINNACLE DEALER SERVICES, INC. ("PDS")

         On August 20, 1998, the Company acquired PDS, an Arizona corporation, by issuing to the shareholders of PDS a total 300,000 restricted shares of common stock, valued at $0.20 per share, in exchange for the outstanding shares of PDS. PDS provides financing programs for dealers who purchase vehicles from the Company (See Note L).

         The excess of the purchase price over the fair value of the net assets acquired (goodwill) was $47,813 and is being amortized on a straight-line basis over 10 years.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE J - BUSINESS ACQUISITIONS (CONTINUED)

AUTO NETWORK GROUP NORTHWEST, INC. ("ANET-NW")

         On July 20, 1999, the Company entered into an Exchange of Common Stock Agreement with ANET-NW. In consideration for the stock which the Company is receiving from ANET-NW, ANET-NW was granted a total of 500,000 contingently issuable restricted shares of the Company's common stock valued at $1.50 per share as follows: up to 83,333 shares shall no longer be forfeitable on July 1, 2000 under the following conditions: if audited pre-tax earnings are less than $30,000 all 83,333 shares shall be forfeited. If the audited pre-tax earnings are between $30,000 and $50,000 a pro-rata amount of shares shall be issued and the balance shall be forfeited. If the audited pre-tax earnings are $50,000 or over the restricted stock will be issued and any earnings in excess of $50,000 shall cause options to be earned at a ratio of 5 options for every $1.00 of excess earnings. These options shall be priced at the closing bid price of the Company's common stock on April 1 following the March 31 year end. As of July 1, 2001, 166,667 shares can be earned at the following levels: less than $50,000 of pre-tax audited earnings then shares are forfeited, $50,000 to $100,000 a pro-rata amount of shares will be issued, over $100,000 the shares will be issued and options will be earned with the above formula. As of July 1, 2002, 250,000 shares can be earned at the following levels: less than $75,000 of pre-tax audited earnings then shares are forfeited, $75,000 to $150,000 a pro-rata amount of shares will be issued, over $150,000 the shares will be issued and options will be earned with the above formula.

         For the period from July 20, 1999 through March 31, 2000, ANET-NW had pre-tax earnings of $41,721 resulting in ANET-NW earning 69,535 shares.

         The   goodwill   purchased   of  $193,391  is  being   amortized  on  a
straight-line basis over 10 years.


NATIONAL DEALER SERVICES CO. (" NDSCO")

         On March 1, 2000, the Company acquired NDSCo, a Utah corporation, by issuing to the shareholders of NDSCo a total 1,100,000 restricted shares of common stock, valued at $2.55 per share, in exchange for the outstanding shares of NDSCo. 100,000 shares of stock were held in escrow pending the successful completion of the new NDSCo software. The software was subsequently completed. NDSCo was a privately held corporation involved in the development of an electonic vehicle distribution system. They utilized a network of auto buying web sites that empowered auto dealerships to research, finance and purchase vehicles online. They also provided manufacturers with the ability to list vehicles for sale to dealers in all parts of the country almost instantly from their own lots.

         The excess of the purchase price over the fair value of the net assets acquired (goodwill) was $2,039,123 and is being amortized on a straight-line basis over 10 years.


AUTOTRADECENTER REMARKETING SERVICES INC. & WALDEN REMARKETING SERVICES, INC. ("WALDEN REMARKETING")

         On March 31, 1999, the Company acquired Walden Remarketing, a Minnesota corporation by issuing the shareholders of Walden Remarketing a total of 2,050,000 restricted shares of common stock, cash of $125,000, and a promissory note in the principal amount of $425,000. The Company valued the common stock at its estimated fair market value of $0.71 per share or $1,450,000. The promissory note accrues interest at the rate of 12% per annum and requires the Company to make 18 equal monthly payments of principal and interest beginning May 1, 1999.

         The excess of the purchase price over the fair value of the net assets acquired (goodwill) was $1,985,383 and is being amortized on a straight-line basis over 10 years.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE J - BUSINESS ACQUISITIONS (CONTINUED)

         On April 20, 1999, the Company entered into a Consulting Agreement with the former majority shareholder of Walden Remarketing as part of the Company's acquisition of Walden Remarketing. The consulting services agreement is for a period of three years ending April 20, 2002. As consideration for the agreement, the Company has granted to the shareholder an option to purchase 3,000,000 shares of the Company's common stock at $3.00 per share. The options, which expire April 20, 2009, vest according to a schedule that is based on the trading price of the common stock

         On December 1, 1999, the Company entered into an agreement which provides for the termination and unwinding of all oustanding obligations and agreements that arose when the Company acquired Walden Remarketing. The balance on the promissory note issued as part of the acquistion in the amount of $314,475 was converted into common stock at a price of $1.00 per share. The Company changed the name from Walden Remarketing to AutoTradeCenter Remarketing Services Inc. and moved the operation to a new office in Scottsdale, Arizona.

         The consulting services agreement entered into with the former majority shareholder of Walden Remarketing as part of the Company's acquisition of Walden Remarketing was also terminated. As a result the option to purchase 3,000,000 shares of the Company's common stock at $3.00 per share has expired.

BUSINESSTRADECENTER.COM INC. ("BTC")

         On January 7, 1999, the Company incorporated BTC in Arizona to facilitate the buying and selling of vehicles at wholesale between dealers on the Internet. BTC has developed the technology and systems necessary to make the company's inventory, as well as the inventory of member dealers, available for purchase and sale on the Company's Internet site. On March 23, 2000 we acquired the remaining 45% minority interest of BTC by issuing 5,000,000 shares of common stock, valued at $1.88 per share, which represents management's estimate of the fair market value of the common stock on the date of the transaction, and paying off a convertible $200,000 note, making BTC a wholly-owned subsidiary.

         The excess of the purchase price over the fair value of the net assets acquired (goodwill) was $9,374,550 and is being amortized on a straight-line basis over 10 years.

         The acquisitions described above were accounted for by the purchase method of accounting for business combinations. Accordingly, the accompanying consolidated statements of operations do not include any revenues or expenses related to these acquisitions prior to the respective closing dates. The cash portions of the acquisitions were financed through available cash and borrowings from the Company's line of credit.


         The following schedule shows the pro-forma results for continuing and discontinued operations for the years ended March 31, 2000 and March 31, 1999 assuming the acquisitions the Company acquired during the year ended March 31, 2000 occurred on April 1, 1998.



                                                                Year ended March 31,
                                                     --------------------------------------------
                                                             2000                  1999
                                                             ----                  ----
        Net revenues
           Continuing operations                        $    291,587           $        --
           Discontinued operations                       131,569,675            97,665,410
                                                        ------------           -----------
                                                        $131,861,262           $97,665,410
                                                        ============           ===========

        Net loss
           Continuing operations                        $ (3,117,304)          $(2,534,363)
           Discontinued operations                        (1,641,551)              341,610
                                                        ------------           -----------
                                                        $ (4,758,855)          $(2,192,753)
                                                        ============           ===========



                                      F-25



                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)



NOTE J - BUSINESS ACQUISITIONS (CONTINUED)


                                                                Year ended March 31,
                                                     --------------------------------------------
                                                             2000                  1999
                                                             ----                  ----
        Basic loss per common share
           Continuing operations                        $     (0.11)           $    (0.13)
           Discontinued operations                            (0.06)                 0.02
                                                        ------------           -----------
                                                        $     (0.17)           $    (0.11)
                                                        ============           ===========

        Diluted loss per common share
           Continuing operations                        $     (0.11)           $    (0.13)
           Discontinued operations                            (0.06)                 0.02
                                                        ------------           -----------
                                                        $     (0.17)          $     (0.11)
                                                        ============           ===========



         These pro-forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which would have actually resulted had the combinations been in effect on April 1, 1998, or of future results of operations.

         As a result of the acquisitions, the Company had the following non-cash activity:

                                                                               Year ended March 31,
                                                                        ------------------------------------
        Assets acquired:                                                      2000              1999
                                                                              ----              ----
            Accounts receivable, net                                         $       -0-         $   98,609
            Prepaid expenses                                                         -0-              3,520
            Investment in subsidiaries                                               460                -0-
            Property and equipment                                               802,708             34,655
            Goodwill                                                          11,607,064          2,141,158
                                                                             -----------         ----------
                 Total assets acquired                                        12,410,232          2,277,942
                                                                             -----------         ----------
        Liabilities assumed:
             Accounts payable                                                        -0-             84,712
             Accrued liabilities                                                  40,241             84,180
                                                                             -----------         ----------
                 Total liabilities assumed                                        40,241            168,892
                                                                             -----------         ----------

        Notes payable issued                                                         -0-            425,000

        Value of common stock issued                                          12,369,991          1,604,480
                                                                             -----------         ----------
        Net cash paid                                                        $       -0-         $   79,570
                                                                             ===========         ==========

NOTE K - STOCKHOLDERS' EQUITY

COMMON STOCK

         On July 10, 1997 (inception) the Company issued 9,000,000 shares of no-par value common stock for $30,000 to its founders. In December 1997, the Company sold 1,002,500 common shares for $25,062 pursuant to Rule 503 of Regulation D under the Securities Act of 1933 (commonly referred to as a "504 offering").

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE K - STOCKHOLDERS' EQUITY (CONTINUED)

PREFERRED STOCK

SERIES A

         On February 2, 1998, the Company sold 6,750 shares of Series A preferred stock to Eastlane Trading Limited for $675,000. Each share is convertible into 1,111 shares of common stock. The intrinsic value of this conversion feature was not material. For each share of common stock issued upon conversion of the Series A preferred stock, one warrant to purchase common stock is issued. Five warrants are exercisable to purchase one share of common stock at $.25 per share. Total exercisable warrants were 1,499,850. On March 15, 1999, 644,824 of these warrants expired. As of March 31, 1999, all 6,750 shares of Series A preferred stock had been converted into 7,499,250 shares of common stock, and warrants exercisable to purchase 855,026 shares were outstanding. The remaining 855,026 warrants expired on March 23, 2000.


SERIES B

         During November and December, 1998 the Company issued 47,000 shares of Series B preferred stock ("Series B") for $470,000. Each share of Series B preferred stock is convertible into shares of common shares using a conversion price equal to 65% of the average closing bid price for the common stock for the 10 trading days immediately preceding the date of conversion. The Company assigned an intrinsic value of $253,077 to this conversion feature. As a result, a constructive dividend in this amount was recorded in the accompanying financial statements. Each share of Series B preferred stock is entitled to a $10 liquidation preference over common stockholders. The Series B preferred stock is non voting.

         The Company shall have the right and option upon notice to the holders of the Series B preferred stock to call, redeem, and acquire any or all of the shares of Series B preferred stock at a price equal to $11.00 per share, at any time to the extent such shares have not previously converted to common stock pursuant to the terms described above; provided, however, that the holders of the Series B preferred stock shall, in any event, have the right during the 30-day period immediately following the date of the Notice of Redemption, which shall fix the date for redemption, to convert their shares of Series B preferred stock in accordance with the terms described above.

         As of March 31, 2000, all 47,000 shares of series B preferred stock had been converted into 543,515 shares of common stock.

SERIES C

         During February, 2000 the Company issued 20,800 shares of Series C preferred stock ("Series C") for $2,080,000. Each share of Series C preferred stock is convertible, at the option of the holder, at any time, into 80 shares of Common Stock of the Corporation, which is based on the initial conversion price of $1.25. The Company assigned an intrinsic value of $1,697,280 to this conversion feature. As a result, a constructive dividend in this amount was recorded in the accompanying financial statements. Each share of Series C preferred stock is entitled to a $100 liquidation preference over common stockholders. The Series C preferred stock is non voting.

         The Company shall have the right and option upon notice to the holders of the Series C preferred stock to call, redeem, and acquire any or all of the shares of Series C preferred stock at a price equal to $110.00 per share, at any time to the extent such shares have not previously converted to common stock pursuant to the terms described above; provided, however, that the holders of the Series C preferred stock shall, in any event, have the right during the 30-day period immediately following the date of the Notice of

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)



NOTE K - STOCKHOLDERS' EQUITY (CONTINUED)

Redemption, which shall fix the date for redemption, to convert their shares of Series C preferred stock in accordance with the terms described above.

         On May 17, 2000 the Company filed Form S-1 Registration Statement under theSecurities Act of 1933 to register the common shares to be issued upon conversion of the Series C preferred stock.

SERIES D

         During February, 2000 the Company issued 31,200 shares of Series D preferred stock ("Series D") for $3,120,000. Each share of Series D preferred stock is convertible, at the option of the holder, at any time, into shares of Common Stock of the Corporation equal to $100.00 divided by the conversion price which shall be a price equal to 65% of the average closing bid price for the common stock for the 10 trading days immediately preceding the date of conversion. The maximum conversion price shall be $4.00 per share. The Company assigned an intrinsic value of $1,680,00 to this conversion feature. As a result, a constructive dividend in this amount was recorded in the accompanying financial statements. Each share of Series D preferred stock is entitled to a $100 liquidation preference over common stockholders. The Series D preferred stock is non voting.

         The Company shall have the right and option upon notice to the holders of the Series D preferred stock to call, redeem, and acquire any or all of the shares of Series D preferred stock at a price equal to $110.00 per share, at any time to the extent such shares have not previously converted to common stock pursuant to the terms described above; provided, however, that the holders of the Series D preferred stock shall, in any event, have the right during the 30-day period immediately following the date of the Notice of Redemption, which shall fix the date for redemption, to convert their shares of Series D preferred stock in accordance with the terms described above.

         On May 17, 2000 the Company filed Form S-1 Registration Statement under the Securities Act of 1933 to register the common shares to be issued upon conversion of the Series D preferred stock.

STOCK OPTION PLAN

         On August 5, 1997, the shareholders of the Company adopted the 1997 Stock Option Plan ("Plan"), which provides for the granting of both incentive stock options and non-qualified options to eligible employees (including independent wholesale brokers), officers, and directors of the Company.
Initially, a total of 1,000,000 shares of common stock were reserved for issuance pursuant to the exercise of stock options under this Plan (the "Option Pool"). The Option Pool is adjusted annually on the beginning of the Company's fiscal year to a number equal to 10% of the number of shares of common stock of the Company outstanding at the end of the Company's last completed fiscal year, or 1,000,000 shares, whichever is greater. For the fiscal years' beginning April 1, 1999 and April 1, 2000, the Option Pool was 2,038,508 shares and 2,765,261, respectively. The Plan is administered by the Compensation Committee of the Board of Directors or, if there is no Committee, by the Board of Directors.

         The Plan provides that disinterested directors, defined as non-employee directors or persons who are not directors of one of the Company's subsidiaries, will receive automatic option grants to purchase 10,000 shares of common stock upon their appointment or election to the Board of Directors of the Company. Options shall have an option price equal to 100% of the fair market value of the common stock on the grant date and shall have a minimum vesting period of one year from the date of grant.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE K - STOCKHOLDERS' EQUITY (CONTINUED)

         SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") requires the Company to disclose pro forma information regarding option grants made to its employees. SFAS No. 123 specifies certain valuation techniques that produce estimated compensation charges that are included in the pro forma results below. These amounts have not been reflected in the Company's Statement of Operations, because "APB 25", "Accounting for Stock Issued to Employees," specifies that no compensation charge arises when the price of the employees' stock option equal the market value of the underlying stock at the grant date, as in the case of options granted to the Company's employees.

         SFAS 123 pro-forma numbers are as follows:

                                                                                                   From July 10, 1997
                                                                                                      (inception)
                                                               Year ended          Year ended           Through
                                                             MARCH 31, 2000      MARCH 31, 1999       MARCH 31, 1988
                                                             --------------      --------------       --------------

Net income (loss) as reported under APB 25                   $(2,587,753)          $ 115,241             $12,384
Net income (loss) pro forma under SFAS 123                   $(3,653,384)          $(234,979)            $10,783
Basic net income (loss) per common share-
     as reported under APB 25                                     $(0.12)              $0.01               $0.00
Diluted net income (loss) per common share-
     as reported under APB 25                                     $(0.12)              $0.01               $0.00

                                                                                                  From July 10, 1997
                                                                                                      (inception)
                                                               Year ended          Year ended           Through
                                                             MARCH 31, 2000      MARCH 31, 1999       MARCH 31, 1998
                                                             --------------      --------------       --------------
Basic net income (loss) per common share-
     pro forma under SFAS 123                                     $(0.17)             $(0.02)              $0.00
Diluted net income (loss) per common share-
     pro forma under SFAS 123                                     $(0.17)             $(0.02)              $0.00

         Under SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following average assumptions:

                                                                                                   From July 10,1997
                                                                                                      (inception)
                                                           Year ended             Year ended            Through
                                                         MARCH 31, 2000         MARCH 31, 1999       MARCH 31, 1998
                                                         --------------         --------------       --------------
Expected dividend yield                                          0.00%               0.00%                 0.00%
Risk-free interest rate                                          6.02%               4.67%                 5.11%
Expected volatility                                               166%                149%                   53%
Expected life (in months)                                          32                  43                    59


         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of the Company's options. The weighted average estimated fair value of employee stock options granted during the years ending March 31, 2000 and 1999 and the period ending March 31, 1998 were $0.80, $0.52 and $0.01 per share, respectively.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE K - STOCKHOLDERS' EQUITY (CONTINUED)

         During the years ending March 31, 2000 and 1999 and the period ending March 31, 1998, the Company granted stock options to certain of its employees and independent wholesale brokers to purchase up to 1,322,080, 1,361,499 and 175,000 shares, respectively, of the Company's common stock that would be restricted pursuant to Rule 144 of the SEC. These shares vest according to length of service provided that the recipient is still employed by the Company or under contract pursuant to a work-for-hire agreement as of the vesting date. The option prices range from $0.15 to $4.88. At March 31, 2000, 1999 and 1998, 2,389,755, 1,206,499 and 0 shares, respectively, were eligible for exercise. The weighted average exercisable price was $1.55, $1.09 and $0.15 for the years ended March 31, 2000, 1999 and the period ending March 31, 1998, respectively.

OTHER STOCK OPTIONS

         The Company has also granted stock options to other third parties as part of the issuance of stock, debt and in business acquisitions. Some options vest according to various agreed upon conditions; while others vested on the date granted. The price at which the options may be exercised varies from $0.32 to $2.56. At March 31, 2000, 1999 and 1998, the total outstanding options were 2,429,810, 2,089,810 and 850,000, respectively.

         The fair value of the options issued during the year ended March 31, 1998 was not material. The fair value of the options issued during the years ended March 31, 2000 and 1999 was determined using the Black-Scholes option pricing model. Options granted for services were valued at $23,083 and options granted for loan guarantees were valued at $56,355 in 1999. For the year ended March 31, 2000 options granted for services were valued at $351,280.


NOTE L - RELATED PARTY TRANSACTIONS

         During the years ended March 31, 2000 and 1999 and the period ended March 31, 1998, the Company consummated a total of $0, $486,275 and $800,000 of vehicle sales and $0, $2,055,000 and $1,255,000 in purchase transactions respectively with two entities owned by officers, directors and other major stockholders of the Company. At March 31, 1998, the Company had recorded in accounts receivable $37,522 due from one of these entities. Likewise at March 31, 1998, the Company had recorded an account payable of $15,999 to another related entity. At March 31, 1999, these accounts had been paid in full.

         During the period ending March 31, 1998, the Company paid $4,000 for professional services to MRM Consultants, an entity owned by an officer and director. At March 31, 1998 he was owed $11,500. At March 31, 1999, the account had been paid in full.

         On May 5, 1998, the Company obtained a line of credit from its commercial bank in the amount of $500,000. The note was secured by a first lien on all inventory, accounts receivable, equipment, and general intangibles and personally guaranteed by Messrs. Erskine, Stuart and Moldenhauer. In addition, Mr. Moldenhauer agreed to subordinate his loans made to the Company to the bank's line of credit. On May 7, 1998, the Company granted each of Messrs. Erskine, Stuart, and Moldenhauer options to purchase 100,000 restricted shares of Common Stock at a price of $.75 per share. These options expire on May 7, 2002. On March 26, 1999, the note was refinanced.

         Effective June 1, 1998 ANET-NM entered into a lease agreement with G & B Investments, LLC, an entity owned by two of the principals managing the Albuquerque operations. The lease terminates on May 31, 1999 but is automatically renewed unless a 30-day cancellation notice is received by either party. The lease is

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE L - RELATED PARTY TRANSACTIONS (CONTINUED)

an operating lease whereby ANET-NM is responsible for all operating costs. The amount of the lease is $2,500 per month. Effective May 1, 2000 the amount of the lease is $3,600 per month.

         As described in Note K, on August 20, 1998 the Company acquired Pinnacle Dealer Services ("PDS") for 300,000 restricted shares of common stock. PDS was owned by three officers of the Company. The value assigned to the transaction was $47,813.

         On March 26, 1999, the Company obtained a $3,000,000 line of credit from a financial institution. The note is due March 31, 2000, and is secured by a first lien on all inventory accounts receivable, equipment, and general intangibles. Messrs. Stuart, Moldenhauer, and Butterwick personally guaranteed the note. In consideration of the personal guarantees, the Company granted each of Messrs. Stuart, Moldenhauer, and Butterwick three-year options to purchase 250,000 restricted shares of common stock at a price of $1.00 per share.

         On April 3, 2000, the Company extended its $3,000,000 line of credit from a financial institution. The note is due June 30, 2000, and is secured by a first lien on all inventory accounts receivable, equipment, and general intangibles. Messr. Butterwick personally guaranteed a portion of the note. No options were granted in consideration of his personal guarantee.

         Pursuant to a Financial Services Agreement with Cambridge Management Associates, LLP, an entity whose managing partner became an officer of the Company on April 2, 1999, 300,000 stock options vested on March 26, 1999. The options are exercisable at $0.32 per share.

         The Company has entered into various lending arrangements with officers, directors and other affiliated entities owned or controlled by officers, directors and other key personnel of the Company. As more fully detailed in Note E, at March 31, 2000, March 31, 1999 and March 31,1998 the outstanding balance on these notes was $5,905,628, $3,871,446 and $832,000, respectively. The total interest paid to these entities on all financing activities for the years ended March 31, 2000, 1999 and the period ended March 31, 1998 was $768,121, $286,824 and $58,436, respectively.

         Related party payables at March 31, 1999 include $185,000 due to a major shareholder, normal commissions of $37,423 due to officers of ANET-NM, and $27,828 due to affiliated entities for business expenses incurred on behalf of the Company.


NOTE M - CONCENTRATIONS

         The Company is engaged primarily in one line of business - wholesale activities of used automobiles - which represents 100% of consolidated sales.

         During the year ended March 31, 1999, the Company purchased used vehicles from Canada for resale in the United States. The total amount of vehicles purchased in Canada was $3,350,955 including transportation and vehicle inspections. The Company did no Canadian transactions during the year ended March 31, 2000.

         The Company utilizes independent brokers as its sales force in the purchase and sale of used vehicles. For the years ended March 31, 2000 and 1999 a significant portion of the Company's sales were generated by a few of these brokers. Consequently, loss of the services of one of more of these high volume sales producers would have had an impact upon the financial results. As the Company continues its expansion plans, any future negative results from the loss of any one broker's services will be minimized.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)



NOTE N  - SUBSEQUENT EVENTS

AUTO GROUP OF SAN ANTONIO, LTD.

         Effective April 1, 2000, the Company opened an office and warehouse wholesale operation in San Antonio, Texas. Auto Group of San Antonio Ltd., a Texas limited partnership, conducts our business in San Antonio. The Company is the sole limited partner and the sole owner of a newly formed limited liability company which serves as the general partner.

         The Company loaned the limited partnership $450,000, which is evidenced by an unsecured promissory note with interest at the rate of 12% per annum payable monthly, in arrears. This note, which may be prepaid at any time, has a final maturity on March 31, 2005. The limited partnership has entered into a management agreement with JRB AutoBrokers, L.P. ("JRB"), a Texas limited partnership. JRB also loaned $100,000 to the limited partnership on similar terms to the Company's advance. This promissory note is subordinate to our loan.

         Under the terms of the management agreement, JRB is responsible for all day-to-day management of the limited partnership with complete autonomy, subject only to reasonable review by the general partner. Inaddition, the Company granted a total of 468,750 contingently issuable restricted shares of the Company's common stock to JRB to acquire this operation. The shares, that have been mutually valued at $2.00 per share, are to be held in escrow pending certain future events. 93,750 of such shares will be released to JRB on April 1, 2001, subject only to the continuation of the business at that date. Annually beginning March 31, 2001, 93,750 additional shares or a portion thereof will be released subject to the limited partnership achieving pre-determined pre-tax earnings. For example, if the limited partnership earns $100,000 for the year ended March 31, 2001, 93,750 of such shares will be released to JRB. In the event earnings for the year fall below $100,000, a portion of these shares may still be released. After March 31, 2001, the pre-tax earnings floor increases through March 31, 2004. A currently interminable number of additional shares can be earned for the year ended March 31, 2005 based on pre-tax earning.

         Stock options to acquire our common shares also can be earned if pre-tax earnings exceed the total predetermined levels over the first five years of this operation.

AUTO NETWORK GROUP OF EASTERN PA., INC.

         Effective April 1, 2000 the Company opened an office and warehouse wholesale operation in the Philadelphia, Pennsylvania area. The business in Pennsylvania is conducted by Auto Network Group of Eastern Pa., Inc., a Pennsylvania corporation. The Company is the sole shareholder of this Pennsylvania operation.

         The Company loaned $300,000 to the Pennsylvania operation, which is evidenced by an unsecured promissory note with interest at the rate of 12% per annum payable monthly, in arrears. The note may be prepaid at any time and has a final maturity on March 31, 2006. Mr. Edward G. McCusker has agreed to loan $100,000 to the Pennsylvania operation on terms similar to our advance, on or before June 30, 2000. This loan will be subordinate to the debt owed to us. As of May 10, 2000, Mr. McCusker had not made the loan.

         The Pennsylvania operation entered into a management agreement with Mr. McCusker, which provides that he is responsible for all day-to-day operations. In addition, the Company granted a total of 232,500 contingently issuable restricted shares of the Company's common stock to Mr. McCusker as additional compensation for his services. The shares, valued by us at $2.00 per share, are to be held in escrow pending certain future events, including among other things the making of the loan by Mr. McCusker. 50,000 of such shares will be released to Mr. McCusker one year from his funding his obligation, subject to the continuation of the business at that date and to his satisfactory performance. Annually beginning March 31,

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)



NOTE N  - SUBSEQUENT EVENTS (CONTINUED)

2001 and for each twelve-month period thereafter, 15,000, 22,488, 30,003, 32,504, 37,502, and 45,003 additional shares or a portion thereof will be released subject to the Pennsylvania operation achieving pre-determined pre-tax earnings. For example, if the operation earns $60,000 (floor) for the year ended March 31, 2001, 15,000 of such shares will be released to Mr. McCusker. In the event earnings for the year fall below $60,000, a portion of these shares may still be released. After March 31, 2001, the pre-tax earnings floor increases through March 31, 2006. Stock options to acquire our common shares also can be earned if pre-tax earnings exceed the total predetermined floor over the first six years of this operation.

DISCONTINUED OPERATIONS


         On November 30, 2000, the Company formalized its decision to exit its land-based operations at the end of fiscal year 2001. The disposition of the land based operations represents the disposal of a business segment under APB Opinion No. 30. Accordingly, results of these operations have been classified as discontinued and prior periods have been restated, including the reallocation of fixed overhead charges to both business segments. As of December 29, 2000, the Company sold its land-based operations in Albuquerque, New Mexico; San Antonio, Texas; and Bend, Oregon to Automotive Disposition Management Services, Inc., an affiliated Arizona corporation, in exchange for a 16% interest in Automotive Disposition. The Company plans to wind down its land-based operations in Scottsdale, Arizona, thereby discontinuing all land-based operations. The
Company has recorded an actual loss of $749,366 on the sale of its land-based operations to Automotive Disposition Management Services, Inc., recorded additional losses of $127,388 related to the earlier closing of its Pennsylvania operation and accrued an estimated loss of $775,300 on disposal related to the Scottsdale operation in the December 31, 2000 interim financial statements. The following schedule of net assets from discontinued operations and financial statements show the effect of discontinued operations to the consolidated balance sheets for the years ended March 31, 2000 and 1999 and the consolidated statements of operations for the years ended March 31, 2000 and 1999 and the period from July 10, 1997 (inception) through March 31, 1998. Footnotes A-M (except for the second to last paragraph in Note J, which has been updated to distinguish between continuing and discontinued operations) reflect amounts as originally reported and do not distinguish between continuing and discontinued operations as such information is presented below:


SCHEDULE OF NET ASSETS FROM DISCONTINUED OPERATIONS

                                                                                 MARCH 31, 2000       MARCH 31, 1999
                                                                           -----------------------------------------
ASSETS
Accounts receivable - trade, net                                                    $ 5,743,845          $ 4,873,189
Accounts receivable - employees and brokers, net                                        332,122              324,248
Inventory                                                                             4,648,492            5,028,357
Prepaid expenses and other                                                                    -               73,887
Goodwill and Property and Equipment                                                     316,311              266,860
                                                                                    -----------          -----------
 Total Assets                                                                        11,040,770           10,566,541
                                                                                    -----------          -----------

LIABILITIES
Accounts payable - trade                                                              4,401,858            4,174,029
Notes payable - related party and other                                               5,376,821            3,893,890
Accrued liabilities                                                                     238,925              218,394
                                                                                    -----------          -----------
                                                                                     10,017,604            8,286,313
                                                                                    -----------          -----------
NET ASSETS FROM DISCONTINUED OPERATIONS                                             $ 1,023,166          $ 2,280,228
                                                                                    ===========          ===========

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE N  - SUBSEQUENT EVENTS (CONTINUED)

         Impact of discontinued operations to the consolidated balance sheet for the year ended March 31, 2000:


                                                                                    RECLASSIFICATION
                                                                      2000                 FOR
ASSETS                                                            AS ORIGINALLY       DISCONTINUED            2000
                                                                    REPORTED           OPERATIONS        AS RECLASSIFIED
                                                                ------------------  ------------------  ------------------
Current assets:
Cash                                                              $   4,355,738       $           -       $   4,355,738
Accounts receivable - trade                                           5,743,845          (5,743,845)                  -
Accounts receivable - employees and related parties                     332,122            (332,122)                  -
Inventory                                                             4,648,492          (4,648,492)                  -
Net assets of discontinued operations                                         -           1,023,166           1,023,166
Prepaid expenses and other                                              110,272                   -             110,272
                                                                  --------------      --------------      --------------
 Total current assets                                                15,190,469          (9,701,293)          5,489,176
                                                                  --------------      --------------      --------------
Property and equipment, net                                           1,423,398            (610,280)            813,118
Software, net                                                                 -          12,013,608          12,013,608
                                                                  --------------      --------------      --------------
                                                                      1,423,398          11,403,328          12,826,726
                                                                  --------------      --------------      --------------
Intangible assets, net                                               13,506,484         (11,719,639)          1,786,845
                                                                  --------------      --------------      --------------
Total assets                                                      $  30,120,351       $ (10,017,604)      $  20,102,747
                                                                  ==============      ==============      ==============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable - trade                                          $   4,401,858       $  (4,401,858)      $           -
Accounts payable - employees and related parties                              -                   -                   -
Notes payable - related party                                         4,086,128          (3,557,321)            528,807
Notes payable - bank                                                  1,112,418                   -           1,112,418
Notes payable - other                                                         -                   -                   -
Accrued liabilities                                                     245,049            (238,925)              6,124
                                                                  --------------      --------------      --------------
Total current liabilities                                             9,845,453          (8,198,104)          1,647,349
                                                                  --------------      --------------      --------------

Non-current liabilities:
Deferred income taxes                                                         -                   -                   -
Long-term debt - related party                                        1,819,500          (1,819,500)                  -
                                                                  --------------      --------------      --------------
Total non-current liabilities                                         1,819,500          (1,819,500)                  -
                                                                  --------------      --------------      --------------

Commitments and contingencies

Stockholders' equity:
Convertible preferred stock, Series B; $10.00 par value;
250,000 shares authorized; 47,000 issued and
Outstanding in 1999                                                           -                   -                   -
Convertible preferred stock, Series C; $0.10 par value;
400,000 shares authorized; 20,800 issued and Outstanding
in 2000; liquidation preference $110.00 per share                     1,906,536                   -           1,906,536
Convertible preferred stock, Series D; $0.10 par value;
600,000 shares authorized; 31,200 issued and
Outstanding in 2000; liquidation preference $110.00 per share         2,859,805                   -           2,859,805
Common stock, no par value; 100,000,000 shares authorized;
27,652,609 and 20,385,084 shares issued and outstanding
in 2000 and 1999, respectively                                       19,779,542                   -          19,779,542
Retained deficit                                                     (6,090,485)                  -          (6,090,485)
                                                                  --------------      --------------      --------------
Total stockholders' equity                                           18,455,398                   -          18,455,398
                                                                  --------------      --------------      --------------

Total liabilities and stockholders' equity                        $  30,120,351       $ (10,017,604)      $  20,102,747
                                                                  ==============      ==============      ==============

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE N  - SUBSEQUENT EVENTS (CONTINUED)

Impact of discontinued operations to the consolidated balance sheet for the year ended March 31, 1999:


                                                                                     RECLASSIFICATION
                                                                       1999                 FOR
ASSETS                                                             AS ORIGINALLY       DISCONTINUED            1999
                                                                     REPORTED           OPERATIONS        AS RECLASSIFIED
                                                                  --------------      --------------      --------------
Current assets:
Cash                                                              $     297,752       $           -       $     297,752
Accounts receivable - trade                                           4,971,798          (4,873,188)             98,610
Accounts receivable - employees and related parties                     324,248            (324,248)                  -
Inventory                                                             5,028,357          (5,028,357)                  -
Prepaid expenses and other                                               79,153             (73,887)              5,266
                                                                  --------------      --------------      --------------
 Total current assets                                                10,701,308         (10,299,680)            401,628
                                                                  --------------      --------------      --------------

Net assets of discontinued operations                                         -           2,280,228           2,280,228
Property and equipment, net                                             168,444             (50,308)            118,136
Software, net                                                                 -               5,442               5,442
                                                                  --------------      --------------      --------------
                                                                        168,444           2,235,362           2,403,806
                                                                  --------------      --------------      --------------

Intangible assets, net                                                2,207,378            (221,995)          1,985,383
                                                                  --------------      --------------      --------------

Total assets                                                      $  13,077,130       $  (8,286,313)      $   4,790,817
                                                                  ==============      ==============      ==============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable - trade                                              4,198,742          (4,174,029)             24,713
Accounts payable - employees and related parties                        250,251            (250,251)                  -
Notes payable - related party                                         1,902,833          (1,902,833)                  -
Notes payable - bank                                                  1,268,500                   -           1,268,500
Notes payable - other                                                   301,000            (301,000)                  -
Accrued liabilities                                                     269,117            (218,394)             50,723
                                                                  --------------      --------------      --------------
Total current liabilities                                             8,190,443          (6,846,507)          1,343,936
                                                                  --------------      --------------      --------------

Non-current liabilities:
Deferred income taxes                                                     7,010                   -               7,010
Long-term debt - related party                                        1,968,613          (1,439,806)            528,807
                                                                  --------------      --------------      --------------
Total non-current liabilities                                         1,975,623          (1,439,806)            535,817
                                                                  --------------      --------------      --------------
Commitments and contingencies

Stockholders' equity:
Convertible preferred stock, Series B; $10.00 par value;
250,000 shares authorized; 47,000 issued and
outstanding in 1999                                                     372,037                   -             372,037
Convertible preferred stock, Series C; $0.10 par value;
400,000 shares authorized; 20,800 issued and
outstanding in 2000; liquidation  preference $110.00 per share                -                   -                   -
Convertible preferred stock, Series D; $0.10 par value;
600,000 shares authorized; 31,200 issued and
outstanding in 2000; liquidation preference $110.00 per share                 -                   -                   -
Common stock, no par value; 100,000,000 shares authorized;
27,652,609 and 20,385,084 shares issued and outstanding
in 2000 and 1999, respectively                                        2,664,479                   -           2,664,479
Retained deficit                                                       (125,452)                  -            (125,452)
                                                                  --------------      --------------      --------------
Total stockholders' equity                                            2,911,064                   -           2,911,064
                                                                  --------------      --------------      --------------

Total liabilities and stockholders' equity                        $  13,077,130       $  (8,286,313)      $   4,790,817
                                                                  ==============      ==============      ==============

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)



NOTE N  - SUBSEQUENT EVENTS (CONTINUED)

Impact of discontinued operations to the consolidated statement of operations for the year ended March 31, 2000:

                                                                                     RECLASSIFICATION
                                                                       2000                FOR
                                                                  AS ORIGINALLY        DISCONTINUED            2000
                                                                     REPORTED           OPERATIONS        AS RECLASSIFIED
                                                                  --------------      --------------      --------------
Net sales                                                         $ 131,861,292       $(131,569,705)      $     291,587
Cost of sales                                                       125,770,135        (125,770,135)                  -
                                                                  --------------      --------------      --------------
Gross profit                                                          6,091,157          (5,799,570)            291,587
                                                                  --------------      --------------      --------------

Operating expenses:
Salary                                                                        -              54,000              54,000
Selling                                                               4,084,987          (3,843,922)            241,065
General and administrative                                            2,397,342          (1,837,874)            559,468
Bad debt expense                                                      1,045,970          (1,045,970)                  -
Depreciation and amortization                                           358,228             (38,428)            319,800
                                                                  --------------      --------------      --------------
Total operating expenses                                              7,886,527          (6,712,194)          1,174,333
                                                                  --------------      --------------      --------------

Loss from operations                                                 (1,795,370)            912,624            (882,746)
                                                                  --------------      --------------      --------------

Other income (expense):
Miscellaneous                                                           102,133            (102,133)                  -
Interest expense - related party                                       (768,121)            704,665             (63,456)
Interest expense                                                       (182,429)            182,429                   -
                                                                  --------------      --------------      --------------
Total other income (expense) - net                                     (848,417)            784,961             (63,456)
                                                                  --------------      --------------      --------------

Net loss from continuing operations                                  (2,643,787)          1,697,785            (946,202)
                                                                  --------------      --------------      --------------

    Loss from discontinued operations of land-based segment                   -          (1,697,585)         (1,697,585)
                                                                  --------------      --------------      --------------

Net loss before income taxes                                         (2,643,787)                  -          (2,643,787)
                                                                  --------------      --------------      --------------

Income tax (expense) benefit                                             56,034             (56,034)                  -
           Continuing operations                                              -                   -                   -
           Discontinued operations                                            -              56,034              56,034
                                                                  --------------      --------------      --------------
                                                                         56,034                   -              56,034
                                                                  --------------      --------------      --------------
Net Loss                                                          $ (2,587,753)       $           -       $  (2,587,753)
                                                                  ==============      ==============      ==============

Basic loss per share                                              $       (0.12)
           Continuing operations                                                      $       (0.04)      $       (0.04)
           Discontinued operations                                                    $       (0.08)      $       (0.08)

Diluted loss per share                                            $       (0.12)
           Continuing operations                                                      $       (0.04)      $       (0.04)
           Discontinued operations                                                    $       (0.08)      $       (0.08)

Weighted average shares number of common shares outstanding
           Basic                                                     21,638,671                   -          21,638,671
           Fully diluted                                             21,638,671                   -          21,638,671


                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE N  - SUBSEQUENT EVENTS (CONTINUED)

Impact of discontinued operations to the consolidated statement of operations for the year ended March 31, 1999:

                                                                                    RECLASSIFICATION
                                                                       1999                FOR
                                                                  AS ORIGINALLY        DISCONTINUED            1999
                                                                     REPORTED           OPERATIONS        AS RECLASSIFIED
                                                                  --------------      --------------      --------------
Net sales                                                         $  97,665,410       $ (97,665,410)      $           -
Cost of sales                                                        93,388,836         (93,388,836)                  -
                                                                  --------------      --------------      --------------
Gross profit                                                          4,276,574          (4,276,574)                  -
                                                                  --------------      --------------      --------------
Operating expenses:
Salary                                                                        -              63,000              63,000
Selling                                                               2,772,192          (2,772,192)                  -
General and administrative                                              868,556            (742,483)            126,173
Bad debt expense                                                         90,055             (90,055)                  -
Depreciation and amortization                                            27,858              (3,816)             24,042
                                                                  --------------      --------------      --------------
Total operating expenses                                              3,758,661          (3,545,446)            213,215
                                                                  --------------      --------------      --------------

Income (loss) from operations                                           517,913            (731,128)           (213,215)
                                                                  --------------      --------------      --------------

Other income (expense):
Miscellaneous                                                            70,686             (70,686)                  -
Interest expense - related party                                       (286,824)            223,368             (63,456)
Interest expense                                                       (129,955)            129,955                   -
                                                                  --------------      --------------      --------------
Total other income (expense) - net                                     (346,093)            282,637             (63,456)
                                                                  --------------      --------------      --------------

Net (loss) income from continuing operations                            171,820            (448,491)           (276,671)
                                                                  --------------      --------------      --------------

     Income from discontinued operations of Land-based segment                -             448,491             448,491
                                                                  --------------      --------------      --------------

Net income before income taxes                                          171,820                   -             171,820
                                                                  --------------      --------------      --------------

Income tax (expense) benefit                                            (56,579)             56,579                   -
           Continuing operations                                              -              50,302              50,302
           Discontinued operations                                            -            (106,881)           (106,881)
                                                                  --------------      --------------      --------------
                                                                        (56,579)                  -             (56,579)
                                                                  --------------      --------------      --------------

Net Income                                                        $     115,241       $           -       $     115,241
                                                                  ==============      ==============      ==============

Basic earnings (loss) per share                                   $        0.01
           Continuing operations                                                      $       (0.02)      $       (0.02)
           Discontinued operations                                                    $        0.03       $        0.03

Diluted earnings (loss) per share                                 $        0.01
           Continuing operations                                                      $       (0.02)      $       (0.02)
           Discontinued operations                                                    $        0.03       $        0.03

Weighted average shares number of common shares outstanding
           Basic                                                     13,726,397                   -          13,726,397
           Fully diluted                                             22,826,745                   -          22,826,745

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE N  - SUBSEQUENT EVENTS (CONTINUED)

Impact of discontinued operations to the consolidated statement of operations from July 10, 1997 (inception) through March 31, 1998:


                                                                                     RECLASSIFICATION
                                                                       1998                FOR
                                                                  AS ORIGINALLY        DISCONTINUED             1998
                                                                     REPORTED           OPERATIONS        AS RECLASSIFIED
                                                                  --------------      --------------      --------------
Net sales                                                         $  31,581,117       $ (31,581,117)      $           -
Cost of sales                                                        30,280,247         (30,280,247)                  -
                                                                  --------------      --------------      --------------
Gross profit                                                          1,300,870          (1,300,870)                  -
                                                                  --------------      --------------      --------------

Operating expenses:
Salary                                                                        -                   -                   -
Selling                                                                 905,303            (905,303)                  -
General and administrative                                              274,388            (274,388)                  -
Bad debt expense                                                              -                   -                   -
Depreciation and amortization                                             3,429              (3,429)                  -
                                                                  --------------      --------------      --------------
Total operating expenses                                              1,183,120          (1,183,120)                  -
                                                                  --------------      --------------      --------------

Income from operations                                                  117,750            (117,750)                  -
                                                                  --------------      --------------      --------------

Other income (expense):
Miscellaneous                                                            12,553             (12,553)                  -
Interest expense - related party                                        (58,436)             58,436                   -
Interest expense                                                        (55,968)             55,968                   -
                                                                  --------------      --------------      --------------
Total other income (expense) - net                                     (101,851)            101,851                   -
                                                                  --------------      --------------      --------------

Net income from continuing operations                                    15,899             (15,899)                  -
                                                                  --------------      --------------      --------------

   Income from discontinued operations of Land-based segment                  -              15,899              15,899
                                                                  --------------      --------------      --------------

Net income before income taxes                                           15,899                   -              15,899
                                                                  --------------      --------------      --------------

Income tax (expense) benefit                                              3,515              (3,515)                  -
           Continuing operations                                              -                   -                   -
           Discontinued operations                                            -               3,515               3,515
                                                                  --------------      --------------      --------------
                                                                          3,515                   -               3,515
                                                                  --------------      --------------      --------------

Net Income                                                        $      12,384       $           -       $      12,384
                                                                  ==============      ==============      ==============

Basic earnings per share                                          $           -
           Continuing operations                                                      $           -       $           -
           Discontinued operations                                                    $           -       $           -

Diluted earnings per share                                        $           -
           Continuing operations                                                      $           -       $           -
           Discontinued operations                                                    $           -       $           -

Weighted average shares number of common shares outstanding
           Basic                                                      9,844,084                   -           9,844,084
           Fully diluted                                             13,478,625                   -          13,478,625

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE N  - SUBSEQUENT EVENTS (CONTINUED)

Impact of discontinued operations to the consolidated statement of cash flows for the year ended March 31, 2000:

                                                                                     RECLASSIFICATION
                                                                      2000                 FOR
    `                                                             AS ORIGINALLY        DISCONTINUED            2000
                                                                     REPORTED           OPERATIONS        AS RECLASSIFIED
                                                                  --------------      --------------      --------------
Cash flows from operating activities:
 Net loss                                                         $  (2,587,753)      $   2,857,753       $           -
       Continuing operations-net of income taxes                              -            (946,202)           (946,202)
       Discontinued operations-net of income taxes                            -          (1,641,551)         (1,641,551)
                                                                  --------------      --------------      --------------
                                                                     (2,587,753)                  -          (2,587,753)

 Adjustments to reconcile net income to net cash provided
      by operating activities:
    Depreciation and amortization                                       358,228             (38,428)            319,800
    Bad debt expense
                                                                      1,045,970          (1,045,970)                  -
    Stock or stock options issued for services                          351,280                   -             351,280
    (Increase) decrease in:
    Net assets of discontinued operations                                     -           1,257,062           1,257,062
    Accounts receivable                                              (1,825,891)          1,924,501              98,610
    Inventory                                                           379,866            (379,866)                  -
    Prepaid expenses and other current assets                            24,915            (129,921)           (105,006)
    Increase (decrease) in:                                                                       -
    Accounts payable                                                    (47,135)             22,423             (24,712)
    Accrued liabilities                                                 (67,774)             23,175             (44,599)
    Deferred income taxes                                                (3,545)             (3,465)             (7,010)
                                                                  --------------      --------------      --------------
       Net cash  provided by (used in) operating
       activities                                                    (2,371,839)           (958,242)           (742,328)
                                                                  --------------      --------------      --------------

Cash flows from investing activities:
    Purchase of property and equipment and software                    (536,512)            116,147            (420,365)
    Sale of property and equipment                                       62,675             (16,730)             45,945
    Investment in other assets                                                -                   -                   -
    Net cash paid for acquisitions                                            -                   -                   -
                                                                  --------------      --------------      --------------
         Net cash used in investing activities                         (473,837)             99,417            (374,420)
                                                                  --------------      --------------      --------------

Cash flows from financing activities:
    Net Proceeds from borrowings                                     85,699,933         (85,541,540)            158,393
    Repayment of borrowings                                         (85,856,015)         85,856,015                   -
    Proceeds from related party borrowings                            3,175,703          (3,175,703)                  -
    Repayment of related party borrowings                            (1,132,300)          1,132,300                   -
    Proceeds from long-term debt                                              -                   -                   -
    Proceeds from issuance of convertible preferred
    stock                                                             4,766,341                   -           4,766,341
    Proceeds from issuance of common stock                              250,000                   -             250,000
                                                                  --------------      --------------      --------------
        Net cash  provided by financing activities                    6,903,662          (1,728,928)          5,174,734
                                                                  --------------      --------------      --------------

Net change in cash                                                    4,057,986                   -           4,057,986

Beginning cash balance                                                  297,752                   -             297,752
                                                                  --------------      --------------      --------------
Ending cash balance                                               $   4,355,738       $           -       $   4,355,738
                                                                  ==============      ==============      ==============

Supplemental disclosures:
    Interest paid                                                 $     950,550       $           -       $           -
                                                                  ==============      ==============      ==============
    Interest paid including discontinued operations               $           -       $     887,094       $     887,094
                                                                  ==============      ==============      ==============
    Interest paid for continuing operations                       $           -       $      64,456       $      63,456
                                                                  ==============      ==============      ==============
    Income taxes paid                                             $       3,000       $           -       $       3,000
                                                                  ==============      ==============      ==============

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE N  - SUBSEQUENT EVENTS (CONTINUED)

Impact of discontinued operations to the consolidated statement of cash flows for the year ended March 31, 1999:


                                                                                     RECLASSIFICATION
                                                                      1999                 FOR
    `                                                             AS ORIGINALLY        DISCONTINUED            1999
                                                                     REPORTED           OPERATIONS        AS RECLASSIFIED
                                                                  --------------      --------------      --------------
Cash flows from operating activities:
    Net (loss) income                                             $     115,241       $    (115,241)      $          -
       Continuing operations-net of income taxes                              -            (226,369)           (226,369)
       Discontinued operations-net of income taxes                            -             341,610             341,610
                                                                  --------------      --------------      --------------
                                                                        115,241                   -             115,241

    Adjustments  to  reconcile  net  income to net cash provided
       By  operating activities:
    Depreciation and amortization                                        27,858              (3,816)             24,042
    Bad debt expense                                                     90,055             (90,055)                  -
    Stock or stock options issued for services                           23,083                   -              23,083
    (Increase) decrease in:
    Net assets of discontinued operations                                     -          (1,823,695)         (1,823,695)
    Accounts receivable                                              (3,582,169)          3,483,559             (98,610)
    Inventory                                                        (2,845,459)          2,845,459                   -
    Prepaid expenses and other current assets                           (70,906)             65,640              (5,266)
    Increase (decrease) in:
    Accounts payable                                                  2,448,261          (2,423,549)             24,712
    Accrued liabilities                                                  95,445             (44,722)             50,723
    Deferred income taxes                                                 3,545               3,465               7,010
                                                                  --------------      --------------      --------------
    Net cash  provided by (used in) operating
    activities                                                       (3,695,046)          2,012,286          (1,682,760)
                                                                  --------------      --------------      --------------

Cash flows from investing activities:
    Purchase of property and equipment and software                    (158,287)            (17,159)           (175,446)
    Sale of property and equipment                                       56,277               1,243              57,520
    Investment in other assets                                             (605)                605                   -
    Net cash paid for acquisitions                                      (79,570)              8,664             (70,906)
                                                                  --------------      --------------      --------------
    Net cash used in investing activities                              (182,185)             (6,647)           (188,832)
                                                                  --------------      --------------      --------------

Cash flows from financing activities:
    Net Proceeds from borrowings                                      4,868,500          (3,600,000)          1,268,500
    Repayment of borrowings                                          (3,625,000)          3,625,000                   -
    Proceeds from related party borrowings                            1,903,033          (1,903,033)                  -
    Repayment of related party borrowings                              (560,500)            560,500                   -
    Proceeds from long-term debt                                      1,216,913            (688,106)            528,807
    Proceeds from issuance of convertible preferred stock               372,037                   -             372,037
                                                                  --------------      --------------      --------------

     Net cash  provided by financing activities                       4,174,983          (2,005,639)          2,169,344
                                                                  --------------      --------------      --------------

Net change in cash                                                      297,752                   -             297,752

Beginning cash balance                                                        -                   -                   -
                                                                  --------------      --------------      --------------

Ending cash balance                                               $     297,752       $           -       $     297,752
                                                                  ==============      ==============      ==============

Supplemental disclosures:
    Interest paid                                                 $     710,012       $    (710,012)      $           -
                                                                  ==============      ==============      ==============
    Interest paid including discontinued operations               $           -       $     355,006       $     355,006
                                                                  ==============      ==============      ==============
    Interest paid for continuing operations                       $           -       $      63,456       $      63,456
                                                                  ==============      ==============      ==============
    Income taxes paid                                             $      73,527       $           -       $      73,527
                                                                  ==============      ==============      ==============

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE N  - SUBSEQUENT EVENTS (CONTINUED)

Impact of discontinued operations to the consolidated statement of cash flows from July 10, 1997 (inception) through March 31, 1998:


                                                                                     RECLASSIFICATION
                                                                      1998                 FOR
    `                                                             AS ORIGINALLY        DISCONTINUED            1998
                                                                     REPORTED           OPERATIONS        AS RECLASSIFIED
                                                                  --------------      --------------      --------------
Cash flows from operating activities:
    Net income                                                    $      12,384       $     (12,384)      $           -
       Continuing operations-net of income taxes                              -                   -                   -
       Discontinued operations-net of income taxes                            -              12,384              12,384
                                                                  --------------      --------------      --------------
                                                                         12,384                   -              12,384

    Adjustments to reconcile net income to net cash provided
       by  operating activities:
    Depreciation and amortization                                         3,429              (3,429)                  -
    Bad debt expense                                                          -                   -
    Stock or stock options issued for services                                -                   -                   -
    (Increase) decrease in:
    Net assets of discontinued operations                                     -            (743,334)           (743,334)
    Accounts receivable                                              (1,705,323)          1,705,323                   -
    Inventory                                                        (2,182,898)          2,182,898                   -
    Prepaid expenses and other current assets                           (17,700)             17,700                   -
    Increase (decrease) in:
    Accounts payable                                                  1,916,020          (1,916,020)                  -
    Accrued liabilities                                                  89,491             (89,491)                  -
    Deferred income taxes                                                 3,465                   -               3,465
                                                                  --------------      --------------      --------------
    Net cash  provided by (used in) operating activities             (1,881,132)          1,153,647            (727,485)
                                                                  --------------      --------------      --------------

Cash flows from investing activities:
    Purchase of property and equipment and software                     (57,225)             57,225                   -
    Sale of property and equipment                                            -                   -                   -
    Investment in other assets                                           (2,128)              2,128                   -
    Net cash paid for acquisitions                                            -                   -                   -
                                                                  --------------      --------------      --------------
    Net cash used in investing activities                               (59,353)             59,353                   -
                                                                  --------------      --------------      --------------

Cash flows from financing activities:
    Net Proceeds from borrowings                                              -                   -                   -
    Repayment of borrowings                                                   -                   -                   -
    Proceeds from related party borrowings                            1,601,000          (1,601,000)                  -
    Repayment of related party borrowings                              (769,000)            769,000                   -
    Proceeds from long-term debt                                        381,000            (381,000)                  -
    Proceeds from issuance of convertible preferred stock               672,422                   -             672,422
    Proceeds from issuance of common stock                               55,063                   -              55,063
                                                                  --------------      --------------      --------------
     Net cash  provided by financing activities                       1,940,485          (1,213,000)            727,485
                                                                  --------------      --------------      --------------

Net change in cash                                                            -                   -                   -

Beginning cash balance                                                        -                   -                   -
                                                                  --------------      --------------      --------------
Ending cash balance                                               $           -       $           -       $           -
                                                                  ==============      ==============      ==============

Supplemental disclosures:
    Interest paid                                                 $     107,960       $    (107,960)      $           -
                                                                  ==============      ==============      ==============
    Interest paid including discontinued operations               $           -       $     107,960       $     107,960
                                                                  ==============      ==============      ==============
    Interest paid for continuing operations                       $           -       $           -       $           -
                                                                  ==============      ==============      ==============
    Income taxes paid                                             $           -       $           -       $           -
                                                                  ==============      ==============      ==============

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000
                                   (RESTATED)


NOTE O - LEGAL PROCEEDINGS

         The Company and certain of its subsidiaries have been named as defendants in various claims, complaints and other legal actions arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect upon the financial condition, results of operations or cash flows of the Company.

                            Joseph B. Glass CPA, PC
                          Certified Public Accountant
                    3939 South Wasatch Boulevard (Suite #2)
                           Salt Lake City, Utah 84124
                       Tel. 801-414-3325 Fax 801-273-7852



                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors
NDSCo.Com,Inc.

I have audited the balance sheet of NDSCo.Com,Inc. as of December 31, 1999 and the related statements of operations, stockholders' equity and cash flows for the period from inception (October 22, 1999) to December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NDSCo.Com,Inc. as of December 31, 1999 and the results of its operations and its cash flows for the initial period then ended in conformity with generally accepted accounting principles.



/S/JOSEPH B. GLASS CPA, PC

Joseph B. Glass CPA, PC

Salt Lake City, Utah
February 22, 2000


                                NDSCo.Com, Inc.
                         (A Development Stage Company)
                                 Balance Sheet
                               December 31, 1999


                                     ASSETS
Current Assets
  Cash and cash equivalents                                                     $   1,253
  Note Receivable from Shareholder (note 5)                                        10,116
  Deposits                                                                            165
                                                                                ----------
    Total Current Assets                                                           11,534


Property and Equipment:
  Computer Equipment                                                              438,250
  Less Accumulated Depreciation and amortization                                  (25,639)
                                                                                ----------
    Net Property and Equipment                                                    412,611

Equipment under capital lease obligations less accumulated amortization
  of $1,082 (note 4)                                                               84,665

Software development costs                                                        293,884

Deposits                                                                            4,500

Deferred income taxes (note 3)                                                        -
                                                                                ----------
                                                                                $ 807,194
                                                                                ==========







See accompanying notes to the financial statements


                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current installments of obligations under capital lease (note 4)              $  40,650
  Accounts payable                                                                145,544
  Accrued liabilities                                                              35,627
  Due to stockholder (note 5)                                                      61,370
                                                                                ----------
    Total Current Liabilities                                                     283,191

Obligations under capital lease, excluding current installments (note 4)           36,467
                                                                                ----------
    Total liabilities                                                             319,658

Commitments and contingent liabilities (notes 2,4 and 6)                              -

Stockholders' equity:
  Common Stock, $.001 par value. Authorized 20,000,000 shares;
    issued and outstanding 2,897,712 shares (note 6)                                2,898
  Additional paid-in capital                                                      804,073
  Deficit accumulated during the development stage                               (319,435)
                                                                                ----------
    Total stockholders' equity                                                    487,536
                                                                                ----------
                                                                                $ 807,194
                                                                                ==========

                                NDSCo.Com, Inc.
                         (A Development Stage Company)
                            Statement of Operations
     For the period from inception (October 22, 1999) to December 31, 1999




Revenues                                                                        $     -

Operating expenses:
  Leased employee expense                                                         181,825
  Payroll taxes and employee benefits                                              30,305
  Travel expenses                                                                   9,944
  Telephone and internet expenses                                                   5,666
  Rent (note 4)                                                                    38,668
  Office expenses                                                                   2,547
  Legal and professional fees                                                      20,553
  Depreciation expense                                                             26,721
                                                                                ----------
    Total operating expenses                                                      316,229
                                                                                ----------
    Operating loss                                                               (316,229)

Net interest expense (note 4)                                                      (3,206)
                                                                                ----------
    Net loss before income taxes                                                 (319,435)

Income tax expense (note 3)                                                           -
                                                                                ----------
    Net loss                                                                    $(319,435)
                                                                                ==========









See accompanying notes to financial statements.

                                NDSCo.Com, Inc.
                         (A Development Stage Company)
                       Statement of Stockholders' Equity
     For the period from inception (October 22, 1999) to December 31, 1999

                                                                                        Deficit
                                                                                      accumulated
                                                                       Additional     during the        Total
                                                  Number                 paid-in      development   Stockholders'
                                                of Shares     Amount     capital         stage         Equity
                                                ---------     ------     --------     ----------     ----------
Balances at October 22, 1999                          -       $  -       $    -       $     -        $     -

  Shares issued under pre-incorporation
    agreement (note 6).                         2,000,000      2,000      554,971           -          556,971

  Proceeds from shares issued under
    pre-incorporation agreement (note 6).         897,712        898      249,102           -          250,000

  Net loss for the period from inception
    (October 22, 1999) to December 31, 1999           -          -            -        (319,435)      (319,435)
                                                ---------     ------     --------     ----------     ----------
Balances at December 31, 1999                   2,897,712     $2,898     $804,073     $(319,435)     $ 487,536
                                                =========     ======     ========     ==========     ==========







See accompanying notes to financial statements.

                                NDSCo.Com, Inc.
                         (A Development Stage Company)
                            Statement of Cash Flows
     For the period from inception (October 22, 1999) to December 31, 1999



Cash flows from operating activities:
  Net Loss                                                                      $(319,435)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                  26,721
    Net change in current assets and liabilities:
      Deposits                                                                       (165)
      Accounts payable                                                            145,544
      Accrued liabilities                                                          35,511
                                                                                ----------
        Net cash used in operating activities                                    (111,824)

Cash flows from investing activities:
  Purchase of equipment                                                           (12,250)
  Software development costs                                                     (170,384)
  Loan to Stockholder                                                             (10,000)
                                                                                ----------
        Net cash used in investing activities                                    (192,634)

Cash flows from financing activities:
  Proceeds from the sale of stock                                                 250,000
  Proceeds from stockholder advance                                                61,370
  Repayments of obligations under capital leases                                   (5,659)
                                                                                ----------
        Net cash provided by financing activities                                 305,711
                                                                                ----------
Net increase in cash and cash equivalents                                           1,253

Cash and cash equivalents at the beginning of the period                              -
                                                                                ----------
Cash and cash equivalents at the end of the year                                $   1,253
                                                                                ==========



See accompanying notes to financial statements.

                                NDSCo.Com, Inc.
                         (A Development Stage Company)
                      Statement of Cash Flows (continued)
     For the period from inception (October 22, 1999) to December 31, 1999



Cash paid during the period from inception (October 22, 1999)
  to December 31, 1999 for:
      Interest                                                                  $   1,723
      Income taxes                                                              $     -

Supplemental disclosures of noncash investing and financing activities (note 6):
    On October 22, 1999, the Company issued 2,000,000 shares of its $0.0001 par value common stock for various assets and liabilities. The stock was valued at $0.2785 per share. In conjunction with this transaction net assets and liabilities were assumed or transferred as follows:

      Computer Equipment                                                        $ 426,000
      Furniture under capital lease obligation                                     41,967
      Display booth under capital lease obligation                                 43,780
      Capitalized software                                                        128,000
      Capital lease obligations                                                   (82,776)
      Stock issued                                                               (556,971)















See accompanying notes to financial statements.

                                 NDSCO.COM, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements
               For the period from inception (October 22, 1999) to
                                December 31, 1999


(1) DESCRIPTION OF BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.   DESCRIPTION OF BUSINESS OPERATIONS

          NDSCo.Com, Inc. (the Company), based in Salt Lake City, Utah, is a pioneering provider of e-business products and solutions that use web-based technologies to achieve business-to-business objectives in the automobile industry. The Company utilizes a network of auto buying web sites that empower auto dealerships to research, finance, and purchase vehicles online. The Company also provides manufacturers the ability to list vehicles for sale to dealers in all parts of the country almost instantly from their own lots.

     b.   CASH AND CASH EQUIVALENTS

          Cash and cash equivalents consist of highly liquid investments with an original maturity to the Company of less than ninety days.

     c.   PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives.

          The estimated lives used in determining depreciation and amortization are:

               Computer equipment                             3     years
               Furniture and display booths                 5-7     years

          Equipment under capital leases are amortized over the lives of the respective leases or, for those leases which substantially transfer ownership, over the service lives of the assets. Amortization expense for capital leases is included with depreciation and amortization expense.

          The straight-line method of depreciation and amortization is followed for substantially all assets for financial reporting purposes. Certain assets are depreciated under accelerated methods for tax purposes.

                                 NDSCO.COM, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements
               For the period from inception (October 22, 1999) to
                                December 31, 1999



     d.   INTANGIBLE ASSETS

          All research and development costs incurred by the Company in the development of computer software are charged to expense until technological feasibility of the software is established. After technological feasibility has been established, software development costs are capitalized until the software is available for general release. Software development costs are recorded at the lower of its un-amortized historical cost or its estimated net realizable value. Software development costs are amortized on a product by product basis using the straight-line method over their estimated useful lives of three to five years. There was no amortization of software development costs for the period ending December 31, 1999.

          On an ongoing basis, management reviews the valuation and amortization of software development costs to determine possible impairment by comparing the carrying value to the discounted estimated future cash flows of the related business.

     e.   INCOME TAXES

          The Company accounts for income taxes under the asset and liability method, under which deferred taxes are determined based on the difference between the financial statement and the tax basis of the assets and liabilities using enacted tax rates in effect in the years in which the deferred tax assets or liabilities are expected to be paid or recovered. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

     f.   ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities

                                 NDSCO.COM, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements
               For the period from inception (October 22, 1999) to
                                December 31, 1999


          and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)  LIQUIDITY

     The Company is a "Development Stage Company", beginning business in a competitive market. During the period from inception (October 22, 1999) to December 31, 1999 the Company incurred at net loss of $312,093 and used cash from operating activities of $111,824. Management has implemented plans that it believes will return the Company to profitable operations and positive cash flows. In the opinion of management, the continued implementation of these plans will permit the Company to meet its operating and debt cash requirements, at least through the next fiscal year; however, the Company is subject to uncertainties over which management has limited control, any one of which could adversely affect the Company's operating cash flows, and thus create cash flow problems for the Company.

(3)  INCOME TAXES

     Net loss from operations before income taxes and related income tax expense for the period from inceptions (October 22, 1999) to December 31, 1999 was as follows:

          Net loss from continuing operations
            before income taxes                       $312,093

          Current:
            Federal                                   $    -
            State                                          -

          Deferred:
            Federal                                        -
            State                                          -
                                                      --------
               Total                                  $    -
                                                      ========

                                 NDSCO.COM, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements
               For the period from inception (October 22, 1999) to
                                December 31, 1999



     Differences between income taxes attributable to continuing operations at the statutory federal income tax rates and the Company's effective tax rate of 34% are as follows:

          Tax at federal statutory rate                        $(106,112)
          State income taxes, net of federal
            tax benefit                                          (12,484)
          Valuation allowance                                    118,596
                                                               ----------
               Total                                           $     -
                                                               ==========

          Effective income tax rate                                 00.0%

     Components of deferred income tax assets and liabilities at December 31, 1999 are as follows:

          Deferred tax asset:
            Net loss from operations                           $ 118,596

          Less valuation allowance                              (118,596)
                                                               ----------
               Net deferred tax asset                          $     -
                                                               ==========

     The company has net operating loss carry-forwards of approximately $312,000 for income tax purposes, which expire in 2019. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax assets, the Company will need to generate future taxable income of approximately $312,000 prior to the expiration of the net operating loss carry-forwards in 2019. Due to the uncertainty of the ultimate realization of the deferred tax assets, the Company has recorded a valuation allowance against these assets of $118,596 at December 31, 1999.

                                 NDSCO.COM, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements
               For the period from inception (October 22, 1999) to
                                December 31, 1999



(4)      LEASING ARRANGEMENTS

     The Company leases all of its office facilities under a non-cancelable operating lease. The lease is with a company controlled by an officer and director of the Company. The Company also leases certain of its property and equipment under capital leases.Future minimum lease payments under capital and non-cancelable operating leases as of December 31, 1999, are as follows:

                                           CAPITAL          OPERATING
                                           LEASES             LEASES
          Year ending December 31,
                 2000                      $ 57,238          $51,285
                 2001                        19,222            3,773
                 2002                        15,766              -
                 2003                        11,824              -
                 2004                           -                -
                 Thereafter                     -                -
                                           --------          -------
          Total minimum lease payments     $104,050           55,058

          Less amounts representing
          estimated executory costs           6,052

          Less amounts representing
          interest                           20,881
                                           --------
          Present value of net minimum
          capital lease payments             77,117

          Less current installments of
          obligations under capital lease    40,650
                                           --------
          Present value of net minimum
          lease payments                   $ 36,467
                                           ========

     Total rent expense under operating leases in 1999 was $38,668, of which $33,247 was under a lease with a company controlled by an officer and director of the Company.

                                 NDSCO.COM, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements
               For the period from inception (October 22, 1999) to
                                December 31, 1999



(5)  RELATED PARTY TRANSACTIONS

     An 8.0% unsecured loan in the amount of $10,000 was made to a shareholder and director in November 1999. The note carries a default interest rate of 10.0% and is due in January 2000.

     The Company was advanced $61,370 from a shareholder and director during the period ending December 31, 1999. The advance carries no interest rate and is due on demand.

(6)  COMMON STOCK

     On October 22, 1999 the Company issued 897,712 shares of its $.001 par value common stock for $250,000 cash ($0.2785 per share).

     On October 22, 1999 the Company issued 2,000,000 shares of its $.001 par value (valued at $556,971, based on a value of $0.2785 per share) to JK Technologies, Inc. for computer equipment, furniture, computer software, and lease obligations. Values were assigned to the various assets and liabilities based on their fair market values. The transaction has been accounted for using the purchase method of accounting.

     As of December 31, 1999, 2,000,000 of the issued and outstanding shares, were being held in an escrow account. Of those shares, 750,000 are to be delivered to the shareholder on January 22, 2000, 500,000 are to be delivered to the shareholder on October 22, 2000, and 750,000 shares are to be delivered to the shareholder on October 22, 2001. The escrow agreement allows the Company, at its option, to repurchase any of the shares remaining in the escrow account, if certain officers and directors are terminated by the Company for any reason prior to October 22, 2001, at a purchase price of $.2875 per share

On October 22, 1999 the Company has issued options to a shareholder and director to purchase 350,000 shares of common stock at a purchase price of $1.00 per share, an option to purchase 433,139 shares at a purchase price of $1.50, and an option to purchase 319,149 shares at a purchase price of $2.35 per share. The shares are exercisable on or before January 15, 2000, on or March 15, 2000, and on or before June 30, 2000, respectively.

                                 NDSCO.COM, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements
               For the period from inception (October 22, 1999) to
                                December 31, 1999



(7)  SUBSEQUENT EVENT

     On February 16, 2000, the Company signed a letter of intent to exchange all of its issued and outstanding stock for 1,175,000 shares of the common stock of an unrelated company. The agreement has a scheduled closing date of March 1, 2000.

AutoTradeCenter.com, Inc.
Pro forma Income Statement
For the Year Ended March 31, 2000
(Unaudited)


                                                      Historical Statements
                                         --------------------------------------------
                                         AutoTradeCenter.com, Inc.
                                                 3/31/00              NDSCo.012/31/99    Pro-forma Adjustments   Pro-forma Results

Net sales                                $             291,587                     -                       -      $         291,587
Cost of sales                                                -                     -                       -                      -
                                         -------------------------------------------------------------------------------------------
   Gross profit                                        291,587                     -                       -                291,587
                                         -------------------------------------------------------------------------------------------

Operating expenses:
   Salary                                               54,000                     -                       -
   Selling                                             241,065                     -                       -                241,065
   General and administrative                          559,468               289,508                       -                848,976
   Depreciation and amortization                       319,800                26,721                 186,919                533,440
                                         -------------------------------------------------------------------------------------------
     Total operating expenses                        1,174,333               316,229                 186,919              1,623,481
                                         -------------------------------------------------------------------------------------------

Loss from operations                                  (882,746)             (316,229)               (186,919)            (1,385,894)
                                         -------------------------------------------------------------------------------------------

Other income (expense):
   Interest expense-related party                      (63,456)               (3,206)                      -                (66,662)
                                         -------------------------------------------------------------------------------------------
     Total other income (expense) - net                (63,456)               (3,206)                      -                (66,662)
                                         -------------------------------------------------------------------------------------------

Net loss from continuing operations                   (946,202)             (319,435)                      -             (1,265,637)

   Loss from discontinued operations
     of land based segments                         (1,697,585)                    -                       -             (1,697,585)
                                         -------------------------------------------------------------------------------------------

Net loss before income taxes                        (2,643,787)             (319,435)                      -             (2,963,222)
                                         -------------------------------------------------------------------------------------------

Income tax (expense) benefit
   Continuing operations                                     -                     -                       -                      -
   Discontinued operations                              56,034                     -                       -                 56,034
                                         -------------------------------------------------------------------------------------------
                                                        56,034                     -                       -                 56,034
                                         -------------------------------------------------------------------------------------------

Net loss                                 $          (2,587,753)             (319,435)               (186,919)     $      (3,094,107)
                                         ===========================================================================================

Basic loss per share
   Continuing operations                 $               (0.04)                                                   $           (0.06)
   Discontinued operations               $               (0.08)                                                   $           (0.08)

Diluted loss per share
   Continuing operations                 $               (0.04)                                                   $           (0.06)
   Discontinued operations               $               (0.08)                                                   $           (0.08)

Weighted average shares outstanding for:
   Basic earnings per share                         21,638,671                                                           22,647,004
   Diluted earnings per share                       21,638,671                                                           22,647,004


AutoTradeCenter.com, Inc.
Notes to the Pro Forma Income Statement
For the Year Ended March 31, 2000



Note 1. Description of the Transaction

As of March 1, 2000, AutoTradeCenter.com, Inc. (the Company) acquired NDSCo.com (NDSCo.), a Utah Corporation by issuing to the shareholders of NDSCo. a total of 1,100,000 restricted shares of stock.

Note 2. Pro Forma Presentation


The Pro Forma presentation shows the estimated results of operations for the year ended March 31, 2000, had the entities been combined as of April 1, 1999. NDSCo. was formed as a corporation on October 22, 1999. The Pro Forma financial statements of NDSCo.'s operating results for the period January 1, 2000 through the date of acquisition on March 1, 2000 would not materially impact the Pro Forma financial statements and therefore have not been disclosed. The presentation does not include the effects of any increase in sales that may have resulted in the combination. The only Pro Forma adjustment made as a result of the combination is to add the amortization of goodwill acquired and amortized over ten years. No income tax benefit has been added as a valuation allowance has been recorded for the deferred tax asset relating to the loss carry forwards.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The expenses to be paid by the registrant in connection with the securities being registered are as follows:

         Securities and Exchange Commission filing fee........$   4,612.14
         Accounting fees and expenses.........................    5,000.00
         Blue sky fees and expenses...........................    1,000.00
         Legal fees and expenses..............................   20,000.00
         Transfer agent fees and expenses.....................    2,000.00
         Printing expenses....................................    2,000.00
         Miscellaneous expenses...............................    5,387.86
                                                              ------------

         Total................................................$  40,000.00
                                                              ============

      All amounts are estimates except the SEC filing fee. The Selling Stockholders will be bearing the cost of their own brokerage fees and commissions and their own legal and accounting fees.

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Arizona Business Corporation Act and Article 9 of the Registrant's Articles of Incorporation permit the Registrant to indemnify its officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in the corporation's best interests, not opposed to the corporation's best interests, or unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the officer or director was adjudged liable on the basis that he or she derived an improper personal benefit.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES

      Since the registrant's inception, it has issued and sold securities which were not registered under the Securities Act of 1933, as follows:

COMMON STOCK:

   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION

   8/97       Jeff Erskine, Mike Stuart, Mark       9,000,000 shares      $.003333 per share        $30,000 cash
              Moldenhauer, Joe Seaverns, Candy
             Seaverns, Victor Felice, and John
                          Carrante

   12/97     34 persons who were associates or      1,002,500 shares       $0.025 per share        $25,062.50 cash
             acquaintances of Mark Moldenhauer
              and who have previously invested
                  in this type of offering

2/98 - 3/99      Eastlane Trading Limited,       7,499,250 shares (and      Conversion of 6,750 shares of Series A
              Silhouette Investments Ltd., and    warrants to purchase                 Preferred Stock
                 Flagstone Automotive Inc.        1,499,850 shares at
                                                    $.25 per share)


                                      II-1


   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION

   6/98                   JBS, LLC                   266,667 shares        Purchase of goodwill valued at $.20 per
                                                                                            share

   8/98       Shareholders of Pinnacle Dealer        300,000 shares        These shares were issued in exchange for
                       Services, Inc.                                    the shares of Pinnacle Dealer Services, Inc.

   3/99            Shareholders of Walden           2,050,000 shares       These shares were issued in exchange for
                 Remarketing Services, Inc.                               the shares of Walden Remarketing Services,
                                                                                             Inc.

   3/99                   JBS, LLC                   266,667 shares        Purchase of goodwill valued at $.20 per
                                                                                            share

   4/99                M&A West, Inc.                100,000 shares         $2.00 per share         $200,000 cash

   7/99         Shareholders of Auto Network         500,000 shares        These shares were issued in exchange for
                   Group Northwest, Inc.                                 the shares of Auto Network Group Northwest,
                                                                                             Inc.

  11/99 -      Holders of Series B Preferred         543,515 shares        Conversion of 47,000 shares of Series B
   1/00                    Stock                                                       Preferred Stock

   12/99               Dennis Hecker                 314,475 shares         Payment of obligation in the amount of
                                                                                           $314,475

   2/00           Anthony & Company, Inc.            100,000 shares         $0.50 per share         $50,000 cash

   3/00       Shareholders of NDSCo.Com, Inc.       1,100,000 shares       These shares were issued in exchange for
                                                                                the shares of NDSCo.Com, Inc.

   3/00        Lloydminister Enterprises Inc.       5,000,000 shares       These shares were issued in exchange for
                                                                                  Lloydminister's shares of
                                                                                   BusinessTradeCenter.com

   3/00                Net Chemistry                 40,000 shares         These shares were issued as payment for
                                                                               software programming and systems
                                                                           development services valued at $120,000

   4/00            JRB AutoBrokers, L.P.             468,750 shares        Purchase of goodwill valued at $2.00 per
                                                                                            share

   4/00               Edward McCusker                232,500 shares          Compensation for management services

   5/00               Mark Moldenhauer              3,000,000 shares        Payment of obligation in the amount of
                                                                                          $300,000.

   8/00                   JBS, LLC                   266,666 shares        Purchase of goodwill valued at $.20 per
                                                                                            share

   9/00         Anthony D. and Kelly Cupini          61,825 shares       Compensation due under Finders Agreement to
                   John A. and Lucia Brda            42,858 shares        Anthony & Company, Inc. in connection with
                                                                          offering of Series C and D Preferred Stock
                                                                                         (see below)

   10/00            DeJong & Associates              30,000 shares                Compensation for services


   04/01           18 accredited investors          6,612,016 shares      $0.25 per share                 $1,653,004




      No underwriters were used in the above transactions. The registrant relied upon the exemption from registration contained in Section 4(2) as to all of the transactions except for the sale of shares in December 1997, the conversion of the Series A Preferred Stock, and the purchase of shares by M&A West, Inc. With regard to the transactions made in reliance on the exemption contained in
Section 4(2), the purchasers were deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in the registrant's business. Restrictive legends were placed on the stock certificates evidencing the shares issued in the Section 4(2) transactions.

SERIES A PREFERRED STOCK:


   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION

   2/98           Eastlane Trading Limited            6,750 shares          $100 per share          $675,000 cash

      No underwriters were used in the above transaction. The registrant relied upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933. The purchaser was deemed to be sophisticated with respect to this investment in securities of the registrant by virtue of its financial condition and previous investment experience. A restrictive legend was placed on the stock certificates evidencing the Series A Preferred Stock.

SERIES B PREFERRED STOCK:

   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION

  11/98 -    3 accredited and 1  non-accredited      47,000 shares           $10 per share          $470,000 cash
   12/98     investors

      The registrant entered into a Consulting Agreement with Anthony & Company, Inc. dba Anthony Advisors (the "Consultant"). Under the terms of the Consulting Agreement, the registrant appointed the Consultant as its exclusive agent for the purpose of introducing to the registrant persons interested in investing in the Series B Preferred Stock. The Consultant was not authorized to negotiate the terms of the transaction with any introduced investor on behalf of the registrant or to execute the transaction on behalf of the registrant. For its services, the registrant paid the Consultant a fee of $82,720 and warrants to purchase up to 100,000 shares of the registrant's Common Stock at $.50 per share. The registrant relied upon the exemption from registration contained in Rule 506 of Regulation D.

SERIES C PREFERRED STOCK AND SERIES D PREFERRED STOCK:

   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION

   2/99      22 accredited investors                21,216 shares of        $100 per share         $5,200,000 cash
                                                   Series C Preferred
                                                    Stock and 31,824
                                                   shares of Series D
                                                    Preferred Stock

      The registrant entered into a Finder Agreement with Anthony & Company, Inc. dba Anthony Advisors ("Anthony"). Under the terms of the Finder Agreement, the registrant engaged Anthony for the purpose of introducing to the registrant persons interested in investing in the Series C and D Preferred Stock. Anthony was not authorized to negotiate the terms of the transaction with any introduced investor on behalf of the registrant or to execute the transaction on behalf of the registrant. For its services, the registrant agreed to pay Anthony a fee of $250,000 and issue 107,143 shares of the registrant's Common Stock. The registrant also engaged the services of Cardinal Securities, LLC and paid fees of $165,000 and Cardinal's legal fees of $7,500 for its services in connection with the offering. In addition, the registrant also agreed to grant warrants to Cardinal to purchase up to 55,000 shares of common stock at a price of $5.40 per share. The registrant relied upon the exemption from registration contained in Rule 506 of Regulation D.

ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a) The following documents are filed as exhibits to this registration statement:

 REGULATION S-K
     NUMBER        DOCUMENT
       2.1         Agreement  and Plan of  Reorganization  between Auto Network  Group,  Inc. and Walden  Remarketing
                   Services, Inc. (1)
       2.2         Agreement  Concerning  the  Exchange of Common  Stock  Between  AutoTradeCenter.com  Inc. and Auto
                   Network Group of Northwest, Inc. (1)
       2.3         Stock for Stock Agreement with Automotive  Disposition  Management Services,  Inc., dated December
                   29, 2000 (6)


                                      II-3



 REGULATION S-K
     NUMBER        DOCUMENT
       3.1         Articles of Incorporation, as amended (1)
       3.2         Bylaws (1)
       4.1         Statement Pursuant To Section 10-602 of The Arizona Business  Corporation Act of Auto Network USA,
                   Inc. Regarding Series A Preferred Stock (1)
       4.2         Statement Pursuant To Section 10-602 of The Arizona Business  Corporation Act of Auto Network USA,
                   Inc. Regarding Series B Preferred Stock (1)
       4.3         Warrant to Purchase Common Stock Issued to Anthony & Company, Inc. (1)
       4.4         Statement   Pursuant   to   Section   10-602  of  The   Arizona   Business   Corporation   Act  of
                   AutoTradeCenter.com Inc. Regarding Series C Preferred Stock (3)
       4.5         Statement   Pursuant   to   Section   10-602  of  The   Arizona   Business   Corporation   Act  of
                   AutoTradeCenter.com Inc. Regarding Series D Preferred Stock (3)

       5.1         Opinion regarding legality(3)

      10.1         Stock Option Plan (1)
      10.2         Evelyn Felice loan documents (1)
      10.3         Mark Moldenhauer loan documents (1)
      10.4         Pinnacle Financial Corporation loan documents (1)
      10.5         Eastlane Trading Limited loan documents (1)
      10.6         Norwest Bank loan documents (1)
      10.7         Mike and Debbie Stuart loan documents (1)
      10.8         Purchase of Goodwill Agreement with JBS, LLC (1)
      10.9         Promissory Notes used for acquisition of Walden Remarketing Services, Inc.  (1)
     10.10         Consulting Agreement with Dennis E. Hecker dated April 20, 1999 (1)
     10.11         Non-Qualified Stock Option Agreement with Dennis E. Hecker dated April 20, 1999 (1)
     10.12         Sample "Work for Hire Agreement" (1)
     10.13         Agreement with Auction Finance Group, Inc. (1)
     10.14         Purchase  Agreement with Lloydminister  Enterprises Inc. and Kindersley  Holdings Inc. dated March
                   23, 2000 (2)
     10.15         Amended and Restated Secured Promissory Note dated March 31, 2000 to Mark Moldenhauer (3)
     10.16         Amended  and  Restated  Secured  Promissory  Note  dated  March  31,  2000 to  Pinnacle  Financial
                   Corporation (3)
     10.17         Loan Extension from Wells Fargo Business Credit, Inc. (3)
     10.18         Agreement with American Honda Finance (3)(4)
     10.19         Extension and Exchange Agreement with Pinnacle Financial Corporation dated December 29, 2000 (6)
     10.20         Motor Vehicle Remarketing  Agreement with American Suzuki Motor Corporation dated January 10, 2001
                   (4)
     10.21         Letter agreement with Sutro & Co. Incorporated dated October 11, 2000 (3)
     10.22         First Amendment to Motor Vehicle Remarketing Agreement with American Honda Finance Corporation (4)
     10.23         Secured Promissory Note to Mark Moldenhauer dated December 29, 2000 (3)
        21         Subsidiaries of the registrant  (3)
      23.1         Consent of Neff & Ricci, LLP
      23.2         Consent of Price Kong & Company, P.A.
      23.3         Consent of Joseph B. Glass CPA, PC
      23.4         Consent of Dill Dill Carr  Stonbraker & Hutchings,  P.C.  (incorporated  by reference into Exhibit
                   5.1)
---------------

(1)<F1>  Incorporated  by  reference  to the  exhibits  filed to the  registration  statement on Form S-1 (File No.
         333-78659).
(2)<F2>  Incorporated  by reference to the  exhibits  filed to the current  report on Form 8-K dated March 23, 2000
         (File No. 333-78659).
(3)<F3>  Filed previously.


                                      II-4



(4)<F4>  Portions of this exhibit have been omitted pursuant to a request for confidential treatment.
(5)<F5>  Incorporated  by  reference  to the exhibits  filed to the  quarterly  report on Form 10-Q for the quarter ended September 30, 2000.
(6)<F6>  Incorporated  by  reference  to the exhibits  filed to the current  report on Form 8-K dated  December 29,
         2000 (File No. 333-78659).


      (b) The following financial statement schedules are filed with this registration statement: None

ITEM 17.          UNDERTAKINGS

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 14, 2001. date

                                        AUTOTRADECENTER.COM INC.



                                        By: /s/ ROGER L. BUTTERWICK
                                           ------------------------------------
                                           Roger L. Butterwick, President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                TITLE                                  DATE

                                        President, Treasurer and a director
/s/ Roger L. Butterwick                 (Principal Executive Officer)           May 14, 2001
------------------------------------                                            ----------------
Roger L. Butterwick



                                        Vice President, Secretary and a
/s/ John E. Rowlett                     Director                                May 14, 2001
------------------------------------                                            ----------------
John E. Rowlett




                                        Chief Financial Officer (Principal
/s/ Michael H. Feinstein                Financial and Accounting Officer)       May 11, 2001
------------------------------------                                            ----------------
Michael H. Feinstein


/s/ John Houck                          Director                                May 14, 2001
------------------------------------                                            ----------------
John Houck


                                        Director
------------------------------------                                            ----------------
James Kaiser


/s/ David Livingston                    Director                                May 14, 2001
------------------------------------                                            ----------------
David Livingston


/s/ R. Gary McCauley                    Director                                May 11, 2001
------------------------------------                                            ----------------
R. Gary McCauley


/s/ L. David Sikes                      Director                                May 11, 2001
------------------------------------                                            ----------------
L. David Sikes



/s/ A. Marvin Strait                    Director                                May 11, 2001
------------------------------------                                            ----------------
A. Marvin Strait




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